REACHING FURTHER

NOTICE OF ANNUAL MEETING
PROXY CIRCULAR
2018

CP

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

You’re invited to our 2018 annual meeting of

shareholders if you held common shares of

Canadian Pacific Railway Limited (CP) at the close

of business on March 15, 2018.

When Wednesday, May 10, 2018 9:00 a.m. (Mountain Daylight Time) Calgary, Alberta T2C 4X9	Where CP Head Office Royal Canadian Pacific Pavilion 7550 Ogden Dale Road S.E. Calgary, Alberta T2C 4X9

We will cover five items of business:

1.	Receive the audited consolidated financial statements for the year ended December 31, 2017
2.	Appoint the auditor
3.	Have a say on executive pay at CP
4.	Elect directors
5.	Consider other business that may properly come before the meeting.

We look forward to seeing you on May 10, 2018.

/s/ Jeffrey Ellis

Jeffrey Ellis

Corporate Secretary

Calgary, Alberta

March 15, 2018

2018 MANAGEMENT PROXY CIRCULAR

This proxy circular includes important information about our 2018 annual meeting of shareholders and the items you will be voting on.

Please take some time to read the executive summary and the more detailed discussions about governance at CP and our executive compensation program, including 2017 performance and decisions about executive pay for the year.

Where to find it

1.1 MESSAGE FROM THE CHAIRMAN OF THE BOARD

Fellow shareholders:

On behalf of the Board of Directors, I am pleased to invite you to CP’s 2018 annual meeting of shareholders at 9:00 a.m. Mountain Daylight Time on Thursday, May 10, 2018. The meeting will be held at the Royal Canadian Pacific Pavilion located at CP’s head office, 7550 Ogden Dale Road S.E., Calgary, Alberta.

At the meeting you will vote on several items of business, including the election of directors and the “say on pay” advisory vote on executive compensation. This proxy circular contains important information. Be sure to take some time to read it before you decide how to vote your shares.

Seamless leadership transition

On January 31, 2017, legendary railroader E. Hunter Harrison retired from his role as Chief Executive officer of CP. In what may be described as textbook succession planning, the Board appointed Keith Creel as President and CEO effective January 31, 2017. Keith is one of the most highly regarded railroaders in North America and a preeminent leader in the industry. He worked with Hunter for over two decades and has, since taking the helm, leveraged his

Andrew F. Reardon Chairman of the Board
skills and experience to lead CP into the next stage of our development, building a strong foundation for sustainable long-term growth through our enhanced service offering, developing the strongest team of professional railroaders in the industry and further strengthening relationships with CP’s customers. Keith’s appointment as President and CEO was an integral part of our succession plan and his ability to maintain operational gains, while capitalizing on growth opportunities in a disciplined and thoughtful manner, is a testament to his accumulated knowledge and commitment to the principles of precision scheduled railroading.

Engaging with our shareholders

During 2016 and continuing throughout 2017 and into 2018, our Board initiated an extensive formal shareholder engagement program with the goal of hearing and understanding the concerns of our shareholders. I, together with other members of the Board and CP senior management, have met with shareholders across North America to hear their concerns face-to-face on the issues that concern us all, including succession planning, executive compensation, Board diversity and environmental, social and governance (ESG) reporting. We listened and, as a result of those meetings, CP has made changes to address our shareholders’ concerns.

Your Board is committed to engaging with shareholders face-to-face on a continual basis. This is your company. As stewards of your investment, we want your input. In addition to participating in meetings with members of our Board, you may also contact me through the Office of the Corporate Secretary at CP.

Excellence in execution

2017 was a record breaking year by nearly every financial performance measure. A disciplined growth strategy combined with the fundamentals of precision railroading produced full-year diluted earnings per share (EPS) of $16.44, up 55 percent from $10.63 and full-year adjusted diluted EPS of $11.39(1), an increase of 11 percent from $10.29. The full-year reported operating ratio was 57.4% and adjusted operating ratio 58.2%(1) – an all-time record for the company. In the area of safety, CP’s performance in 2017 was also stellar. Our personal injury rate improved by 1% and train accident frequency decreased 12% to a new all-time low, making 2017 the 12th consecutive year that we have led the industry on this key safety metric.

2018 MANAGEMENT PROXY CIRCULAR  3

CP continued to invest significantly in its capital program with an overall investment of C$1.34 billion in 2017, an increase of 14% from 2016, while maintaining its strong commitment to shareholders by returning C$691 million through share buybacks and dividends. We increased our dividend by 12.5% from $0.50 to $0.5625 per common share, in addition to the 43% increase in 2016.

Our Board has the same expectation of excellence at the Board level as it does with respect to management. This Board is continually evaluating itself to ensure that it continues to exceed the standards of good governance and that its members are able to function efficiently and effectively with each other and with management. Where additional directors have been added in the past years, those appointments have been made in order to enhance the skills and experiences of the Board, but never at the cost of CP’s high corporate governance standards. In 2017, CP welcomed Gordon Trafton to the Board. His extensive and unique business experience, in particular as a former railway executive, with expertise in executive leadership, risk management, strategic oversight and governance, have been invaluable. You can read about this year’s director nominees beginning on page 20.

On behalf of the Board, I would like to acknowledge the valuable contributions of Bill Fatt, who stepped down in November due to health reasons. Bill was appointed to the Board in 2016 and in his short time on the Board provided exemplary leadership as chair of CP’s finance committee and as a member of the audit committee. On behalf of the Board, I want to thank Bill for his outstanding contribution to CP. His wisdom and guidance during his tenure on the Board have been immeasurable and will be truly missed.

We thank you for your continued confidence in CP and look forward to seeing you at the meeting on May 10, 2018. Please remember to vote your shares.

Sincerely,

/s/ Andrew F. Reardon

Andrew F. Reardon

Chairman of the Board

(1)	Adjusted diluted earnings per share, Adjusted Operating Income and Adjusted Operating Ratio are non-GAAP measures. For a full description and reconciliation of Non-GAAP measures see CP’s Form 10-K at www.cpr.ca.

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1.2 MESSAGE FROM THE CHAIR OF THE MANAGEMENT RESOURCES AND COMPENSATION COMMITTEE

Dear fellow shareholders,

The management resources and compensation committee is focused on making sure that executive compensation at CP pays for performance and aligns management’s interests with our business strategy and the interests of our shareholders. This, along with succession planning, has been our biggest priority over the past two years.

At our 2017 annual meeting, 71.11% of the votes were for our approach to executive pay, which was an indication from shareholders that we are making good progress.

We narrowly failed our say-on-pay advisory vote in 2016 with 49.9% of votes in favour, and spent a good portion of that year meeting with shareholders to hear their concerns first-hand, provide more information about our executive compensation program and solicit their feedback. In 2016, we met in person with 16 of our largest shareholders who represented approximately 30% of our outstanding shares as well as shareholder advocacy groups and proxy advisory firms. Andrew Reardon, Chairman of the Board, led these meetings. I participated in every meeting, along with representatives from management.

We continued our engagement efforts in 2017, communicating the changes that had been made and soliciting additional feedback. In 2017, we met in person or by telephone with 30 institutional shareholders who represented approximately 40% of our outstanding shares, some of which were a follow-up to our meetings in 2016, as well as shareholder advocacy groups and proxy advisory firms. These meetings were led by the Chairman of the Board. The chair of the corporate governance and nominating committee or myself also attended, as well as representatives from senior management. I am pleased to say that the changes we made to the executive compensation program and practices in 2017 were well received and no new compensation issues or concerns were raised (you can read more about shareholder engagement generally on page 80).

Shareholders raised several concerns in 2016 and we responded by making a number of changes to CP’s executive compensation program and announced them in last year’s proxy statement. All of these changes were implemented in 2017 and are summarized as follows:

What we heard	How we responded		Where to find more information
1. Shareholders would like to see our compensation plans evolve as we grow	✓	Amended the measures for the short-term and long-term incentive plans for 2017	page 36
	✓	Designed the compensation package for incoming CEO, Keith Creel, to be in line with the market and our peers	page 50
	✓	Modified CEO perquisites, eliminating tax equalization and restricting the use of the corporate jet	page 64
	✓	Shortened the term of options from 10 years to 7 years	page 44
2. Shareholders want better correlation between pay and long-term corporate performance	✓	Removed operating ratio as a long-term incentive plan measure, and increased the weightings of Return on Invested Capital (ROIC) and Total Shareholder Return (TSR)	page 43
	✓	Increased the proportion of performance-based awards in the long-term incentive plan from 50% to 60%, and reduced the proportion of stock options from 50% to 40%	page 41
	✓	Introduced performance stock options into Keith Creel’s compensation package as incoming CEO	page 44
3. Shareholders want greater transparency and disclosure on changes to performance measures	✓	Improved our disclosure and included explanations of the incentive plan changes and the rationale for the decisions	page 6 and 7
4. Shareholders would like to see safety and other operational measures formally incorporated into executive compensation	✓	Added a safety measure to the short-term incentive plan	page 39
	✓	Added an operating measure to the short-term incentive plan	page 39
5. Shareholders felt that the individual component of the CEO’s bonus should not exceed the corporate performance result	✓	Capped the individual performance rating for the CEO at the corporate performance factor	page 40

2018 MANAGEMENT PROXY CIRCULAR  5

What we heard	How we responded		Where to find more information
6. Shareholders raised concerns with respect to transition awards and disclosure for departing executives	✓	Former CEO, Hunter Harrison, who left CP five months ahead of schedule, forfeited approximately $122.9 million of compensation, reflecting the value of his CN pension that we replaced and the value of in-the-money equity incentive awards. He also did not receive a long-term incentive award for 2017 and his $3.9 million (US$3 million) post-retirement consulting agreement with CP that was to start at the end of June 2017 became null and void.	page 62

2017 compensation

CP delivered record financial and safety performance in 2017. A growing top line, coupled with disciplined cost control, produced record financial results. Train accident frequency decreased by 12 percent (to a new all-time low), making 2017 the 12th consecutive year that CP has led the industry on this key safety metric.

This year’s decisions about executive pay and the program changes we made for 2017 are directly linked to performance.

2017 short-term incentive plan

The short-term incentive plan rewards executives for achieving pre-determined corporate and individual performance objectives that are tied directly to CP’s strategy and operational requirements.

Starting in 2017, the corporate performance result is based on improving revenue growth in a cost-effective manner. We are using both financial and non-financial measures to create a balanced approach to performance assessment. Payouts range from 0% to 200% of target for each performance measure, with pre-defined levels for threshold, target and exceptional performance.

2017 corporate performance was assessed against four measures — operating ratio, operating income, safety and operating performance — and resulted in a corporate performance result of 138%. The table below sets out the changes we made to the plan measures in 2017. The results are above target for three of the measures, however, there is no payout for the operating measure because performance was below threshold.

Performance measure	2016 STIP		New in 2017 STIP	Why we made the change	Target (100%)	2017 STIP result	2017 score
Financial measures
STIP Operating ratio Operating expenses divided by total revenues	50%	>	40%	• Continues our focus on driving down costs while focusing on our growth strategy	57.25%	57.1%	137%
STIP Operating income Total revenues less operating expenses	25%	>	40%	• Highlights the importance of revenue growth to our strategy	$2,745	$2,816	159%
Free cash flow Cash from operating activities less cash used in investing activities	25%	>	0%

•  Replaced by safety and operating measures

•  This measure can be volatile from year to year due to timing and quantum of land sales, tax payments and capital investments. The weighting of ROIC was increased as a long-term measure to ensure we deploy free cash flow in a responsible manner

Safety measure (new)
Safety FRA defines train accident frequency as train accidents per 1 million train miles	0%	>	10%	• New safety metric helps create a more balanced scorecard • Safety measure pays out at maximum only if we achieve the stretch target and remain the best in the industry	1.19	0.99	200%
Operating measure (new)
Operating performance Train speed is defined as total train hours divided by total train miles, excluding bulk, passenger and local trains	0%	>	10%	• New operating metric helps create a more balanced scorecard • Train speed is a measure for improved asset utilization and delivery times, leading to enhanced customer experience • Train speed is an interim measure that will be replaced by Trip Plan compliance in 2018	24	23.4	0%
2017 Corporate performance factor							138%

The corporate score, combined with the individual performance scores, resulted in an annual cash bonus of $2,419,292 for the President and CEO and an average of $475,052 for the other named executives. You can read more about short-term incentive and the 2017 performance assessment beginning on page 37.

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EXECUTIVE SUMMARY 1.2 COMMITTEE CHAIR’S MESSAGE

2017 long-term incentive plan

Our long-term incentive plan includes:

•	performance share units (PSUs) (60%) — focus executives on medium-term goals over a three-year performance period

•	stock options (40%) — focus executives on generating long-term shareholder value.

Long-term incentive awards were granted to the named executives in early 2017 based on a percentage of base salary, several external factors, including the practices of our compensation comparator group and external market data, as well as internal factors such as executive retention, dilution impact and long-term value creation. You can find the dollar value of the awards and details about the allocation of PSUs and stock options beginning on page 42.

We increased the weighting of PSUs to 60% (from 50%) to tie more compensation directly to our performance and reduced the term for options to seven years from 10. Option awards continue to vest 25% each year over four years beginning on the first anniversary of the grant.

The new performance measures and weightings for the 2017 PSU awards are set out below. Payouts range from 0% to 200% of target for each performance measure, with pre-defined levels for threshold, target and exceptional performance.

Measure	2016 LTIP		New in 2017 LTIP	Why we made the change
PSU final year operating ratio Operating expenses divided by total revenues	60%	>	0%

•  Eliminated operating ratio as a measure because executives successfully drove down costs during the turnaround and to remove the overlap with the short-term incentive plan

•  Increased the weighting of return on invested capital because it is a more appropriate long-term measure as we focus on growth

PSU three-year average return on invested capital (ROIC) Net operating profit after tax divided by average invested capital	20%	>	60%	• Increased the weighting significantly to focus executives on the effective use of capital as we grow
Total shareholder return Compound average growth rate (“CAGR”) compared to the S&P/TSX Capped Industrial Index	10%	>	20%

•  Increased the weighting to align with shareholder interests

•  Compares our TSR to the S&P/TSX Capped Industrial Index which represents a range of Canadian industrial investment alternatives rather than the broader S&P/TSX60 as was done in 2016

Total shareholder return CAGR compared to the S&P 1500 Road and Rail Index	10%	>	20%

•  Increased the weighting to align with shareholder interests

•  Compares our TSR to the S&P1500 Road and Rail Index which represents a broad range of transportation peers rather than the narrow group of publicly traded Class 1 peers as was done in 2016

CEO performance stock options

As disclosed in last year’s proxy statement, when Keith Creel became CEO on January 31, 2017, he received a special upfront grant of performance stock options, designed to motivate strong CEO performance, build his equity ownership and retain him during a period of significant change in the railroad industry. To make the upfront grant, the Committee reduced his target long-term incentive award to 400% of salary for the next five years (from the market median of 500% among the Class 1 railroads), and used the difference (5 years x 100%) to make the award, which was allocated 100% to performance stock options.

The options will cliff vest on February 1, 2022 based on our five-year TSR relative to two equally weighted measures: the S&P/TSX Capped Industrials Index and S&P 1500 Road and Rail Index. You can read about the vesting and performance conditions on page 44.

2018 MANAGEMENT PROXY CIRCULAR  7

Payout of 2015 PSU awards

Performance share units granted to the named executives in January 2015 vested on December 31, 2017 based on performance for the period January 1, 2015 to December 31, 2017. A strong operating ratio and average return on invested capital resulted in a PSU performance factor of 160%. Our three-year relative TSR was below threshold, resulting in a zero payout on the two TSR measures.

PSU measures	Target (100%)	2017 result	Weighting	PSU performance factor
PSU Operating ratio Operating expenses divided by total revenues	62%	57.1%	50%	200%
PSU 2015 to 2017 average ROIC Net operating profit after tax divided by average invested capital	14%	15.1%	30%	200%
Total shareholder return Three-year CAGR relative to the S&P/TSX 60 Index	1%	-5.6%	10%	0%
Total shareholder return Ranking at the end of the three years relative to Class 1 Railroads	3	5	10%	0%
PSU performance factor				160%

The named executives received a payout of 160% on the awards granted. You can read more about the performance assessment and the actual payout values beginning on page 47.

About CEO pay

We signed a new employment agreement with Keith Creel effective January 31, 2017, which sets out the terms of his compensation as CEO. This agreement was designed to put his total compensation more in line with the market median, does not include tax equalization and limits his use of the corporate aircraft.

Keith Creel is one of the most highly regarded railroaders in North America. The rail industry is in a period of significant change at the executive level and as other railroads look to recruit key executive talent, the Board needs to ensure that Mr. Creel has a compensation package that rewards his performance and acknowledges his expertise in order to ensure his retention during this key period.

The upfront grant of performance stock options, described above, made to Mr. Creel upon becoming CEO was designed to have maximum effect and is directly linked to building shareholder value. We mitigated the cost impact of this grant by reducing his annual target long term incentive award to 400%, which is below the market median.

Linking pay to shareholder value

We believe that using a significant portion of variable or at-risk pay can motivate strong performance and yield significant rewards.

92% of Mr. Creel’s pay for 2017 was variable or at risk, and a significant portion tied to the value of our shares, aligning his compensation with shareholder interests.

The graph on the next page shows the average compensation granted to Mr. Creel from 2015 to 2017 (as disclosed in our summary compensation table) and the realized and realizable value at December 31, 2017.

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EXECUTIVE SUMMARY 1.2 COMMITTEE CHAIR’S MESSAGE

The realized and realizable pay in the past three years is moderately higher than the compensation granted. This growth is reasonable given the increase in our share price over the period, reinforcing the pay for performance design of our compensation plans.

Motivating the team

Mr. Creel has built and continues to build a strong and qualified team to help execute our growth strategy and position CP for greater success.

We recognize the importance of maintaining a compensation program that motivates the executive team, retains them and keeps them excited about staying with CP.

Changes in 2018

Starting in 2018 we will use trip plan compliance rather than train speed as the operating measure under the short-term incentive plan.

Trip plan compliance has become CP’s cornerstone operating principle. It aligns our service plan and actions with actual customer expectations by improving efficiencies and reliability.

Through trip plan compliance, CP is generating superior service that is consistent and aligned with market requirements, while controlling costs through improved efficiencies. Our previous measure, train speed, which measures the movement time of trains from origin to destination, was used as an interim measure for trip plan compliance in 2017 as we refined our processes and gathered enough historical data to reliably and consistently measure trip plan compliance as a compensation measure.

The Committee and management believe this is an important change because train speed is only a component of trip plan compliance whereas trip plan compliance sets the standard of performance and represents our commitment to our customers.

The Committee continues to review CP’s executive compensation program against the market and best practices and is committed to responding to CP’s changing needs as it grows and evolves its strategy. We are confident that the changes we implemented in 2017 and plan for 2018 align our compensation practices with CP’s focus on growth and address the feedback we received.

Everyone at CP is committed to earning your trust and confidence. We welcome your comments and feedback at any time.

Sincerely,

/s/ Isabelle Courville

Isabelle Courville

Chair, Management Resources and Compensation Committee

Notes:

Summary compensation table: average of salary earned, actual cash bonus received, and long-term incentives granted (using the grant date fair value from 2015 to 2017 as disclosed in the summary compensation table on page 62). The compensation figures have been converted to Canadian dollars using the following average exchange rates: $1.2787 for 2015, $1.3248 for 2016 and $1.2986 for 2017.

Realized and realizable: average of salary earned, actual cash bonus received, the value of long-term incentive awards that have vested or been exercised, and the estimated current value of unvested long-term incentive awards granted from 2015 to 2017:

•  vested PSUs and stock options are valued at the time of vesting or exercise

•  the value of vested 2015 PSUs payable in February 2018 was calculated using the 30-day average trading price of our shares prior to December 31, 2017 of US$176.56 on the NYSE with a performance multiplier of 1.6 and includes dividends earned up to the payment date

•  the value of unvested 2016 and 2017 PSU’s are based on the closing price of our shares on December 29, 2017 of US$182.76 on the NYSE with a performance multiplier of 1.0. PSUs include reinvestment of additional units received as dividend equivalents

•  the value of unvested/unexercised stock options is based on the closing price of our shares on December 29, 2017 of US$182.76 on the NYSE

•  the compensation figures for salary earned and actual bonus received have been converted to Canadian dollars using the following average exchange rates: $1.2787 for 2015, $1.3248 for 2016 and $1.2986 for 2017.

•  the value of any realized and realizable PSUs and Options have been converted into Canadian dollars using the 2017 year-end exchange rate of $1.2545

2018 MANAGEMENT PROXY CIRCULAR  9

1.3 PROXY HIGHLIGHTS

You are entitled to attend and vote at our 2018 annual meeting of shareholders if you held CP common shares at the close of business on March 15, 2018.

2018 Meeting details

When

Wednesday, May 10, 2018
9:00 a.m. (Mountain
Daylight Time)

Where

CP Head Office

Royal Canadian Pacific

Pavilion

7550 Ogden Dale Road S.E.

Calgary, Alberta T2C 4X9

Meeting materials are being
mailed to shareholders on or
about April 3, 2018

Business of the meeting	For more Information

1. Receive the audited consolidated financial statements for the year ended December  31, 2017

The audited consolidated financial statements are included in our 2017 annual report, available on our website (www.cpr.ca)

page 15
2. Appoint the auditor Deloitte LLP has served as our auditor for over five years. The Board recommends you vote FOR the appointment of Deloitte LLP as our auditor.	page 15

3. Have a say on executive pay (advisory vote)

We believe in pay for performance and have made several changes to our compensation program based on shareholder input and feedback.

The Board recommends you vote FOR our approach to executive compensation.

pages 16 and 27
4. Elect directors You will elect nine directors to our Board this year. Each is qualified, experienced and committed to serving on the Board. The Board recommends you vote FOR each nominee.	page 17

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EXECUTIVE SUMMARY 1.3 PROXY HIGHLIGHTS

Governance highlights

Our directors must have a mix of core skills and experience:

industry knowledge	financial and accounting expertise	strategic planning

Board stats

Average age: 59

Average tenure: 3 years

Diversity: 44% women, 56% men

No Board interlocks

Key governance policies

and practices

•  Code of business conduct and ethics

•  Majority voting policy

•  Advance notice by-law

•  Shareholder engagement

•  Orientation and continuing
education

•  Board assessment process

human resources	executive compensation experience	risk management

Our 2018 nominated directors

Name	Age	Director since	Position	Independent	Committee memberships	2017 meeting attendance	2017 voting result	Other public company Boards
Andrew Reardon	72	May 2013	Retired Chairman and CEO TTX Company	Yes	Audit Corporate governance and nominating Finance Management resources and compensation	100%	99.20% for	–
John Baird	48	May 2015	Senior Advisor Bennett Jones LLP Former Minister of Transport and Infrastructure Canada	Yes	Corporate governance and nominating Management resources and compensation	100%	97.94% for	2
Isabelle Courville	55	May 2013	Chair of the Board Laurentian Bank of Canada	Yes	Management resources and compensation (chair) Corporate governance and nominating	100%	94.94% for	3
Keith Creel	49	May 2015	President and CEO CP	No	–	100%	99.61% for	–
Jill Denham	57	Sept 2016	Chair of the Board Morneau Shepell Inc.	Yes	Audit Finance	100%	99.30% for	3
Rebecca MacDonald	64	May 2012	Executive Chair Just Energy Group Inc.	Yes	Corporate governance and nominating (chair) Management resources and compensation	100%	97.60% for	1
Matthew Paull	66	Jan 2016	Former Senior Executive Vice President and CFO McDonald’s Corporation	Yes	Finance (chair) Management resources and compensation	100%	98.96% for	3
Jane Peverett	59	Dec 2016	Former President and CEO BC Transmission Corporation	Yes	Audit (chair) Finance	100%	99.31% for	3
Gordon Trafton	64	Jan 2017	Former Senior Vice President Canadian National Railway	Yes	Corporate governance and nominating Management resources and compensation	100%	99.16% for	–

You can read more about each nominated director in the profiles beginning on page 20 and the skills matrix on page 86.

2018 MANAGEMENT PROXY CIRCULAR  11

Compensation highlights

Our executive compensation program is designed to pay for performance and to align management’s interests with our business strategy and the interests of our shareholders.

performance targets support our-strategy	emphasis on financial, safety and operating measures	focus on building shareholder value

Key compensation governance policies and practices

•  Pay for performance philosophy

•  Align with shareholder interests

•  Share ownership requirements

•  Performance-based vesting

•  Caps on incentive plan payouts

•  Independent advice from an external consultant

•  Shareholder engagement program

•  Clawback policy

direct link between pay and performance	majority of executive pay is at risk	executives are also CP shareholders

We made several changes to our executive compensation program for 2017, which you can read about in the message from the chair of the management resources and compensation committee beginning on page 5.

2017 compensation

The table below shows the total direct compensation awarded to the named executives for 2017.

		At-risk pay
($ thousands)			Long-term incentive awards
	Base salary	Short-term incentive	Performance share units	Stock options	Deferred share units	Total direct compensation	% at risk
Keith E. Creel President and Chief Executive Officer	$1,437	$2,419	$4,408	$10,517	–	$18,781	92%
Nadeem S. Velani Executive Vice-President and Chief Financial Officer	$451	$491	$782	$203	$24	$1,951	77%
Robert A. Johnson Executive Vice-President, Operations	$565	$597	$959	$556	–	$2,677	79%
Laird J. Pitz Senior Vice-President and Chief Risk Officer	$458	$436	$394	$229	–	$1,517	70%
Jeffrey J. Ellis Chief Legal Officer and Corporate Secretary	$443	$376	$387	$217	–	$1,423	69%

All of the named executives except Mr. Velani and Mr. Ellis were paid in U.S. dollars. Their compensation has been converted to Canadian dollars using the 2017 average exchange rate of $1.2986.

As disclosed in last year’s proxy, when Mr. Creel became CEO on January 31, 2017, he received a special upfront grant of performance stock options valued in our summary compensation table under Stock Options at $7,989,462, designed to motivate strong CEO performance, build his equity ownership and retain him during a period of significant change in the railroad industry. The management resources and compensation committee reduced his target long-term incentive award to 400% of salary for the next five years (from the market median of 500% among the Class 1 railroads) to make the upfront grant (see page 44 for details).

You can read more about executive compensation in the compensation discussion and analysis beginning on page 28.

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MANAGEMENT PROXY CIRCULAR

You have received this management proxy circular because you owned common shares of Canadian Pacific Railway Limited (CP) at the close of business on March 15, 2018. You are entitled to attend our 2018 annual meeting of shareholders and vote your shares.

Management is soliciting your proxy for the meeting, which will be held at CP’s head office at Royal Canadian Pacific Pavilion, 7550 Ogden Dale Road S.E. in Calgary, Alberta on Wednesday, May 10, 2018, beginning at 9:00 a.m. (Mountain Daylight Time).

We are soliciting proxies by mail, in person, by phone or by electronic communications and have retained Kingsdale Advisors (Kingsdale) as our strategic shareholder advisor and proxy solicitation agent. The fees paid to Kingsdale relating to their proxy solicitation services will be approximately $40,000 (as part of a total retainer of $85,000 for overall strategic governance advisory and solicitation management services). We will reimburse them for disbursements and out-of-pocket expenses. We will also pay $8 for each shareholder call they make or receive and any other fees we agree to. You can find Kingsdale’s contact information on page 91.

Please take some time to read this circular before you decide how to vote your shares.

Our Board of Directors has approved the contents of this proxy and has authorized us to send it to you.

In this document:

•  you and your refer to shareholders of Canadian Pacific Railway Limited

•  we, us, our, CP and company refer to Canadian Pacific Railway Limited and, where applicable, its subsidiaries

•  shares mean common shares of CP

•  all amounts are in Canadian dollars

•  any 2017 amounts paid in United States dollars (US$) have been converted to Canadian dollars using the Bank of Canada exchange rate on December 29, 2017 ($1.2545 = US$1.00), unless indicated otherwise

•  information in this document is as of March 15, 2018, unless indicated otherwise.

For more information

You can find more information about CP including our 2017 annual report on our website (www.cpr.ca), on SEDAR (www.sedar.com) and on EDGAR (www.sec.gov).

You can also ask us for a free copy of the annual report by writing to:

Office of the Corporate Secretary Canadian Pacific

7550 Ogden Dale Road S.E. Calgary, Alberta T2C 4X9.

/s/ Jeffrey Ellis Jeffrey Ellis Corporate Secretary March 15, 2018

2018 MANAGEMENT PROXY CIRCULAR  13

About the information in this document

Note regarding presentation

Our common shares are listed for trading on the TSX and the NYSE. We are classified as a foreign private issuer pursuant to applicable U.S. securities laws and are therefore exempt from the proxy rules under the U.S Securities Exchange Act of 1934 (the Exchange Act). This document is prepared in compliance with Canadian securities law and regulations. Additionally, as a foreign private issuer, we are permitted to follow home country practice instead of certain governance requirements set out in the NYSE rules, provided we disclose any significant differences between our governance practices and those required by NYSE rules. Further information regarding differences is available on our website at investor.cpr.ca/governance.

Non-GAAP measures

This proxy circular includes certain earnings measures that do not have a standardized meaning prescribed by generally accepted accounting principles (GAAP) in the United States and, therefore, may not be comparable to similar measures used by other companies. This includes measures like adjusted operating ratio, adjusted operating income, adjusted diluted earnings per share and adjusted return on invested capital, included in the messages from the Chairman of the Board and the chair of the management resources and compensation committee and in the compensation discussion and analysis beginning on page 3, 5 and 28, respectively. You can find more information about non-GAAP measures on page 92 and the definitions and reconciliation of these measures under See Non-GAAP Measures in Item 7 of our 2017 annual report on Form 10-K – Management’s Discussion and Analysis of Financial Condition and Results of Operations (MD&A), available on our website (www.cpr.ca), on SEDAR (www.sedar.com) and on EDGAR (www.sec.gov).

Forward-looking information

This proxy circular contains certain forward-looking information and forward-looking statements (collectively, forward-looking information) within the meaning of applicable securities laws relating to our compensation programs, operations, anticipated financial performance, business prospects, planned capital expenditures and strategies, among other things. This forward-looking information also includes, but is not limited to, statements about our expectations, beliefs, plans, goals, objectives, assumptions, information and statements about possible future events, conditions and results of operations or performance. Forward-looking information may contain statements with words such as anticipate, believe, expect, plan or similar words suggesting future outcomes.

You should not put undue reliance on forward-looking information. It is not a guarantee of future performance. Forward-looking information involves many assumptions, inherent risks and uncertainties that could cause actual results to differ materially from the forward-looking information. This includes factors such as: changes in business strategies, general North American and global economic, credit and business conditions, the availability and price of commodities, the effects of competition, industry capacity, shifts in demand, changes in laws and regulations, cost increases, claims and litigation, labour disputes and liabilities arising from derailments, among other things.

These and other factors are detailed from time to time in reports we file with securities regulators in Canada and with the U.S. Securities and Exchange Commission (SEC) in the United States. You should refer to Item 1A – Risk Factors and Item 7 and Forward-Looking Information in our 2017 annual and interim reports.

Forward-looking information is based on our current expectations, estimates and projections and it is possible we will not achieve these predictions, forecasts, projections, and other forms of forward-looking information. We do not publicly update or otherwise revise any forward-looking information, whether as a result of new information, future events or otherwise, unless we are required to by law.

14  CANADIAN PACIFIC

2.1 BUSINESS OF THE SHAREHOLDER MEETING

You will vote on three items of business at the meeting. None of the Company’s directors of officers since the beginning of the last financial year, nominated directors or their respective associates or affiliates have a material interest in any of the items that are being voted on.

1. Receive the financial statements

Our audited consolidated financial statements for the year ended December 31, 2017 and the auditor’s report will be presented at the meeting.

The audited consolidated financial statements are included in our 2017 annual report, which was mailed to all registered shareholders who did not decline to receive a copy and to non-registered shareholders who asked to receive a copy. The annual report is also available on our website (www.cpr.ca), or you can ask our Corporate Secretary to send you a copy.

2. Appoint the auditor

You will vote on appointing the auditor. Deloitte LLP (Deloitte) has served as our auditor for over five years and the Board recommends that they be re-appointed as our auditor until the close of the next annual meeting of shareholders. Deloitte’s audit fees are approved by the Board and all other Deloitte fees are approved by the audit committee. Deloitte’s appointment requires an affirmative vote from shareholders.

About voting You can vote your shares by proxy or in person at the meeting. See page 89 for details about how to vote your CP shares.

The table below shows the fees we paid to Deloitte in 2017 and 2016 for audit and non-audit services. Representatives of Deloitte will be at the meeting and will have an opportunity to make a statement and respond to any questions from shareholders.

For the year ended December 31	2017	2016
Audit fees for audit of our annual financial statements, reviews of quarterly reports and services relating to statutory and regulatory filings or engagements (including attestation services and audit of financial statements of certain subsidiaries and certain pension and benefits plans, and advice on accounting and/or disclosure matters)	$3,834,100	$2,398,500
Audit-related fees for assurance and services related to the audit but not included in the audit fees above, including securities filings, compliance review of third-party agreements, refinancing of subsidiary companies and accounting training	$21,000	$289,800
Tax fees for services relating to tax compliance, tax planning and tax advice and access fees for taxation database resources	$153,100	$147,000
All other fees for services provided relating to CP’s corporate sustainability report	$34,600	$26,100
Total	$4,042,800	$2,861,400

The Board recommends you vote FOR the appointment of Deloitte as our auditor.

You can read more about the audit committee on pages 24 and 79.

2018 MANAGEMENT PROXY CIRCULAR  15

3. Have a say on executive pay

You will have an opportunity to vote on executive pay at CP at the meeting. As this is an advisory vote, the results are non-binding but will give the Board important feedback on this issue.

Our executive compensation program is designed to support our growth strategy. We implemented several changes to our compensation program in 2017, as disclosed in the letter from the chair of the management resources and compensation committee (the “Compensation Committee”) beginning on page 5 and our executive compensation disclosure beginning on page 27. These changes were the result of an extensive shareholder engagement program as well as a detailed, ongoing review of executive compensation by the Compensation Committee, the Board and our human resources group.

Last year we received a 71.11% vote for our non-binding advisory vote on executive compensation, compared to 49.9% in 2016. The Compensation Committee continues to work hard to make sure our compensation program pays for performance, aligns with sound principles, supports long-term sustainable value, is clear and transparent and aligns with shareholder interests.

You can vote FOR or AGAINST the following resolution on executive pay at CP as described in this proxy circular:

“RESOLVED, on an advisory basis and not to diminish the role and responsibilities of the Board of Directors, that the shareholders accept the Company’s approach to the compensation of the named executives of Canadian Pacific as disclosed in the Company’s proxy circular (which includes the compensation discussion and analysis (CD&A), the compensation tables and the discussion accompanying the compensation tables) delivered prior to the 2018 annual meeting of shareholders.”

The Board recommends you vote FOR executive compensation at CP.

In order to be approved, the advisory resolution requires an affirmative vote of the majority of votes duly cast at the meeting. The Board will consider this year’s results, other feedback it receives as well as best practices in compensation and governance when reviewing our executive compensation in the future.

You can read about the program changes this year in the compensation discussion and analysis beginning on page 28 and the letter from the chair of the Compensation Committee beginning on page 5.

16  CANADIAN PACIFIC

PROXY CIRCULAR 2.1 BUSINESS OF THE SHAREHOLDER MEETING

4. Elect directors

Our governing documents require us to have between five and 20 directors on our Board.

This year the Board has decided that nine directors should be nominated for election to the Board. Directors are elected for a term of one year until the close of our next annual meeting of shareholders, unless a director resigns or is otherwise removed.

Each nominated director has expressed his or her willingness to serve on our Board. If before the meeting, however, we learn that a nominee is unable to serve, the people named on your proxy or voting instruction form can use their discretion to vote for another qualified nominee.

You can vote FOR or WITHHOLD your vote for each nominated director.

You can read more about the proposed Board and each nominated director beginning on page 18.

About majority voting

Our majority voting policy requires a nominee who receives more withheld than for votes to immediately tender their resignation to the Board.

The Board will review the matter and announce their decision to accept or reject the resignation within 90 days of the meeting and explain the reasons why. Generally the Board will accept the resignation unless there are extraordinary circumstances.

The Board recommends you vote FOR each nominated director.

5. Other business

We will consider any other business that is properly brought before the meeting. As of the date of this circular, the Board is not aware of any items that may be brought before the meeting.

Shareholder proposals

In 2017 Canadian Pacific did not receive any shareholder proposals requiring disclosure in this Proxy Circular.

If you want to submit a shareholder proposal for our 2019 annual meeting, it must be mailed to the Office of the Corporate Secretary, CP, 7550 Ogden Dale Road S.E., Calgary, Alberta T2C 4X9.

The proposal must be received by us by December 15, 2018. Note that under the Canada Business Corporations Act, simply submitting a shareholder proposal does not guarantee that it will be included in the proxy materials.

2018 MANAGEMENT PROXY CIRCULAR  17

2.2 ABOUT THE NOMINATED DIRECTORS

The Board is elected by shareholders to oversee management and make sure the long-term interests of shareholders are served.

Key to proper stewardship is assembling a Board that is independent, qualified, and experienced, and operates independently of management.

Independence

Eight of the nine nominated directors, including the Chairman of the Board and all committee members, are independent. Mr. Creel is not independent because he is CP’s President and Chief Executive Officer.

Qualified and experienced

Our directors must have a mix of core skills and experience:

industry knowledge	financial and accounting expertise	strategic planning

human resources	executive compensation experience	risk management

Diversity

The corporate governance and nominating committee of the Board (the “Governance Committee”) considers age, gender, cultural heritage and regional representation as part of its assessment of director candidates.

The proposed Board has an average age of 59 years and average tenure of three years. Four of the nine nominees 44% are female. Three of our Board committees are chaired by women.

18  CANADIAN PACIFIC

PROXY CIRCULAR 2.2 ABOUT THE NOMINATED DIRECTORS

Serving on other Boards

Canadian Pacific Railway Company is our principal operating entity in Canada and it directly or indirectly owns all the voting shares of our other subsidiaries. Our directors serve as directors of Canadian Pacific Railway Limited and Canadian Pacific Railway Company and the two Boards meet concurrently. Canadian Pacific Railway Company is a reporting issuer in Canada because of its outstanding debt securities.

No Board interlocks None of the nominated directors serve together on other public company Boards.

None of the nominated directors serves on more than three other public company Boards (see page 77 for more information about serving on other Boards).

Meeting attendance

We expect directors to attend all Board meetings and all of their committee meetings.

Meeting materials are provided to directors in advance. If a director cannot attend a meeting, he or she can provide their comments to the Chairman of the Board, committee chair or the Corporate Secretary beforehand and that person will ensure the comments and views are considered at the meeting.

2017 attendance

Nominee directors attended 100% of their Board and committee meetings in 2017. The independent directors also met in executive sessions without management present at each Board meeting.

	Board meetings		Committee meetings	Total meetings		100% attendance The 2018 nominee directors attended all of their Board and committee meetings in 2017.
John Baird	7 of 7		9 of 9	16 of 16	100%
Isabelle Courville	7 of 7		9 of 9	16 of 16	100%
Keith Creel	7 of 7		n/a	7 of 7	100%
Jill Denham	7 of 7		10 of 10	17 of 17	100%
William Fatt(1)	5 of 6		7 of 8	12 of 14	86%
E. Hunter Harrison(2)	0 of 1	(3)	n/a	0 of 1	n/a
Rebecca MacDonald	7 of 7		9 of 9	16 of 16	100%
Matthew Paull	7 of 7		10 of 10	17 of 17	100%
Jane Peverett	7 of 7		9 of 9	16 of 16	100%
Andrew Reardon (Chair)	7 of 7		19 of 19	26 of 26	100%
Gordon Trafton	7 of 7		6 of 6	13 of 13	100%
Total	68 of 70		88 of 89	156 of 159	99%

Notes:

(1)  Mr. Fatt resigned from the Board effective November 9, 2017 due to health reasons.

(2)  Mr. Harrison resigned from the Board effective January 31, 2017.

(3)  Mr. Harrison recused himself from this meeting as a result of a disclosed conflict of interest.

2018 MANAGEMENT PROXY CIRCULAR  19

Director profiles

All nine nominated directors are qualified and experienced, and have agreed to serve on our Board.

All are CP shareholders and must meet our director share ownership requirements within five years of joining the Board.

Share ownership listed here is as at March 15, 2018 and includes shares directors beneficially own or control, or hold directly or indirectly. Share ownership includes holdings under the Directors’ Deferred Share Unit (DDSU) plan.

Andrew F. Reardon Chairman of the Board
Independent Age: 72 Director since: May 1, 2013 Residence: Marco Island, Florida, U.S.A. 2017 voting results: 99.20% for 2017 attendance: 100%

Chairman of the Board since July 20, 2015. Brings extensive experience in executive management, law, corporate governance and the rail industry

BUSINESS EXPERIENCE

•	Chairman and Chief Executive Officer (2001 to 2008), President and Chief Executive Officer from 2001 to 2008, and Vice-President, Law and Human Resources (1992 to 2000) of TTX Company, the leading railcar leasing company in North America
•	Previously Senior Vice-President, Law and Administration for Illinois Central Railroad

PUBLIC COMPANY BOARD EXPERIENCE

•	Appvion Inc. (2007 to 2015) (member of the Audit Committee, Compensation Committee and Chair of the Governance Committee)

OTHER EXPERIENCE

Other Boards

•	TTX Company (2001 to 2008)
•	Other rail industry boards: Terminal Railroad Association of St. Louis and Peoria and Pekin Union Railway
•	Presidential appointee to the Railroad Retirement Board (1990 to 1992)
•	Barriger Railroad Library (St. Louis) Board of Trustees (Board member (1998 to present), and President Emeritus (2009 to 2012)

Other experience

•	Officer, United States Navy (1967 to 1971)

EDUCATION

•	Bachelor’s degree, University of Notre Dame
•	Juris Doctor degree, University of Cincinnati
•	Master’s degree in Taxation, Washington University Law School

SHARE OWNERSHIP

Shares: 4,031

DDSUs: 10,463

Options: 0

Meets share ownership requirements

The Hon. John Baird, P.C.
Independent Age: 48 Director since: May 14, 2015 Residence: Toronto, Ontario, Canada 2017 voting results: 97.94% for 2017 attendance: 100%

Brings senior level executive experience in public policy and regulatory affairs, especially in transport, environment and Canada-U.S. relations

BUSINESS EXPERIENCE

•	Senior Advisor at the law firm of Bennett Jones LLP , Hatch Ltd. (an engineering firm) and Eurasia Group (a geopolitical risk consultancy) (2015 to present)
•	Member of the International Advisory Board, Barrick Gold Corporation (2015 to present)
•	President of Grantham Finchley Consulting Inc. (2015 to present)

PUBLIC COMPANY BOARD EXPERIENCE

•	Canfor Corporation and Canfor Pulp Products Inc. (2016 to present) (member of Environmental, Health and Safety Committee; Capital Expenditure Committee and Corporate Governance Committee)

OTHER EXPERIENCE

Other Boards

•	FWD Group Ltd./FWD Ltd. (2015 to present) (member of Audit Committee and Risk Management and Actuarial Committee)
•	PineBridge Investments (2015 to present)
•	Friends of Israel Initiative (2015 to present) (member of the Board)

Other experience

•	Served as Canadian Foreign Minister, Minister of Transport and Infrastructure, Minister of the Environment, and President of the Treasury Board during his three terms as a Member of the Canadian Parliament (2006 to 2015)
•	Appointed to the Privy Council in 2006
•	Former Minister of Community and Social Services and Minister of Energy in Ontario provincial legislature
•	Senior Advisor to Community Living Ontario, an organization that supports individuals with developmental disabilities
•	Advisory Board member to Prince’s Charities Canada, the charitable office of His Royal Highness The Prince of Wales

EDUCATION

•	Honours Bachelor of Arts (Political Studies), Queen’s University

SHARE OWNERSHIP

Shares: 0

DDSUs: 3,239

Options: 0

Has until May 2020 to meet the share ownership requirements

20  CANADIAN PACIFIC

PROXY CIRCULAR 2.2 ABOUT THE NOMINATED DIRECTORS

Isabelle Courville
Independent Age: 55 Director since: May 1, 2013 Residence: Rosemère, Québec, Canada 2017 voting results: 94.94% for 2017 attendance: 100%

Brings significant executive level management experience including financial and legal expertise

BUSINESS EXPERIENCE

•	President of Hydro-Québec Distribution and Hydro-Québec TransÉnergie (2007 to 2013)
•	20 years of experience in the Canadian telecommunications industry, including President of Bell Canada’s Enterprise Group (2003 to 2006) and President and Chief Executive Officer of Bell Nordiq Group (2002 to 2003)

PUBLIC COMPANY BOARD EXPERIENCE

•	SNC Lavalin (2017 to present) (member of Governance and Ethics Committee)
•	Laurentian Bank of Canada (2007 to present) (Chair of the Board and member of Human Resources and Corporate Governance Committee)
•	Veolia Environment (2015 to present) (member of Audit Committee and Research and Development Committee)
•	Gecina S.A. (2016 to April 2017) (member of Audit Committee)
•	TVA Group (2013 to 2016)

OTHER EXPERIENCE

Other Boards

•	Institute of Corporate Directors (ICD) (2013 to present)
•	Institute for Governance of Private and Public Organizations (IGOPP) (2016 to present)

EDUCATION

•	Bachelor’s degree in Engineering Physics, Ecole Polytechnique de Montréal
•	Bachelor’s degree in Civil Law, McGill University
•	Doctorate Honoris Causa, University of Montréal

SHARE OWNERSHIP

Shares: 900

DDSUs: 6,292

Options: 0

Meets share ownership requirements

Keith E. Creel
Not Independent Age: 49 Director since: May 14, 2015 Residence: Wellington, Florida, U.S.A. 2017 voting results: 99.61% for 2017 attendance: 100%

President and Chief Executive Officer of CP since January 31, 2017. Brings extensive railroad operating experience and expertise in executive management and marketing and sales

BUSINESS EXPERIENCE

•	President and Chief Executive Officer of CP (2017 to present, President and Chief Operating Officer of CP (February 2013 to January 2017)
•	Named “Railroad Innovator” for 2014 by Progressive Railroading in recognition of his leadership at CP
•	Executive Vice-President and Chief Operating Officer of Canadian National Railway Company (2010 to 2013)
•	Other positions at CN included Executive Vice- President, Operations, Senior Vice-President Eastern Region, Senior Vice-President Western Region, and Vice-President of CN’s Prairie division (2002 to 2010)
•	Trainmaster and director of corridor operations at Illinois Central Railway prior to its merger with CN in 1999
•	Superintendent and general manager at Grand Trunk Western Railroad (1999 to 2002)
•	Began his railroad career in 1992 as an intermodal ramp manager at Burlington Northern Railway in Birmingham, Alabama

OTHER EXPERIENCE

Other Boards

•	Member of the Board of TTX Company (2014 to present)
•	Representative on American Association of Railroads

Other experience

•	Commissioned officer in the U.S. Army and served in the Persian Gulf War in Saudi Arabia

EDUCATION

•	Bachelor of Science in Marketing, Jacksonville State University
•	Advanced Management Program, Harvard Business School

SHARE OWNERSHIP

Shares: 2,411

DSUs*: 31,218

Options*: 579,546

Meets executive share ownership requirements (see page 52)

*	Mr. Creel received a special make-whole DSU grant when he was hired in 2013 and a stand-alone stock option award as part of his executive compensation.

Gillian (Jill) H. Denham
Independent Age: 57 Director since: September 6, 2016 Residence: Toronto, Ontario, Canada 2017 voting results: 99.30% for 2017 attendance: 100%

Brings significant experience in finance, corporate governance, human resources and executive management

BUSINESS EXPERIENCE

•	Vice Chair Retail Markets for CIBC (2001 to 2005)
•	Previously held senior positions at Wood Gundy and CIBC, including: Managing Director Head of Commercial Banking and E-Commerce; President of Merchant Banking/Private Equity and Managing Director Head responsible for the bank’s European Operations

PUBLIC COMPANY BOARD EXPERIENCE

•	Morneau Shepell Inc. (2008 to present) (Chair of the Board and Chair of the Governance Committee)
•	National Bank of Canada (2010 to present) (member of Human Resources Committee)
•	Kinaxis Inc. (2016 to present) (member of Nominating and Governance Committee and Audit Committee)
•	Markit Ltd. (2014 to 2016)
•	Penn West Petroleum (2012 to 2016)
•	Calloway Real Estate Investment Trust (2011 to 2012)

OTHER EXPERIENCE

Other Boards

•	Munich Reinsurance Company of Canada (Chair) (2012 to present)
•	Temple Insurance Company (Chair) (2012 to present)
•	Centre for Addiction and Mental Health (CAMH) (Board member and Chair of the Investment Committee)

EDUCATION

•	Honours Business Administration (HBA) degree, Ivey Business School, Western University
•	MBA, Harvard Business School

SHARE OWNERSHIP

Shares: 0

DDSUs: 1,509

Options: 0

Has until September 2021 to meet the share ownership requirements

2018 MANAGEMENT PROXY CIRCULAR  21

Rebecca MacDonald
Independent Age: 64 Director since: May 17, 2012 Residence: North York, Ontario, Canada 2017 voting results: 97.60% for 2017 attendance: 100%

Brings extensive executive management, marketing, sales and corporate governance experience

BUSINESS EXPERIENCE

•	Founder and current Executive Chair of Just Energy Group Inc., a Toronto-based independent marketer of deregulated gas and electricity
•	President and Chief Executive Officer of Just Energy (2001 to 2007)
•	Founded Energy Savings Income Fund in 1997, another company which aggregated customers in the deregulation of the U.K. natural gas industry
•	Founded Energy Marketing Inc. in 1989

PUBLIC COMPANY BOARD EXPERIENCE

•	Just Energy Group Inc. (2001 to present) (Executive Chair since 2007)

OTHER EXPERIENCE

Other Boards

•	Horatio Alger Association in both Canada and the United States

Other experience

•	Founded the Rebecca MacDonald Centre for Arthritis and Autoimmune Disease at Mount Sinai Hospital in Toronto
•	Previously Vice-Chair of the Board of Directors of Mount Sinai Hospital
•	Previously a member of the Board of Governors of the Royal Ontario Museum

EDUCATION

•	Honorary LLD degree, University of Victoria

SHARE OWNERSHIP

Shares: 0

DDSUs: 9,187

Options: 0

Meets share ownership requirements

Matthew H. Paull
Independent Age: 66 Director since: January 26, 2016 Residence: Willmette, Illinois, U.S.A. 2017 voting results: 98.96% for 2017 attendance: 100%

Brings significant expertise in financial markets, corporate finance, accounting and controls, and investor relations and extensive experience in international operations and marketing

BUSINESS EXPERIENCE

•	Senior Executive Vice-President and Chief Financial Officer of McDonald’s Corporation (2001 until his retirement in 2008)
•	before joining McDonald’s in 1993, was a partner at Ernst & Young where he managed a variety of financial practices during his 18-year career and consulted with many leading multinational corporations

PUBLIC COMPANY BOARD EXPERIENCE

•	Chipotle Mexican Grill Inc. (2016 to present)
•	Air Products & Chemicals Corporation (2013 to present) (Chair of Audit Committee and member of Corporate Governance and Nominating Committee and Executive Committee)
•	KapStone Paper and Packaging Corporation (2010 to present) (Chair of Audit Committee until 2018 and member of Compensation Committee)
•	Best Buy Co. (2003 to 2013) (lead independent director and chair of Finance Committee)
•	WMS Industries Inc. (2012 to 2013)

OTHER EXPERIENCE

Other Boards

•	Pershing Square Capital Management, L.P. (member of Advisory Board)

EDUCATION

•	Master’s degree in Accounting, University of Illinois
•	Bachelor’s degree, University of Illinois

SHARE OWNERSHIP

Shares: 1,000

DDSUs: 3,350

Options: 0

Has until January 2021 to meet the share ownership requirements

Jane Peverett
Independent Age: 59 Director since: December 13, 2016 Residence: Vancouver, British Columbia, Canada 2017 voting results: 99.31% for 2017 attendance: 100%

Brings significant Board and senior management experience and extensive knowledge and training in finance, accounting and corporate governance

BUSINESS EXPERIENCE

•	President & Chief Executive Officer of BC Transmission Corporation (electrical transmission) (2005 to 2009)
•	Vice-President, Corporate Services and Chief Financial Officer of BC Transmission Corporation (2003 to 2005)
•	President of Union Gas Limited (a natural gas storage, transmission and distribution company) (2002 to 2003)
•	Other positions at Union Gas Limited: President & Chief Executive Officer (2001 to 2002); Senior Vice-President Sales & Marketing (2000 to 2001) and Chief Financial Officer (1999 to 2000)

PUBLIC COMPANY BOARD EXPERIENCE

•	CIBC (2009 to present) (Chair of Audit Committee)
•	Hydro One Limited (2015 to present) (member of Human Resources Committee and Chair of Nominating, Corporate Governance, Public Policy & Regulatory Committee)
•	Northwest Natural Gas Company (2007 to present) (member of Organization and Executive Compensation Committee and Public Affairs and Environmental Policy Committee)
•	Encana Corp. (2003 to 2017)
•	Postmedia Network Canada Corp. (2013 to 2016)

OTHER EXPERIENCE

Other Boards

•	British Columbia Institute of Corporate Directors Executive Committee

EDUCATION

•	Bachelor of Commerce degree, McMaster University
•	Master of Business Administration degree, Queen’s University
•	Certified Management Accountant
•	A Fellow of the Society of Management Accountants
•	Holds the ICD.D designation from the Institute of Corporate Directors

SHARE OWNERSHIP

Shares: 0

DDSUs: 1,275

Options: 0

Has until January 2021 to meet the share ownership requirements

22  CANADIAN PACIFIC

PROXY CIRCULAR 2.2 ABOUT THE NOMINATED DIRECTORS

Gordon T. Trafton II
Independent Age: 64 Director since: January 1, 2017 Residence: Naperville, Illinois, U.S.A. 2017 voting results: 99.16% for 2017 attendance: 100%

Brings extensive experience in the rail industry including executive positions in rail operations, sales and marketing and risk management

BUSINESS EXPERIENCE

•	Consultant, Brigadier Consulting (2013)
•	Special Advisor to the Canadian National Railway leadership team (2009 to his retirement in 2010)
•	Senior Vice-President Strategic Acquisitions and Integration, Canadian National Railway (2003 to 2009)
•	Senior Vice-President, Southern Region, Canadian National Railway (2003 to 2009)
•	held a number of leadership positions with Illinois Central Railroad and Burlington Northern Railroad

OTHER EXPERIENCE

Other Boards

•	Leeds School of Business Board of Alumni and Friends, University of Colorado Boulder (Chair)

EDUCATION

•	Bachelor of Science, Transportation Management from the Leeds School of Business, University of Colorado Boulder

SHARE OWNERSHIP

Shares: 0

DDSUs: 1,451

Options: 0

Has until January 2022 to meet the share ownership requirements

Notes:

Other than as disclosed below, none of the nominated directors is, or has been in the last 10 years:

(a)	a director, chief executive officer or chief financial officer of a company that:

•	was subject to a cease trade or similar order or an order that denied the issuer access to any exemptions under securities legislation for over 30 consecutive days, that was issued while the proposed director was acting in that capacity, or

•	was subject to a cease trade or similar order or an order that denied the issuer access to an exemption under securities legislation for over 30 consecutive days, that was issued after the proposed director ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in that capacity

(b)	a director or executive officer of a company that, while that proposed director was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets, or

(c)	become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold their assets.

Ms. Denham served as a director of Penn West Petroleum from June 2012 to June 2016, which was subject to cease trade orders on its securities following the July 2014 announcement of the review of it accounting practices and restatement of its financial statements. Those cease trade orders ended on September 23, 2014.

Ms. Peverett was a director of Postmedia Network Canada Corp. (Postmedia) from April 2013 to January 2016. On October 5, 2016, Postmedia completed a recapitalization transaction under a court-approved plan of arrangement under the Canada Business Corporations Act. Approximately US$268.6 million of debt was exchanged for shares that represented approximately 98% of the outstanding shares at that time. Postmedia repaid, extended and amended the terms of its outstanding debt obligations.

2018 MANAGEMENT PROXY CIRCULAR  23

Committee reports

The Board has four standing committees to assist it in fulfilling its duties and responsibilities:

• audit

• corporate governance and nominating

• finance

• management resources and compensation.

Each committee has terms of reference approved by the Board that set out the committee’s responsibilities. Each committee is satisfied that it has fulfilled all their responsibilities in 2017.

Independence

Each committee is made up of independent directors, according to the independence criteria of the NYSE corporate governance rules and CSA corporate governance guidelines.

Meeting in camera

Time is available at each meeting for committees to meet in camera, without management present. In camera sessions are required at the end of each meeting of the audit committee and management resources and compensation committee.

You can read about each director in the profiles beginning on page 20. Copies of the terms of reference for the Board and committees are available on our website (www.cpr.ca).

Audit committee

Responsible for fulfilling all public company audit committee legal obligations, assists in overseeing the disclosure of annual and interim financial statements and information derived from them, the integrity and quality of our financial reporting and internal controls, our legal and regulatory requirements, and the qualifications, independence, engagement, compensation and performance of the external auditor and the internal audit function

The audit committee has been established in accordance with the Exchange Act and NYSE standards and CSA National Instrument 52-110 Audit Committees.

MEMBERS

Jane Peverett (chair)

Jill Denham

Andrew Reardon

All members of the audit committee are “financially literate” as required by the NYSE and CSA. Ms. Peverett and Mr. Reardon have been determined to meet the audit committee financial criteria prescribed by the SEC.

2017 HIGHLIGHTS

Seven (7) meetings in 2017

External auditor

•	Completed a periodic comprehensive review of our external auditor, concluding our satisfaction with Deloitte and recommended its reappointment as auditor in 2018
•	Reviewed the external auditor’s annual audit plan and recommended the audit plan and the auditor’s compensation to the Board for approval (see page 15 for details about its services and fees in 2017 and 2016)
•	Reviewed the audit of our year-end financial statements and the external auditor’s report and formal opinion on our financial statements
•	Reviewed the non-audit review reports of the auditor of our interim financial statements each quarter
•	Received assurance from the external auditor that the audit was performed consistent with accepted standards
•	Met with the external auditor to discuss independence and other required matters under the Public Company Accounting Oversight Board (PCAOB) standards governing communications with audit committees
•	Received the external auditor’s written disclosure required by the PCAOB about its communications regarding independence

Risk oversight

•	Reviewed and monitored our material financial disclosure
•	Reviewed our insurance program to mitigate risk
•	Met with Chief Legal Officer to review all legal and regulatory matters and claims that could have a material impact on our financial position

Financial disclosure review and internal controls

•	Reviewed the internal auditor’s reports on our internal controls and procedures
•	Met with management, internal auditors and the external auditor to review our financial reporting processes and internal controls and procedures
•	Reviewed our procedures for receiving, addressing and retaining complaints on accounting, internal accounting controls or auditing matters
•	Met with management and the external auditor to review our audited consolidated financial statements and then recommended them to the Board for approval and to be included in our annual report on Form 10-K
•	Reviewed and approved the interim financial reports on Form 10-Q and quarterly earnings releases
•	Reviewed management methodologies for critical accounting estimates
•	Reviewed management progress on adoption of future accounting standards

Internal audit

•	Reviewed and approved the internal auditor’s annual audit plan
•	Reviewed reports and recommendations on internal audit issues, and monitored how management responded to any issues identified by the internal auditor

The audit committee has a written policy for pre-approving audit and non-audit services to be provided by the external auditor. See page 79 to read more about the policy.

You can read the audit committee charter on our website (www.cpr.ca).

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PROXY CIRCULAR 2.2 ABOUT THE NOMINATED DIRECTORS

Corporate governance and nominating committee

Responsible for developing and implementing good corporate governance practices, monitoring and assessing the functioning of the Board and committees, and identifying qualified director candidates and recommending director nominees for election to the Board

MEMBERS

Rebecca MacDonald (chair)

John Baird

Isabelle Courville

Andrew Reardon

Gordon Trafton

2017 HIGHLIGHTS

Four (4) meetings in 2017

Corporate governance

•	Reviewed and confirmed our corporate governance principles and guidelines, code of business ethics and code of ethics for senior financial officers
•	Reviewed our corporate governance disclosure and monitored best practices, legal and regulatory requirements
•	Reviewed and confirmed the terms of reference for the Board and committees, revising as necessary
•	Reviewed and confirmed the position descriptions for the Board Chair, CEO and committee chairs

Board effectiveness

•	Set Board goals for 2018 relating to strategic planning, Board succession, shareholder engagement, director education and mentorship
•	Evaluated the performance of the Board, committees, Board Chair, committee chairs and individual directors

Board composition

•	Reviewed the director skills matrix to make sure that the current directors have the integrity, skills and experience to meet the Board’s needs
•	Updated the Board on the process for identifying potential new director candidates who meet our needs
•	Implemented a director assessment policy for potential and incumbent directors

Risk oversight

•	Monitored the Board’s oversight of enterprise risk management

Director development

•	Reviewed our director orientation and continuing education program and updated it with topical and relevant sessions for 2017

Director compensation

•	Reviewed our director compensation program and recommended changes

Finance committee

Responsible for overseeing our financial position, financial plans and programs and dividend policy, as well as strategic options and opportunities, including acquisitions and divestitures, and pension plan oversight for CP and our subsidiaries

MEMBERS

Matthew Paull (chair)

Jill Denham

Jane Peverett

Andrew Reardon

2017 HIGHLIGHTS

Three (3) meetings in 2017

Finance matters

•	Reviewed and recommended approval of our operating and capital budgets
•	Oversaw our capital structure, cash flows and key financial ratios
•	Reviewed our senior credit facilities and compliance with financial covenants and oversaw the extension of and amendment to the senior credit facilities
•	Reviewed our credit ratings and relationships with credit rating agencies
•	Reviewed major financings, financing plans, offering documents and strategic opportunities and oversaw the renewal of our Canadian and U.S. shelf prospectuses
•	Recommended our share repurchase program and normal course issuer bid
•	Recommended to the Board an increase in our quarterly dividend from $0.50 to $0.5625 per common share

Pension matters

•	Completed the pension asset strategy review
•	Reviewed pension plan performance
•	Reviewed and approved changes to portfolio allocation and managers

Risk oversight

•	Reviewed financial risks, including credit, commodity, M&A and interest rate risk, and contingent exposure
•	Reviewed our policies for assessing and managing financial risk

Management resources and compensation committee

Responsible for fulfilling public company compensation legal obligations, assisting with the appointment, compensation and reporting relationships of executive officers, overseeing our compensation philosophy and program including incentive and retirement plans, establishing performance objectives and evaluating performance of our senior officers, and reviewing our organizational health and the succession plans for senior officers

MEMBERS

Isabelle Courville (chair)

John Baird

Rebecca MacDonald

Matthew Paull

Andrew Reardon

Gordon Trafton

2017 HIGHLIGHTS

Five (5) meetings in 2017

CEO performance and compensation

•	Reviewed the assessment process and established performance objectives for the year
•	Evaluated the CEO’s performance and recommended his compensation to the Board
•	Reviewed CEO compensation

Executive compensation

•	Reviewed the compensation philosophy and programs and recommended incentive plan metrics for 2017 and 2018
•	Approved the 2017 short-term incentive and 2017 and 2018 long-term incentive plan awards
•	Reviewed the CEO’s assessment of the named executives and other director reports and recommended their compensation to the Board
•	Reviewed executive share ownership guidelines and monitored compliance

Succession planning

•	Implemented the executive succession plan for former CEO Hunter Harrison with the appointment of Keith Creel
•	Reviewed the succession plans for the CEO and other senior executive roles, including the process for identifying, developing and retaining executive talent

Risk oversight

•	Oversaw compensation risk and reviewed our compensation plans to confirm they do not encourage inappropriate risk-taking

You can read about compensation governance on page 31 and executive compensation generally beginning on page 27.

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2017 director compensation

We paid directors a total of approximately $2,650,506 in 2017 as shown in the table below. Directors receive a flat fee retainer to cover their ongoing oversight and responsibilities throughout the year and their attendance at Board and committee meetings.

All of our directors are required to receive at least 50% of their compensation in director deferred share units (DDSUs). The total represents the approximate dollar value of DDSUs credited to each director’s DDSU account in 2017, based on the closing fair market value of our common shares on the grant date plus the cash portion paid where a director elected to receive a portion of compensation in cash.

Mr. Creel does not receive director compensation because he is compensated in his role as President and CEO (see pages 48 and 62 for details). Former director Hunter Harrison also received no director compensation as he was compensated as CEO during his tenure.

Name	Fees earned ($)	Share-based awards ($)	Option-based awards ($)	Non-equity incentive plan compensation ($)	Pension value ($)	All other compensation ($)	Total ($)
John Baird	-	235,987	-	-	-	1,000	236,987
Isabelle Courville	132,500	133,056	-	-	-	1,000	266,556
Jill Denham	-	235,987	-	-	-	1,000	236,987
William Fatt	-	228,846	-	-	-	1,000	229,846
Rebecca MacDonald	-	266,113	-	-	-	1,000	267,113
Matthew Paull	-	326,824	-	-	-	1,000	327,824
Jane Peverett	-	255,391	-	-	-	1,000	256,391
Andrew Reardon	-	518,392	-	-	-	1,000	519,392
Gordon Trafton	-	308,410	-	-	-	1,000	309,410

•	Ms. Courville elected to receive 50% of her annual director compensation in DDSUs with the remaining 50% paid in cash.
•	The value of the share-based awards has been calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (FASB ASC 718) using the grant date fair value.
•	Each director was provided with a $1,000 donation to the charity of their choice in December 2017 in gratitude for their year of service. This amount appears under All other compensation.
•	Mr. Paull, Mr. Reardon and Mr. Trafton were paid in U.S. dollars and their share-based awards have been converted to Canadian dollars using the 2017 average exchange rate of $1.2986.

The Governance Committee reviews director compensation every two to three years based on the directors’ responsibilities and time commitment and the compensation provided by comparable companies. In 2017 the committee completed a review of our director compensation program and based on its recommendation, the Board amended the director compensation program to pay all directors fees in U.S. dollars instead of the past practice of paying directors in their local currency. As a result, the Board approved that, effective January 1, 2018, each director will be paid an annual retainer of US$200,000. Committee chairs receive an additional US$30,000 per year and the Board Chair receives an annual retainer of US$395,000. No other changes were made to the director compensation program in 2017.

You can read more about our director compensation program beginning on page 81.

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2.3 EXECUTIVE COMPENSATION

Our executive compensation program is designed to pay for performance, and to align management’s interests with our business strategy and the interests of our shareholders.

The next section describes our compensation program and explains the 2017 compensation decisions for our named executives:

•	Keith E. Creel, President and Chief Executive Officer
•	Nadeem S. Velani, Executive Vice-President and Chief Financial Officer
•	Robert A. Johnson, Executive Vice-President Operations
•	Laird J. Pitz, Senior Vice-President and Chief Risk Officer
•	Jeffrey J. Ellis, Chief Legal Officer and Corporate Secretary
•	E. Hunter Harrison, former Chief Executive Officer (resigned on January 31, 2017)

The management resources and compensation committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on its review and on the discussion described above, on February 14, 2018, the Compensation Committee recommended to the full Board that the Compensation Discussion and Analysis be included in this circular.

Where to find it

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COMPENSATION DISCUSSION AND ANALYSIS

Our approach to executive compensation

We believe in the importance of paying for performance and aligning management’s interests with those of our shareholders.

Our executive compensation program supports our railroad-focused culture, is closely linked to the critical metrics that drive the achievement of our strategic plan without taking on undue risk, and is designed to create long-term sustainable value for our shareholders.

We have five key performance drivers designed to focus us on our goal of being the best railroad company in North America:

1.	Provide customers with industry-leading rail service

2.	Control costs

3.	Optimize our assets

4.	Remain a leader in rail safety

5.	Develop our people

We implemented several changes to our compensation program in 2017, as disclosed in last year’s proxy circular. These changes were the result of an extensive shareholder engagement program and an extensive review of executive compensation by the Compensation Committee, the Board and our human resources group. You can read about the program changes starting on page 36, and in the letter of the Compensation Committee chair beginning on page 5.

We received a 71.11% vote for our 2017 advisory vote on executive compensation, compared to 49.9% in 2016. The Compensation Committee continues to focus on making sure our compensation program pays for performance, reflects sound principles, supports long-term sustainable value, is clear and transparent and aligns with shareholder interests.

Compensation mix

Attracting and retaining high calibre executives is key to our long-term success.

We believe strong performance should yield significant rewards. Our executive compensation includes fixed and variable (at-risk) pay and the proportion of at-risk pay increases by level. Executives earn more if we perform well, and less when performance is not as strong. A significant portion of executive pay is tied to the value of our shares, aligning with shareholder interests. We require our executives to own CP equity and our share ownership guidelines increase by executive level (see page 31).

Variable cash compensation is more focused on corporate results for executives (75% of target) than for other employees (50% of target) who have more emphasis placed on individual and departmental goals.

This supports our view that the short-term incentive plan should be tied to overall corporate performance and the areas of our business that each employee influences directly.

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The table below shows the pay mix for our current named executives based on their total target compensation.

Benchmarking

We benchmark the compensation for our named executives against a peer group of companies that consists of BNSF Railway, CN, CSX Corporation, Kansas City Southern Railroad, Norfolk Southern Corporation and Union Pacific Corporation.

These companies are the Class 1 railroads, the North American railroad companies that we compete with for executive talent. Benchmarking against this peer group ensures that each component of our compensation program is competitive and in line with our strongest competitors, so we can attract and retain experienced railroad executives with highly specialized skills. We reviewed the peer group in 2017 to make sure it is still a relevant and appropriate benchmark in the context of our growth strategy and operations and do not plan to make changes to the comparator group for 2018.

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Compensation pays out over time

Variable pay includes short and long-term incentive awards to drive annual and longer-term performance and align with shareholder interests.

Incentive awards are cash and equity-based. Equity-based awards vest at the end of three years for performance share units and over four years for stock options. Stock options expire at the end of seven years.

The Compensation Committee ensures the performance objectives for the incentive plans align directly with our strategic plan, which is reviewed and approved by the Board.

Executives are CP shareholders

We require executives and senior management employees to own equity in the company so they have a stake in our future success. Share ownership requirements are set as a multiple of base salary and increase by level. Executives must satisfy the requirement within five years of being appointed to their position and can meet the requirements by holding common shares or deferred share units (DSUs). The CEO must maintain the ownership level of six times his base salary for one year after he retires or leaves CP.

DSUs are redeemed for cash no earlier than six months after the executive retires or leaves the company or until the end of the following calendar year for Canadian executives. Payment to U.S. executives who participate in the DSU plan is made after the six-month waiting period to be in compliance with U.S. tax regulations.

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The table below shows the ownership requirement by level, which applied to approximately 77 executives and senior management employees in 2017.

Ownership requirement (as a multiple of base salary)
CEO	6x
Executive Vice-President	3x
Senior Vice-President	2x
Vice-President	1.5 to 2x
Senior management	1x

We use the acquisition value or our closing share price on the last trading day of the year (whichever is higher) to value the holdings.

Mr. Creel, Mr. Velani, Mr. Johnson, Mr. Pitz and Mr. Ellis are expected to meet their requirement within the five-year period following their appointment. We used our closing share price on December 29, 2017 to value their share ownership: $229.66 for the TSX or US$182.76 on the NYSE, depending on whether the executive is paid in Canadian or U.S. dollars. You can read about each executive’s share ownership in the profiles beginning on page 48.

Compensation governance

Disciplined decision-making process

Executive compensation decisions involve management, the Compensation Committee and the Board. The Compensation Committee also receives advice and support from an external consultant from time to time.

The Board has final approval on all matters relating to executive compensation. It can also use its discretion to adjust pay decisions as appropriate.

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Qualified and experienced Compensation Committee

The Compensation Committee is responsible for our compensation philosophy and strategy, and for program design. The Compensation Committee consists of six independent directors.

The Compensation Committee has the relevant skills, background and experience for carrying out its duties. The table below shows the key skills and experience of each member:

	Human resources/ compensation/ succession planning	CEO/senior management	Governance and policy development	Transportation industry	Risk management	Engagement (shareholders and others)
Isabelle Courville (Committee Chair)	✓	✓	✓		✓	✓
John Baird		✓	✓	✓	✓	✓
Rebecca MacDonald	✓	✓	✓		✓
Andrew Reardon (Chairman of the Board)	✓	✓	✓	✓	✓	✓
Matthew Paull		✓	✓	✓	✓	✓
Gordon Trafton	✓	✓	✓	✓	✓

Compensation Committee members also have specific human resources and compensation-related experience, including:

•	direct responsibility for executive compensation matters
•	membership on other human resources committees
•	compensation plan design and administration, compensation decision-making and understanding the Board’s role in the oversight of these practices
•	understanding the principles and practices related to leadership development, talent management, succession planning and employment contracts
•	engagement with investors on compensation issues
•	oversight of financial analysis related to compensation plan design and practices
•	oversight of labour matters and a unionized workforce
•	pension benefit oversight
•	recruitment of senior executives

The Compensation Committee has no interlocks or insider participation. None of the members were employed by or had any relationship with CP during 2017 requiring disclosure under Item 404 or Item 407(e)(4) of Regulation S-K of the Exchange Act. You can read about the background and experience of each member in the director profiles beginning on page 20.

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PROXY CIRCULAR 2.3 EXECUTIVE COMPENSATION

Independent advice

The Compensation Committee and management retain separate independent executive compensation advisors to avoid any conflicts of interest:

Committee advisor	Management advisor

• The Compensation Committee retained Meridian Compensation Partners LLC (Meridian) as its independent compensation consultant for early 2017

• In 2017 Meridian advised the Compensation Committee on various matters relating to executive compensation and assisted the Compensation Committee with the 2016 compensation risk review

• The Compensation Committee has also engaged Kingsdale Advisors as a compensation consultant on an as needed basis

• The Compensation Committee chair approves all fees and work performed by the external consultant

• Management engages Willis Towers Watson to provide market survey data and advice relating to executive compensation

The next table shows the fees paid to Meridian and Willis Towers Watson in 2016 and 2017. Fees paid to Meridian in 2017 reflect work conducted early in the year, prior to ending the engagement. Any fees paid to Kingsdale for executive compensation services in 2017 were part of the overall retainer described on page 13.

	2017		2016
	Meridian	Willis Towers Watson	Meridian	Willis Towers Watson
Executive compensation-related fees	$50,751	$78,923	$170,267	$59,264
Other fees	-	$1,975,629	-	$2,215,142
Total fees	$50,751	$2,054,552	$170,267	$2,274,406

Fees paid

In 2016, $170,267 was paid to Meridian for executive compensation advisory fees provided to the Compensation Committee. This is 100% of the total fees paid to Meridian in 2016. In 2017, $50,751 was paid to Meridian for executive compensation advisory fees. This is 100% of the total fees paid to Meridian in 2017.

In 2017, $78,923 was paid to Willis Towers Watson for executive compensation advisory fees provided to management. The total executive compensation fees represent 4% of the $2,054,552 paid in total to Willis Towers Watson for all services provided to management including actuarial, pension and benefits consulting, corporate risk and insurance broking services.

Compensation risk

Effective risk management is integral to achieving our business strategies and to our long-term success.

The Board believes that our executive compensation program should not increase our risk profile. The Compensation Committee is responsible for overseeing compensation risk. It reviews the executive compensation program, incentive plan design and our policies and practices to make sure they encourage the right decisions and actions to reward performance and align with shareholder interests.

Incentive plan targets are linked to our corporate objectives and our corporate risk profile. The Compensation Committee believes that our approach to goal setting, establishing performance measures and targets and evaluating performance results helps mitigate risk-taking that could reward poor judgment by executives or have a negative effect on shareholder value.

All of the Compensation Committee members other than Mr. Paull are also a member of the Governance Committee. Mr. Reardon and Mr. Paull are also members of the finance committee and Mr. Reardon is a member of the audit committee. This cross-membership strengthens risk oversight because it gives the directors a broader perspective of risk oversight and a deeper understanding of our enterprise risks.

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Regular risk review

The Compensation Committee conducts a comprehensive compensation risk review every two years to make sure that we have identified the compensation risks and have appropriate measures in place to mitigate those risks. An independent consultant assists the Compensation Committee with the review, which includes looking at:

•	the targets for the short-term incentive and performance share unit plan, anticipated payout levels and the risks associated with achieving target performance
•	the design of the long-term incentive awards, which rewards sustainable financial and operating performance
•	the compensation program, policies and practices to ensure alignment with our enterprise risk management practices.

The last review was completed at the end of 2016 in conjunction with all the changes that were being proposed to the 2017 compensation plans. Based on the findings of the review, the Compensation Committee concluded that our compensation program, policies and practices are not reasonably likely to have an adverse effect on our business or the company overall.

Managing compensation risk

We mitigate risk in three ways:

1. Plan design

• We use a mix of fixed and variable (at-risk) compensation and a significant proportion is at-risk pay

• Short and long-term incentive plans have specific performance measures that are closely aligned with the achievement of our business strategy and performance required to achieve results in accordance with guidance provided to the market

• The payout curve for the short-term incentive plan is designed asymmetrically to reflect the significant stretch in target performance

• The payout under the short-term incentive plan is capped and not guaranteed, and the Compensation Committee has discretion to reduce the awards

• The long-term incentive plan has overlapping vesting periods to address longer-term risks and maintain executives’ exposure to the risks of their decision-making through unvested share based awards

2. Policies

• We promote an ethical culture and everyone is subject to a code of business ethics

• We have share ownership requirements for executives and senior management so they have a stake in our future success

• We have a disclosure and insider trading/reporting policy to protect our interests and ensure high business standards and appropriate conduct

• Our anti-hedging policy prohibits directors, officers and employees from hedging our shares and share-based awards

• Our anti-pledging policy prohibits directors and senior officers from holding our shares in a margin account or otherwise pledging them as security

• We also have a policy that prohibits employees from forward selling shares that may be delivered on the future exercise of stock options, or otherwise monetizing their option awards, other than through exercising the options and subsequently selling the shares through a public venue or the company’s cashless exercise option

• Our clawback policy allows us to recoup incentive pay from current and former senior executives as appropriate (see below)

• DSUs held by the CEO and executives are not settled for cash until six months after leaving the company

• Our whistleblower policy applies to all employees and prohibits retaliation against anyone who makes a complaint acting in good faith

3. Mitigation measures

• More senior roles have a significant portion of their compensation deferred

• We must achieve a specific threshold of operating income, otherwise no short-term incentive awards are granted

• Financial performance is verified by our external auditor (completion of annual financial statement audit) before the Board makes any decisions about short-term incentive

• The Compensation Committee adopted principles for adjusting payout under the short-term incentive plan, and provides them to the Board as part of their review of the Compensation Committee’s recommendations and performance overall

• Environmental principles are fundamental to how we achieve our financial and operational objectives, and the Compensation Committee takes them into account when exercising discretion and determining the short-term incentive awards

• Safety is considered as part of individual performance under the short-term incentive for the CEO and executives in operations roles in addition to being a specific STIP measure

• We regularly benchmark executive compensation against our comparator group of companies

• Different performance scenarios are stress tested and back tested to understand possible outcomes

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Key policies

In addition to CP’s code of business ethics, a number of other policies act to mitigate compensation risk. You can read more about ethical behaviour at CP and our code of business ethics and other policies beginning on page 84.

Clawbacks

Our clawback policy allows the Board to recoup short and long-term incentive compensation paid to a current or former senior executive if:

•	the incentive compensation received was calculated based on financial results that were subsequently materially restated or corrected, in whole or in part;
•	the executive engaged in gross negligence, fraud or intentional misconduct that caused or contributed to the need for the restatement or correction, as admitted by the executive or as reasonably determined by the Board; and
•	the incentive compensation would have been lower based on the restated or corrected results.

The Board has sole discretion to determine whether it is in our best interests to pursue reimbursement of all or part of the incentive compensation and these actions would be separate from any actions by law enforcement agencies, regulators or other authorities.

Anti-hedging

Our disclosure and insider trading and reporting policy prohibits directors, executive officers and employees from buying financial instruments that are designed to hedge or offset a decrease in the market value of equity awards or CP shares they hold directly or indirectly.

Anti-pledging

Our anti-pledging policy prohibits directors and executive officers from holding any CP securities in a margin account or otherwise pledging the securities as collateral for a loan.

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Compensation program

Total direct compensation consists of salary, an annual short-term incentive and a long-term incentive award that focus executives on driving strong financial, operational and customer satisfaction results and building shareholder value. Executives also receive pension benefits and perquisites as part of their overall compensation.

Element	Purpose	Risk mitigating features	Link to business and talent strategies	New in 2017
Salary Cash (see page 37)	• competitive level of fixed pay • reviewed annually	• external advisor benchmarks against our comparator group to ensure appropriate levels and fairness	• attract and retain talent • no automatic or guaranteed increases to promote a performance culture
Short-term incentive Cash bonus (see page 37)	• annual performance incentive to attract and retain highly qualified leaders • set target awards based on level

•  set target performance at the beginning of the year to assess actual performance at the end of the year

•  actual payouts are based on the achievement of pre-determined corporate and individual objectives

•  corporate performance has an operating income hurdle

•  payouts are capped

•  no guarantee of a minimum payout

•  attract and retain highly qualified leaders

•  motivate high corporate and individual performance

•  use metrics that are based on the strategic plan and approved annually

•  align personal objectives with area of responsibility and role in achieving operating results

New measures and weightings: • operating ratio reduced from 50% to 40% • operating income increased from 25% to 40% • added a safety measure at 10% • added an operational measure at 10%
Deferred compensation Deferred share units (see page 69)

•  encourages share ownership

•  executives can elect to receive the short-term incentive in DSUs if they have not yet met their share ownership requirement

•  company provides a 25% match of the deferral amount in DSUs

•  deferral limited to the amount needed to meet the executive’s share ownership guidelines

•  aligns management interests with growth in shareholder value

•  helps retain key talent

•  company contributions vest after three years

• sustained alignment of executive and shareholder interests because the value of DSUs is tied directly to our share price • cannot be redeemed for cash until six months after the executive leaves CP
Long-term incentive (LTIP) (see page 41)				New allocation
Performance share units (see page 43)	• equity-based incentive aligns with shareholder interests and focuses on three-year performance • accounts for 60% of an executive’s long-term incentive award (up from 50% in 2016)	• use pre-defined market and financial metrics • the number of units that vest is based on a performance multiplier that is capped • no guarantee of a minimum payout	• focuses the leadership team on achieving challenging performance goals • ultimate value based on share price and company performance • attract and retain highly qualified leaders

Represents 60% of LTIP award for executives (100% for other levels of management)

New measures and weightings:

•  return on invested capital replaces operating ratio

•  update of peer group for assessing relative TSR

•  increased the weighting of TSR from 20% to 40%

Stock options (see page 44)	• accounts for 40% of an executive’s long-term incentive award (down from 50% in 2016) • vest over four years, term is now seven years	• focuses on appreciation in our share price, aligning with shareholder interests • only granted to executives	• focuses the leadership team on creating sustainable long-term value	Represents 40% of LTIP award for executives Grants in 2017 and later have a seven-year term, down from 10 years
Pension Defined contribution pension plan (see page 68)	• pension benefit based on pay and service and competitive with the market • supplemental plan for executives and senior managers	• balances risk management of highly performance-focused pay package	• attract and retain highly qualified leaders
Perquisites Flexible spending account (see page 63)	• competitive with the market	• new restrictions for the CEO	• attract and retain highly qualified leaders	No tax equalization for the CEO Use of aircraft limited to corporate travel and family visits within North America

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2017 Executive compensation

Salary

Salaries are set every year based on the executive’s performance, leadership abilities, responsibilities and experience as well as succession and retention considerations. The Compensation Committee also considers the economic outlook and the median salary and practices of the comparator group before making its decisions.

The table below shows the annual salaries the named executives were paid as at December 31, 2017.

	2017	% change from 2016
Keith Creel	US$1,125,000	17.6%
Nadeem Velani	$460,000	10.8%
Robert Johnson	US$435,000	0%
Laird Pitz	US$366,000	4.6%
Jeff Ellis	$445,000	0%

Mr. Creel received a 17.6% increase when he became CEO on January 31, 2017. Mr. Velani received a step increase to bring his salary closer to the market median as a result of his appointment as Executive Vice-President and CFO. Mr. Pitz received an increase in 2017 when he was promoted to Senior Vice-President and Chief Risk Officer.

Short-term incentive plan

The short-term incentive award is an annual incentive that focuses executives on achieving strong financial, safety and operational results.

What it is

• Cash bonus for achieving pre-determined annual corporate and individual performance objectives that are tied directly to our strategy and operational requirements

• Target awards are based on the executive’s level, benchmarked at the 50th percentile of our peer group and expressed as a percentage of base salary

Payout	• Corporate performance is assessed against financial, safety and operational measures • Individual performance is assessed against individual performance objectives • No guarantee of a minimum payout
Restrictions

• Must meet minimum level of performance

• Must achieve corporate operating income hurdle for any payout on individual or corporate performance to occur

• Performance multiplier is capped for exceptional performance

• Actual award is capped as a percentage of base salary

If the executive retires	• Executive must give three months’ notice • Award for the current year is pro-rated to the retirement date

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The table below shows the 2017 short-term incentive awarded to the named executives. Salaries in U.S. dollars have been converted into Canadian dollars using an average exchange rate of $1.2986.

We use financial and non-financial measures to assess corporate performance. Individual performance is assessed against individual performance objectives for the year and other pre-determined goals that reflect the strategic and operational priorities critical to each executive’s role.

Corporate and individual performance factors are at capped at 200% to limit payouts and avoid excessive risk-taking.

An employee’s payout on the individual component of the STIP may be zero or range from 50% to 200%. Any award payable under the individual component is subject to a minimum level of corporate performance. No award is payable unless the minimum corporate hurdle is achieved.

Actual STIP awards are also capped as a percentage of base salary, as shown in the table to the right.

Assessing corporate performance

Last year we announced a number of changes to the

	Payout as a % of base salary
Level	Below hurdle	Minimum	Target	Maximum
CEO	0%	60%	120%	240%
Other named executives	0%	30-37.5%	60-75%	120-150%

measures for 2017 to reflect CP’s transition to focus on sustainable growth.

We created a balanced scorecard to assess performance and support our focus on growth by:

• increasing the emphasis on operating income and reducing the emphasis on cost reduction so the two metrics have equal weighting

• introducing two non-financial measures to the scorecard: safety and operating performance.

Safety and operating performance had previously formed part of the individual performance assessment. Including the two measures in the scorecard with specific targets and weightings creates more rigour and transparency in the performance assessment.

New in 2017

We changed the weightings of two core financial measures to support our growth strategy and introduced two non-financial measures to create a more balanced assessment of performance.

Free cash flow was removed as a metric given its volatility from year to year. The weighting of ROIC was increased as a long-term measure to ensure we deploy free cash flow in a responsible manner.

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Corporate performance

The table below shows the 2017 scorecard and results. The targets were set with adequate stretch to motivate strong performance.

The Board sets a corporate hurdle for operating income. There is no payout if we do not achieve that corporate hurdle. If we achieve the hurdle but corporate performance is below threshold for all measures, then only the individual performance factor is used to calculate the awards. Corporate results between 50% and 200% of target are interpolated. For 2017, the operating income hurdle was set at $2 billion.

Performance measure	Why it’s important	Threshold (50%)	Target (100%)	Exceptional (200%)	2017 reported result	2017 STIP result	Weighting	Score
Financial measures
STIP Operating ratio Operating expenses divided by total revenues based on an assumed fuel price and foreign exchange rate	Continues our focus on driving down costs while focusing on growth strategy	57.50%	57.25%	56.75%	57.4%	adj. 57.1%	40% (new) (reduced from 50% in 2016)	137%
STIP Operating income ($ millions) Total revenues less total operating expenses based on an assumed foreign exchange rate	Highlights the importance of revenue growth to our corporate strategy	2,705	2,745	2,865	2,793	adj. 2,816	40% (new) (increased from 25% in 2016)	159%
Safety measure (new)
Federal Railroad Administration’s (FRA) frequency of train accidents per million train miles relative to Class 1 railroads	Safety is our top priority, and the measure pays out at maximum only if we achieve the stretch target and remain the best in the industry Introducing this measure recognizes the feedback we received from shareholders who asked for safety to be explicitly included as a performance measure	1.30	1.19	1.15	0.99	0.99	10%	200%
Operating measure (new)
Train speed measures the time and movement of trains in miles per hour from origin to destination It is a key component of trip plan compliance and critical to the service we provide customers and to our growth strategy. Trip plan compliance, as a stand-alone measure, is a relatively new measure at CP. In 2018, now that we have built up enough historical data, we plan to use it as an operating performance measure for STIP rewards.	Train speed reflects our operating performance and is a key measure for improved asset utilization and delivery times, leading to an enhanced customer experience Introducing this measure incorporates feedback from shareholders and provides a more balanced scorecard of performance criteria	23.7	24.0	24.6	23.4	23.4	10%	0%
Corporate performance factor								138%

Notes:

•	The measurement of train speed excludes bulk trains, local trains, passenger trains and trains used for repairing track. Hours of delay caused by customer and foreign railroad issues are removed from the transit time. For all mainline trains, total train hours (excluding foreign railway and customer delays), divided by total train miles.
•	The target for train speed recognized that 2016 was a record year supported by an environment with softer volumes. Maintaining the target reflected an expectation that speed would be maintained as the network gained more volume.
•	The 2017 target for the frequency of train accidents per million train miles relative to Class 1 railroads was based on the three-year average. CP has been a leader in safety for over a decade, and 2016 was a record safety year by CP and industry standards. The 2017 target reflected an expectation that CP would maintain its industry-leading safety performance.

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CP delivered record financial performance in 2017. A growing top line coupled with disciplined cost control measures produced record operating income and adjusted earnings for the company. The reported operating ratio came in at 57.4% and reported operating income was $2,793 million – both are all-time bests for the company. From a safety perspective, CP’s personal injury rate improved one percent and our train accident frequency led the industry in this key safety metric. In 2017, CP continued to invest significantly in the capital program with an overall investment of $1.34 billion during 2017 while at the same time maintaining its strong commitment to shareholders by returning $691 million through share buybacks and dividends.

The Compensation Committee may adjust the results for unusual or non-recurring items that are outside our normal business and do not accurately reflect our ongoing operating results or business trends and affect the comparability of our financial performance year over year. Results under the short-term incentive plan may therefore differ from our reported GAAP results. Significant items that were adjusted so that they do not impact, either favourably or unfavourably, the assumptions made when the STIP targets were planned include: a management transition recovery related to the retirement of Hunter Harrison as CEO; foreign exchange; fuel price; and land sales, all of which were adjusted to reflect assumptions made in our 2017 budget in order to incent good business decisions, made at the right time, to receive the best return.

Assessing individual performance

Executives set individual performance objectives before the start of every financial year.

The individual performance factor is based on the executive’s performance against those objectives and other pre-defined quantitative and qualitative goals that reflect the strategic and operational priorities critical to each executive’s role, including operational management, safety, financial and other objectives.

Each objective has a minimum, target and maximum. The individual performance factor ranges from 0% to 200%.

2017 individual performance factor

In response to shareholder feedback,

in 2016 we introduced a cap on the
individual performance factor for the
CEO, so his individual performance
factor cannot exceed the corporate
performance factor.

This makes sure that the payout factor
for the CEO aligns with the CEO’s
overall responsibility for CP’s
performance.

Keith Creel	138%
Nadeem Velani	155%
Robert Johnson	150%
Laird Pitz	150%
Jeffrey Ellis	150%

The Compensation Committee sets the individual performance factor for the CEO. The CEO reviews the performance of his direct reports against their objectives, and recommends their individual performance factors to the Compensation Committee.

See the profiles beginning on page 48 to read about each executive’s individual performance in 2017.

Compensation Committee Discretion

The Compensation Committee has developed principles for the use of discretion. Adjustments should not relieve management from the consequences of their decision-making. Adjustments should also neither reward nor penalize management for decisions on discretionary transactions, events outside their control (such as foreign exchange rates and fuel prices that are beyond the assumptions used in the planning process) or transactions outside normal corporate planning and budgeting.

As a result, the Compensation Committee can reduce the corporate performance factor for any executive officer as it deems appropriate, as long as it follows the principles. The Board can also use its discretion to adjust the targets and payouts up or down, following the principles set out by the Compensation Committee.

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Long-term incentive plan

Long-term incentive awards focus executives on medium and longer-term performance to create sustainable shareholder value.

Target awards are set based on the competitive positioning of each executive’s compensation and the practices of companies in our peer group in order to attract and retain experienced railroad executives with highly specialized skills.

New in 2017

To ensure a stronger link between pay and performance, the allocation of performance share units was increased to 60% and the allocation of stock options was reduced to 40% (previously the weighting was 50% for each).

The stock option term was shortened from ten years to seven years

	Performance share units (60%)	Stock options (40%)
What they are	• Notional share units that vest at the end of three years based on absolute and relative performance and the price of CP common shares	• Rights to buy CP shares at a specified price in the future
Vesting and payout	• Cliff vest at the end of three years based on performance against three pre-defined financial and market metrics • No guarantee of a minimum payout	• Vest 25% every year beginning on the anniversary of the grant date • Expire at the end of seven years (down from ten years) • Only have value if our share price increases above the exercise price
Dividend equivalents	• Earned quarterly and compound over the three-year period	• Do not earn dividend equivalents
Restrictions	• Must meet minimum level of performance • Performance multiplier is capped for exceptional performance	• Cannot be exercised during a blackout period
If the executive retires

• Must give three months’ notice

• Award continues to vest and executive is entitled to receive the full value as long as they have worked for six months of the performance period, otherwise the award is forfeited

• Must give three months’ notice • Options continue to vest, but expire five years after the retirement date or on the normal expiry date, whichever is earlier

Stock options are usually granted in January immediately after the fourth quarter financial statement blackout period ends, while performance share units (PSUs) are awarded in February after the Compensation Committee has reviewed the year-end financial results in detail.

At the CEO’s recommendation, the Board may eliminate or adjust an executive’s actual grant (but may not increase a grant more than 25% above an executive’s target). In determining adjustments, the Compensation Committee considers the competitive positioning of each individual’s compensation, among other factors.

The Board does not take into consideration the amount or terms of previous awards when making grants because:

•	it could encourage an option holder to exercise their options earlier than planned to avoid a reduction in future grants because of a significant number of outstanding options
•	it might disadvantage long-serving employees and others who are committed to the stock
•	long-term incentive awards are granted to motivate and the value is contingent on strong future performance

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Grants are also made for special situations like retention or new hires. Special grants can include PSUs, RSUs, DSUs or options. These grants are made on the first Tuesday of the month following approval. If we are in a blackout period, the grant is made after the blackout has been lifted.

2017 long-term incentive awards

To determine the appropriate value of long-term incentive grants provided to the named executives, the Compensation Committee considers the practices of our comparator group and external market data as well as internal factors including executive retention, dilutive impact and long-term value creation. The CEO did not recommend any adjustments to the 2017 awards.

The table below shows the 2017 long-term incentives awarded to the named executives.

Target as a % of base salary
Keith Creel	400%
Nadeem Velani	225%
Robert Johnson	225%
Laird Pitz	115%
Jeffery Ellis	115%

	2017 long-term
	incentive	>	Allocation
	award		Performance share units		Stock options
	(grant value)		$	#	$	#

Keith Creel	14,924,418		4,407,788	22,294	10,516,630	229,871
Nadeem Velani	985,045		782,395	3,903	202,650	4,644
Robert Johnson	1,514,778		958,705	4,849	556,073	11,557
Laird Pitz	622,931		394,237	1,994	228,694	4,753
Jeffrey Ellis	604,199		386,888	1,930	217,311	4,980

Notes:

•	See the summary compensation table on page 62 for details about how we calculated the grant date fair values of the performance share units and stock options. Both were calculated in accordance with FASB ASC Topic 718.
•	The amount for Mr. Creel includes the performance stock option grant that he received in 2017 as described below.
•	The grant value of the awards based on the NYSE trading price has been converted to Canadian dollars using a 2017 average exchange rate of $1.2986.

As disclosed in last year’s proxy, when Mr. Creel became CEO on January 31, 2017, he received a special grant of performance stock options, designed to motivate strong CEO performance, build his equity ownership and retain him during a period of significant change in the railroad industry. To make the upfront grant, the Compensation Committee reduced Mr. Creel’s target long-term incentive award to 400% of salary for the next five years (from the market median of 500% among the Class 1 railroads), and used the difference (5 years x 100%) to make the award, which was allocated 100% to performance stock options (see page 44 for details about the vesting and performance conditions).

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Performance share units (PSUs)

PSU awards focus executives on achieving medium-term goals within a three-year performance period.

The Board sets performance measures, thresholds and targets at the beginning of the performance period.

The number of units that vest is based on our performance over the three-year period. We must achieve threshold performance on a measure, otherwise the payout factor for that measure is zero and a portion of the award is forfeited. If performance is exceptional on a measure, the Board may approve a payout of up to 200%.

New in 2017

We are putting more emphasis on return on invested capital and total shareholder return to better align incentive pay with shareholder interests.

Based on shareholder feedback, we eliminated operating ratio as a long-term measure to reduce overlap with the STIP measures.

PSUs earn additional units as dividend equivalents at the same rate as dividends paid on our common shares.

The award is paid out in cash based on the number of units that are earned and the average closing share price for the 30 trading days prior to the end of the performance period on the TSX or NYSE, as applicable. The award may be paid out in shares, on the CEO’s recommendation, using the after-tax value.

2017 PSU awards

The performance period for the 2017 PSU awards is January 1, 2017 to December 31, 2019. Performance will be assessed against the measures in the table below. Awards will be prorated if results fall between threshold and exceptional.

2017 PSU performance measures	Why the measure is important	Threshold (50%)	Target (100%)	Exceptional (200%)	Weighting
PSU three-year average return on invested capital (ROIC) Net operating profit after tax divided by average invested capital	Focuses executives on the effective use of capital as we grow. Ensures shareholders’ capital is employed in a value-accretive manner	14.5%	15%	15.5%	60% (new) (increased from 20% in 2016)
Total shareholder return Measured over three years. The percentile ranking of CP’s CAGR relative to the companies that make up the S&P TSX Capped Industrial Index	Compares our TSR to a broad range of Canadian investment alternatives Aligns long-term incentive compensation with long-term shareholder interests	25th percentile	50th percentile	75th percentile	20% (new) (increased from 10% in 2016)
Total shareholder return Measured over three years. The percentile ranking of CP’s CAGR relative to the companies that make up the S&P 1500 Road and Rail Index

Compares our TSR to the companies that make up the S&P 1500 Road and Rail Index, a broad range of transportation peers, rather than the narrow group of publicly traded Class 1 peers making the payout less volatile and more consistent with the broader industry

Aligns long-term incentive compensation with long-term shareholder interests

		25th percentile	50th percentile	75th percentile	20% (new) (increased from 10% in 2016)

At the end of the three-year performance period, the starting point for determining relative TSR will be the 10-day trading average of the closing price of CP shares on the two indices prior to January 1, 2017 and the closing point will be the 10-day trading average of the closing price of CP shares on the two indices prior to December 31, 2019. TSR is adjusted over the period to reflect dividends paid and the multiplier is interpolated if our performance falls between the ranges. If results are below the threshold level for any of the performance measures, units for that specific measure will be forfeited.

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Stock options

Stock options focus executives on longer-term performance. Options have a seven-year term and vest 25% each year beginning on the anniversary date of the grant. The grant price is the last closing price of our common shares on the TSX or the NYSE on the grant date. Options only have value for the holder if our share price increases above the grant price.

2017 stock option awards

The table below shows the details of the 2017 annual option award grant.

New in 2017 We reduced the term of stock options granted in 2017 and later to seven years from ten years.

	Grant value ($)	# of options	Grant price
Keith Creel	1,630,352	33,884	US$150.99 (NYSE)
	896,816	18,762	US$151.14 (NYSE)
Nadeem Velani	202,650	4,644	$201.49 (TSX)
Robert Johnson	556,073	11,557	US$150.99 (NYSE)
Laird Pitz	228,694	4,753	US$150.99 (NYSE)
Jeffrey Ellis	217,311	4,980	$201.49 (TSX)

The grant value of the stock option awards based on the NYSE trading price have been converted to Canadian dollars using a 2017 average exchange rate of $1.2986.

As disclosed in last year’s proxy, when Mr. Creel became CEO on January 31, 2017, he received a special grant of performance stock options, designed to motivate strong CEO performance, build his equity ownership and retain him during a period of significant change in the railroad industry (see below and the details on page 50). Mr. Creel also received an annual option award of $1,630,352 that was granted on January 20, 2017, and his grant of $896,816 on February 1, 2017 reflects the additional options he received to bring him to the CEO level of 400% of salary. See summary compensation table on page 62 for more information.

We calculated the number of options to be granted to each executive by dividing the grant value by the theoretical value of an option (using the Willis Towers Watson binomial option pricing methodology), applied to our 30-day average closing share price on the TSX or the NYSE prior to the day of the grant.

CEO performance stock options

Mr. Creel’s performance stock options cliff vest on February 1, 2022 (five years from the grant date) based on our five-year total shareholder return relative to two equally weighted measures:

•	50% of the options will vest if our TSR is at or above the 60th percentile of the companies that make up the S&P/TSX Capped Industrial Index
•	the other 50% of the options will vest if our TSR is at or above the 60th percentile of the companies that make up the S&P 1500 Road and Rail Index.

Performance will be assessed over a five-year period. The starting point for determining relative TSR will be the 10-day trading average of the closing price of CP shares and the two indices prior to February 1, 2017 and the closing point will be the 10-day trading average of the closing price of CP shares and the two indices prior to January 31, 2022. The options expire on February 1, 2024. The table below shows the details of the special, upfront grant of performance stock options.

	Grant value ($)	# of options	Exercise price
Keith Creel	7,989,462	177,225	US$151.14 (NYSE)	The performance stock options expire after seven years.

The grant value of the performance stock options is based on our shares traded on the NYSE and have been converted to Canadian dollars using a 2017 average exchange rate of $1.2986.

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About the stock option plan

The management stock option incentive plan (stock option plan) was introduced in October 2001.

Regular stock options granted before 2017 expire 10 years from the date of grant and generally vest 25% each year over four years, beginning on the anniversary of the grant date.

Stock options awarded January 1, 2017 and later have a seven-year term (reduced from 10 years). If the expiry date falls within a blackout period, the expiry date will be extended to 10 business days after the end of the blackout period date. If a further blackout period is imposed before the end of the extension, the term will be extended another 10 days after the end of the additional blackout period.

The table below sets out the limits for issuing options under the plan:

As a % of the number of shares outstanding
Maximum number of shares that may be reserved for issuance to insiders as options	10%
Maximum number of options that may be granted to insiders in a one-year period	10%
Maximum number of options that may be granted to any insider in a one-year period	5%
As a % of the number of shares outstanding at the time the shares were reserved
Maximum number of options that may be granted to any person	5%

We measure dilution by determining the number of options available for issuance as a percentage of outstanding shares. Our potential dilution at the end of 2017 was 2%. The maximum dilution allowed by the Board is 7%.

The option grant price is the last closing market price of shares on the grant date on the TSX or the NYSE (for grants after December 15, 2014 depending on the currency of the grant).

The table below shows the burn rate for the last three fiscal years, calculated by dividing the number of stock options granted in the fiscal year by the weighted average number of outstanding shares for the year.

(as at December 31)	2015	2016	2017
Number of options granted	317,202	403,740	396,980
Weighted number of shares outstanding	159,733,222	149,565,498	145,863,318
Burn rate	0.20%	0.27%	0.25%

The table below shows the options outstanding and available for grant as at December 31, 2017.

	Number of options/shares	Percentage of outstanding shares
Options outstanding (as at December 31, 2017)	1,361,950	0.94
Options available to grant (as at December 31, 2017)	1,555,922	1.07
Shares issued on exercise of options in 2017	319,403	0.22
Options granted in 2017	369,980	0.26

Since the launch of the management stock option incentive plan in October 2001, a total of 18,078,642 shares have been available for issuance under the plan and 15,160,770 shares have been issued through the exercise of options.

A stand-alone option award was granted to Mr. Creel in 2013, as disclosed in prior proxy circulars. The award was not granted under the management stock option incentive plan.

We do not provide financial assistance to option holders to facilitate the purchase of shares under the plan.

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Other things to know

There is a double trigger on options so that if there is a change of control and only if an option holder is terminated without cause, all of his or her stock options will vest immediately according to the change in control provisions in the stock option plan.

If an employee retires, the options continue to vest and expire on the original expiry date or five years from retirement, whichever is earlier.

If an employee is terminated without cause, the employee has six months to exercise any vested options. If the employee resigns, the employee has 30 days to exercise any vested options. If an employee is terminated with cause all options are cancelled.

Options will continue to vest and expire on its normal expiry date if the holder’s employment ends due to permanent disability.

If an option holder dies, the options will expire 12 months following his death and may be exercised by the holder’s estate. Options can only be assigned to the holder’s family trust, personal holding corporation or retirement trust, or a legal representative of an option holder’s estate or a person who acquires the option holder’s rights by bequest or inheritance.

The CEO, the Chairman of the Board and the Compensation Committee chair have authority to grant options to certain employees based on defined parameters, such as the position of the employee and the expected value of the option award:

•	In 2016, the Compensation Committee authorized a pool of 100,000 options for allocation by the CEO, who granted 3,150 options to one employee to recognize performance and for retention.
•	The Compensation Committee reduced the approved amount in 2017 to 50,000 for allocation by the CEO and 3,998 were granted from this pool.

The Compensation Committee has again approved 50,000 options that the CEO may allocate at his discretion in 2018.

Making changes to the plan

The Board can make the following changes to the plan without shareholder approval:

•	changes to clarify information or to correct an error or omission
•	changes of an administrative or a housekeeping nature
•	changes to eligibility to participate in the plan
•	terms, conditions and mechanics of granting stock option awards
•	changes to vesting, exercise, early expiry or cancellation
•	amendments that are designed to comply with the law or regulatory requirements.

The Board must receive shareholder approval to make other changes, including the following, among other things:

•	an increase to the maximum number of shares that may be issued under the plan
•	a decrease in the exercise price
•	a grant of options in exchange for, or related to, options being cancelled or surrendered.

The Board has made two amendments to the plan since it was introduced in 2001:

•	On February 28, 2012, the plan was amended so that a change of control would not trigger accelerated vesting of options held by a participant, unless the person is terminated without cause or constructively dismissed
•	On November 19, 2015, the plan was amended to provide net stock settlement as a method of exercise, which allows an option holder to exercise options without the need for us to sell the securities on the open market, resulting in less dilution.

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Payout of 2015 PSU award

The 2015 PSU grant for the period of January 1, 2015 to December 31, 2017 was paid out on February 23, 2018. The named executives received a payout of 160% on the award which includes dividends earned up to the payment date. The table below shows the difference between the actual payout value and the grant value for each named executive.

For Mr. Velani, the market share price was calculated using $225.47, the average 30-day trading price of our shares prior to December 31, 2017 on the TSX. For Mr. Creel, Mr. Johnson and Mr. Pitz, the market share price was US$176.56, the average 30-day trading price of our shares prior to December 31, 2017 on the NYSE, and the value of these shares were converted to Canadian dollars using the year-end exchange rate of $1.2545. For comparability, for Mr. Creel, Mr. Johnson and Mr. Pitz, the 2015 grant value was converted using an exchange rate of 1.2787.

Mr. Ellis was not eligible for the 2015 Performance Plan payout as he was not an employee of CP at the time of grant.

How we calculated the 2015 PSU performance factor

The PSU performance factor for the three-year period from January 1, 2015 to December 31, 2017 is 160%, as shown in the table below. The payout value has been calculated in accordance with the terms of the performance share unit plan and the 2015 award agreement.

PSU measures	Threshold 50%	Target 100%	Maximum 200%	PSU Result	Weighting	Factor
PSU Operating ratio Operating expenses divided by total revenues	64%	62%	60%	adj. 57.1%	50%	200%
PSU 2015 to 2017 average ROIC Net operating profit after tax divided by average invested capital	13%	14%	15%	adj. 15.1%	30%	200%
Total shareholder return Three-year CAGR relative to the S&P/TSX 60 Index	0%	1%	5%	-5.6%	10%	0%
Total shareholder return Ranking at the end of the three years relative to Class 1 Railroads	4	3	1	5	10%	0%
PSU performance factor						160%

We make certain assumptions when we set the plan targets. Results under the PSU plan are adjusted to reflect changes to those assumptions so we measure the true operating performance of the business. Operating ratio was adjusted to reflect the following items: foreign exchange, the impact of a higher than forecast on-highway diesel (OHD) and land sales. ROIC was adjusted for the performance of the pension plan as its impact on the balance sheet was not a good indication of management’s ability to deliver returns from the core business on its invested capital.

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KEITH E. CREEL  PRESIDENT AND CHIEF EXECUTIVE OFFICER

Mr. Creel was appointed as the President and Chief Executive Officer (CEO) on January 31, 2017. Mr. Creel was previously CP’s President and Chief Operating Officer (COO).

Prior to joining Canadian Pacific, Mr. Creel had a very successful operating career which began at Burlington Northern as a management trainee in operations and eventually led to his becoming the EVP and COO at CN in 2010.

Mr. Creel obtained a Bachelor of Science in marketing from Jacksonville State University and has completed the Advanced Management Program at the Harvard Business School. He served as a commissioned officer in the U.S. Army during which time he served in the Persian Gulf War.

2017 performance

Keith Creel was appointed President and CEO on January 31, 2017, a planned transition that had been in place since he was recruited to CP in February 2013 as President and COO. As President and CEO, Mr. Creel is responsible for providing leadership and strategic vision for CP leading CP’s transition from a corporate turnaround to a growth-focused company.

In 2017 Mr. Creel focused on the following key areas:

1.	Strategic direction

2.	Employee engagement and team development

3.	Business development

4.	Operating and safety performance

5.	Stakeholder engagement

2017 highlights

CP delivered record financial and safety performance in 2017.

Our total revenues grew by 5% to $6.55 billion which, combined with our disciplined operating model, produced record operating income and an all-time best operating ratio.

We invested $1.34 billion in our capital program and demonstrated our commitment to shareholders by returning approximately $691 million through share buybacks and dividends. We also increased our quarterly dividend by 12.5%, from $0.50 to $0.5625, and announced a new share repurchase program. Our total shareholder return for 2017 was 21%.

Throughout, we remained steadfast in our commitment to safety. We improved our train accident frequency rates by 12%, which marked the 12th consecutive year that we have led the industry on this key safety metric.

Strategic direction

Mr. Creel’s planned succession to the President and CEO role began when he arrived at CP in 2013 to work alongside the late legendary railroader Hunter Harrison and lay out a path for CP. CP achieved an extraordinary turnaround under the leadership of Mr. Harrison and Mr. Creel.

As President and CEO, Mr. Creel quickly began setting the direction for the next chapter of the CP story. CP has spent the last five years right sizing the organization and our asset base and improving our operations and service using CP’s precision railroading model. Our network now has the fastest and shortest transit times in the key markets we serve. Mr. Creel is leveraging those strengths and applying his 20-plus years of railroading experience and the talent of his leadership team to grow our top line and achieve long term sustainable growth.

Our focus on safety, service and innovation, combined with our financial strength and our ability to capitalize on our network and deliver in a disciplined and cost-effective way, are key elements for achieving our strategy.

Employee engagement and team development

Building on his commitment to our people when he joined CP, Mr. Creel has devoted a significant amount of time in 2017 to deepen our relationship with employees in all areas of the business and support retention to help our future growth. He hosted a series of town halls and implemented CEO round tables to hear first-hand from employees across our network and respond to their questions, concerns and ideas about our strategy and our business. Under Mr. Creel’s leadership, CP conducted an employee engagement survey for non-union employees, to solicit feedback and identify areas for opportunity. Mr. Creel is leading our efforts to increase diversity throughout the organization. At Mr. Creel’s direction we are also introducing new programs and tools to strengthen leadership and accountability, improve retention and outreach, and support the recruitment of women and indigenous peoples.

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Significant work was done in 2017 to collaborate proactively with our union partners to reach a number of long-term labour agreements before expiry. Ratification of the new five-year agreements with the Canadian Pacific Police Association, the United Steelworkers (USW) and the Teamsters Canada Rail Conference Maintenance of Way Employees Division (TCRC-MWED) bring labour stability for the company and our employees and align employees’ interests with our growth objectives, while supporting a common vision that was in the best interest of all stakeholders.

As part of his appointment as President and CEO, Mr. Creel established a new leadership team and structure that better leverages our best-in-class service to meet the needs of current and future customers and support our long term sustainable growth strategy in the years ahead. These changes include the appointment of John Brooks as Chief Marketing Officer and the recruitment of two new vice-presidents in sales and marketing.

Business development

CP is creating the foundation for top line growth by focusing on new business opportunities and enhancing service. In 2017 we expanded our market reach through initiatives such as our sales presence in Asia, daily service from Vancouver to Detroit, and expansion into the Ohio Valley. CP is the first railroad to offer a direct route from Vancouver to the Ohio Valley. We are already experiencing gains in market share through these enhanced offerings.

Additionally, we enhanced our service offerings such as our new “live” lift operation at Portal, North Dakota, our new large-scale, multi-commodity transload facility in Vancouver, and the roll out of our Auto Grate technology at all of our intermodal terminals. These initiatives makes it easier and faster for our customers to do business, provide more efficient transload services and increase network fluidity which provides our customers with a strategic advantage.

Operating and safety performance

We remain grounded in our foundations of precision railroading and continue to fine-tune our operations in our constant pursuit of operational, service and safety excellence while controlling costs. In 2017, CP moved 5% more volume, while sustaining key operating metrics and improving overall safety performance. CP ended 2017 with an industry-leading FRA train accident rate of 0.99. This result not only represents a 12% improvement over 2016, but also represents the 12th consecutive year that CP has led the industry on this metric. CP’s FRA personal injury rate was 1.65, a 1% improvement over 2016.

In 2017, CP continued to roll out its Home Safe program – an initiative designed to take CP’s safety culture to the next level. Home Safe is a commitment to be vigilant about personal safety and the safety of co-workers. It is based on 100% compliance to operating rules and safety practices, partnering with all employees, and treating each other with mutual respect. It is the commitment each employee makes to watch out for each other and to let someone know if they are at risk.

Mr. Creel also championed our trip plan effort. His leadership has involved setting clear direction and expectations on how to set and measure trip plans, and hold Operations accountable for execution. In 2017, CP continued to develop and refine our ability to measure trip plan. Trip plan is a detailed schedule for a shipment that has become CP’s cornerstone operating principle. It aligns our service plan and customer expectations, from cut-off to local service, through to the delivery at destination. Through trip plan, CP is generating superior service that is consistent and aligned with market requirements, while controlling costs through improved efficiencies. CP will continue to refine and enhance our trip planning processes in 2018, by modifying schedules and business rules to ensure we meet market needs.

Stakeholder engagement

Mr. Creel led a range of engagement activities in 2017 with a broad group of external stakeholders, including shareholders, senior legislators and policy makers, regulators, First Nations, and industry associations. Mr. Creel had numerous meetings in Ottawa and other locations to advocate for a balanced approach to industry regulation and legal changes to allow the proactive use of locomotive voice and video recorders to prevent incidents and improve rail safety. He had discussions with senior government officials in Canada and the U.S. to discuss the importance of the North American Free Trade Agreement to the North American economy. In addition, Mr. Creel met with current and prospective shareholders to thoroughly communicate our growth strategy and build confidence in the new management team.

All of these initiatives support our efforts to build on our operating efficiency, customer service and safety record, without compromise, and focus on growing CP into the future and creating long-term value for our customers, our employees and our shareholders. The Compensation Committee completed the assessment of CEO performance, which was discussed with and approved by the Board. Mr. Creel was assessed as exceeding his overall individual performance objectives and leading the company to achieve strong corporate performance.

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2017 compensation

The table below shows the compensation awarded to Mr. Creel for 2017, compared to the previous two years.

Compensation ($’000)	2017	2016	2015
Fixed
Base earnings	1,437	1,261	1,164
Variable
Short-term incentive	2,419	1,901	1,602
Long-term incentive
- PSUs	4,408	2,404	1,959
- Stock options	10,517	2,131	2,130
Total direct compensation	18,781	7,697	6,855
Total target direct compensation	9,058	6,336	5,836

Notes:

Salary is the actual amount received that year. Payments made in U.S. dollars have been converted to Canadian dollars using an average exchange rate for the year: $1.2986 for 2017, $1.3248 for 2016 and $1.2787 for 2015.

In 2017, Mr. Creel received 177,225 performance stock options that cliff vest in five years based on our relative TSR against the companies that make up the S&P/TSX Capped Industrial Index and the companies that make up the S&P 1500 Road and Rail Index (see the 2017 Long-term incentive – CEO grant on page 44 and the summary compensation table on page 62 for details).

We signed a new employment agreement with Mr. Creel effective January 31, 2017, which sets out the terms of his compensation as CEO. The new agreement was designed to align his compensation closer to the market median of our peer group, does not include tax equalization and limits his use of the corporate aircraft to corporate travel and family visits within North America.

Salary

Mr. Creel received a 17.6% increase to US$1.125 million when he became CEO on January 31, 2017.

Short-term incentive

Based on our 2017 corporate performance and the assessment of his individual performance, Mr. Creel received a cash bonus of $2,419,292 for 2017, calculated as follows:

Year-end salary and the 2017 STIP award were paid in U.S. dollars and have been converted to Canadian dollars using an average exchange rate of $1.2986 for 2017.

Long-term incentive

Mr. Creel received annual 2017 long-term incentive awards with a total grant value of $6,934,956, 100% of his target award. The grant was allocated 60% PSUs and 40% stock options.

As disclosed in last year’s proxy, when Mr. Creel became CEO on January 31, 2017, he received a special grant of performance stock options, designed to motivate strong CEO performance, build his equity ownership and retain him during a period of significant change in the railroad industry. To make the upfront grant, the Compensation Committee reduced Mr. Creel’s target long-term incentive award to 400% of salary for the next five years (from the market median of 500% among the Class 1 railroads), and used the difference (5 years x 100%) to make the award, which was allocated 100% to performance stock options (see page 44 for details about the vesting and performance conditions).

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Realized and realizable pay

The value of Mr. Creel’s incentive compensation is based on our performance over the period and, for the long-term incentive, our share price when the awards vest.

The graph below shows the three-year average of Mr. Creel’s granted and realized and realizable pay from 2015 to 2017.

Notes:

Summary compensation table: average of salary earned, actual cash bonus received, and long-term incentives granted (using the grant date fair value from 2015 to 2017 as disclosed in the summary compensation table on page 62). The compensation figures have been converted to Canadian dollars using the following average exchange rates: $1.2787 for 2015, $1.3248 for 2016 and $1.2986 for 2017.

Realized and realizable: average of salary earned, actual cash bonus received, the value of long-term incentive awards that have vested or been exercised, and the estimated current value of unvested long-term incentive awards granted from 2015 to 2017:

•	vested PSUs and stock options are valued at the time of vesting or exercise
•	the value of vested 2015 PSUs payable in February 2018 was calculated using the 30-day average trading price of our shares prior to December 31, 2017 of US$176.56 on the NYSE with a performance multiplier of 1.6 and includes dividends earned up to the payment date
•	the value of unvested 2016 and 2017 PSU’s are based on the closing price of our shares on December 29, 2017 of US$182.76 on the NYSE with a performance multiplier of 1.0. PSUs include reinvestment of additional units received as dividend equivalents
•	the value of unvested/unexercised stock options is based on the closing price of our shares on December 29, 2017 of US$182.76 on the NYSE
•	the compensation figures for salary earned and actual bonus received have been converted to Canadian dollars using the following average exchange rates: $1.2787 for 2015, $1.3248 for 2016 and $1.2986 for 2017.
•	the value of any realized and realizable PSUs and Options have been converted into Canadian dollars using the 2017 year-end exchange rate of $1.2545

We also compare the realized and realizable value of $100 awarded in total direct compensation to Mr. Creel in each year to the value of $100 invested in CP shares on the first trading day of the period, assuming reinvestment of dividends, to show a meaningful comparison of shareholder value.

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Pay linked to shareholder value

The table below shows Mr. Creel’s total direct compensation in Canadian dollars in each of the last three years, compared to its realized and realizable value as at December 31, 2017. We also compare the realized and realizable value of $100 awarded in total direct compensation to Mr. Creel in each year to the value of $100 invested in CP shares on the first trading day of the period, assuming reinvestment of dividends, to show a meaningful comparison of shareholder value.

(Cdn$)				Value of $100
	Compensation awarded	Realized and realizable value of compensation as at December 31, 2017	Period	Keith Creel	Shareholder
2015	$6,855,631	$6,288,021	Jan 1, 2015 to Dec 31, 2017	92	105
2016	$7,696,926	$11,193.523	Jan 1, 2016 to Dec 31, 2017	145	132
2017	$18,780,304	$18,131,928	Jan 1, 2017 to Dec 31, 2017	97	121

Mr. Creel’s compensation awarded is as disclosed in the summary compensation table. He receives his compensation in U.S. dollars. Annual compensation figures have been converted to Canadian dollars using the following average exchange rates: $1.2787 for 2015, $1.3248 for 2016 and $1.2986 for 2017.

Mr. Creel’s realized and realizable value for salary earned and actual bonus received have been converted to Canadian dollars using the following average exchange rates: $1.2787 for 2015, $1.3248 for 2016 and $1.2986 for 2017. The value of any realized and realizable long-term incentive is converted into Canadian dollars using the 2017 year-end exchange rate of $1.2545.

Equity ownership (at December 31, 2017)

Requirement (as a multiple of salary)	Minimum ownership value ($)	Shares ($)	Deferred share units ($)	Total ownership value ($)	Total ownership (as a multiple of salary)
6x	$8,467,875	552,707	7,157,512	7,710,219	5.46x

Mr. Creel is on track to meeting his share ownership requirements by January 2022. Values are based on US$182.76, the closing price of our common shares on the NYSE on December 29, 2017 and have been converted using a year-end exchange rate of $1.2545.

Mr. Creel received a special make-whole DSU grant when he was hired in 2013. These vested in 2016, but he cannot redeem them until six months after he retires or leaves the company.

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NADEEM S. VELANI   EXECUTIVE VICE-PRESIDENT AND CHIEF FINANCIAL OFFICER

Mr. Velani was appointed Vice-President and Chief Financial Officer on October 18, 2016 and was appointed Executive Vice-President and Chief Financial Officer on October 17, 2017. Mr. Velani is a key member of the senior management team responsible for the long-term strategic direction of the Company. Other responsibilities include financial planning, reporting and accounting systems, as well as pension, treasury, investor relations and tax functions.

Mr. Velani joined CP in March 2013 and most recently served as Vice-President Investor Relations. Prior to CP, Mr. Velani spent approximately 15 years at CN where he worked in a variety of positions in financial planning, sales and marketing, investor relations and the Office of the President and CEO.

2017 performance

The CEO assessed Mr. Velani’s performance in 2017 against his individual performance objectives, which included developing a culture and organizational structure in finance better aligned to support an operations-focused company, building a strong team of financial leaders, reviewing the pension plan investment strategy and improving the financial planning, budgeting and forecasting process. In addition, Mr. Velani was responsible for leading an update of the company’s strategic multi-year plan.

All aspects of these functions were taken into consideration as part of the assessment. Mr. Velani was assessed as exceeding his individual performance objectives for the year.

The assessment was reviewed by the Compensation Committee, and approved by the Board.

2017 compensation

The table below is a summary of the compensation awarded to Mr. Velani for 2017, compared to the two previous years.

Compensation ($’000)	2017	2016	2015
Fixed
Base earnings	451	299	224
Variable
Short-term incentive	491	374	153
Long-term incentive
- PSUs	782	132	87
- Stock options	203	105	72
- DSUs	24	-	15
Total direct compensation	1,951	910	551
Total target direct compensation	1,840	1,141	576

Salary

Mr. Velani received a 10.8% step increase in 2017 to bring his salary closer to the market median and as a result of his appointment as Executive Vice-President and CFO on October 17, 2017.

2017 short-term incentive

Based on our 2017 corporate performance and the assessment of his individual performance, Mr. Velani received a cash bonus of $490,763 for 2017, calculated as follows:

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2017 long-term incentive

Mr. Velani also received annual 2017 long-term incentive awards in the form of PSUs and Options with a total grant value of $985,045. When options were granted on January 20, 2017, Mr. Velani’s target was 115% of base salary of $415,000. This grant was allocated at 40% of target in stock options. When PSUs were granted, Mr. Velani’s target increased to 225% of base salary. This grant was allocated at 60% of target in PSUs.

Equity ownership (at December 31, 2017)

Requirement (as a multiple of salary)	Minimum ownership value ($)	Shares ($)	Deferred share units ($)	Total ownership value ($)	Total ownership (as a multiple of salary)
3x	1,380,000	184,354	368,825	553,179	1.20x

Mr. Velani is on track to meeting his share ownership requirements by February 2022. Values are based on $229.66, the closing price of our common shares on the TSX on December 29, 2017.

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ROBERT A. JOHNSON   EXECUTIVE VICE-PRESIDENT, OPERATIONS

Mr. Johnson was appointed as Executive Vice-President, Operations in April of 2016. In this role, Mr. Johnson has overall operational responsibility for CP’s rail network, including aspects of operational safety, service, engineering and mechanical services in both Canada and the U.S. with a focus on train performance and overall fluidity of the network.

Prior to this appointment, Robert was CP’s Senior Vice-President Operations, Southern Region.

Mr. Johnson’s railroad career spans over 36 years. He spent 32 of those years were spent with BNSF where he held successively more responsible roles in operations, transportation, engineering, and service excellence. His most recent position at BNSF was General Manager, Northwest Division, overseeing day-to-day operations for that region.

2017 performance

The CEO assessed Mr. Johnson’s performance in 2017 against his individual performance objectives in the areas of operational performance, cost control and safety. Mr. Johnson was instrumental in the implementation of our new “live” lift operation which enhances our cross-border operations at Portal, North Dakota for our intermodal traffic moving between Western Canada and the U.S. Midwest. Live lift allows us to lift single containers off trains for inspection by Canadian and U.S. authorities rather than having intermodal cars set-off. Mr. Johnson led the development of our new large-scale, multi-commodity transload facility in Vancouver as well as the implementation of operational efficiencies within that region to provide customers with more efficient services for imported and exported goods. Mr. Johnson championed our operational safety in 2017 which lead to a new all-time low train accident frequency. Mr. Johnson was assessed as having exceeded his overall individual performance objectives.

The assessment was reviewed by the Compensation Committee and reviewed and approved by the Board.

2017 compensation

The table below is summary of the compensation awarded to Mr. Johnson for 2017, compared to the two previous years.

Compensation ($’000)	2017	2016	2015
Fixed
Base earnings	565	532	425
Variable
Short-term incentive	597	648	362
Long-term incentive
- PSUs	959	359	300
- Stock options	556	318	327
Total direct compensation	2,677	1,857	1,414
Total target direct compensation	2,260	2,305	1,203

Notes:

Salary is the actual amount received that year. Payments made in U.S. dollars have been converted to Canadian dollars using an average exchange rate for the year: $1.2986 for 2017, $1.3248 for 2016 and $1.2787 for 2015.

Salary

Mr. Johnson did not receive a salary increase in 2017. Variances are due to foreign exchange.

2017 short-term incentive

Based on our 2017 corporate performance and the assessment of his individual performance, Mr. Johnson received a cash bonus of $597,372 for 2017, calculated as follows:

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Year end salary and the 2017 STIP award were made in U.S. dollars have been converted to Canadian dollars using an average exchange rate of $1.2986 for 2017.

2017 long-term incentive

Mr. Johnson received 2017 long-term incentive awards in the form of PSUs and Options with a total grant value of $1,514,778, 100% of his target award. The grant was allocated 60% PSUs and 40% stock options.

Equity ownership (at December 31, 2017)

Requirement (as a multiple of salary)	Minimum ownership value ($)	Shares ($)	Deferred share units ($)	Total ownership value ($)	Total ownership (as a multiple of salary)
3x	1,637,123	52,649	1,275,641	1,328,290	2.43x

Mr. Johnson is on track to meeting his share ownership requirements by April 2021. Values are based on the US$182.76 closing price of our shares on the NYSE on December 29, 2017 and have been converted using a year-end exchange rate of $1.2545.

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LAIRD J. PITZ   VICE-PRESIDENT AND CHIEF RISK OFFICER

Mr. Pitz was promoted to Senior Vice-President and Chief Risk Officer in October of 2017. This was part of the overall realignment of the risk and insurance functions for succession purposes, and to retain Mr. Pitz for the necessary developments of the succession candidates. He is responsible for all aspects of risk-management in Canada and the U.S., including police services, casualty and general claims, environmental risk, field safety and systems, operational regulatory affairs and training, disability management and forensic audit investigations. Mr. Pitz joined CP on April 2, 2014, as Vice-President of Security and Risk Management.

Mr. Pitz, a Vietnam War veteran and former FBI special agent, is a 40-year career professional who has directed strategic and operational risk-mitigation, security and crisis-management functions for companies operating in a wide range of fields including defence, logistics and transportation.

2017 individual performance

The CEO assessed Mr. Pitz’s performance in 2017 against his individual performance objectives, which focused mainly on reducing risk and liability for the company. This included mitigating risk in several key areas: safety, environmental, police security, casualty management, regulatory/operating practices, forensic and internal audit and disability management. Under Mr. Pitz’s leadership, CP has made significant progress in mitigating its overall risk, including the following results in 2017: $200,000 settlement of a $250 million class action lawsuit, claims recoveries in excess of $40 million including a 40% reduction in CP’s Federal Employers Liability Act (FELA) liability ($4.8 million). Mr. Pitz was assessed as having exceeded his overall individual performance objectives.

The assessment was reviewed by the Compensation Committee, and reviewed and approved by the Board.

2017 compensation

The table below is a summary of the compensation awarded to Mr. Pitz for 2017, compared to the two previous years. Mr. Pitz was promoted to Senior Vice-President & Chief Risk Officer on October 17, 2017, and received a 4.6% increase in base salary and an increase in short-term and long-term incentive awards to recognize his increased areas of responsibility.

Compensation ($’000)	2017	2016	2015
Fixed
Base earnings	458	438	406
Variable
Short-term incentive	436	417	331
Long-term incentive
- PSUs	394	315	265
- Stock options	229	279	288
- DSUs	-	83	83
Total direct compensation	1,517	1,531	1,373
Total target direct compensation	1,331	1,275	1,126

Notes:

Salary is the actual amount received that year. Payments made in U.S. dollars have been converted to Canadian dollars using an average exchange rate for the year: $1.2986 for 2017, $1.3248 for 2016 and $1.2787 for 2015.

Mr. Pitz received a company matching contribution of DSUs in 2016 and 2015 as a result of deferring 100% of his 2015 and 2014 short-term incentive (see page 69 for information about deferred compensation).

Salary

Mr. Pitz received a 4.6% increase in base salary when he was promoted to Senior Vice-President and Chief Risk Officer on October 17, 2017.

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2017 short-term incentive

Based on our 2017 corporate performance and the assessment of his individual performance, Mr. Pitz received a cash bonus of $435,601 for 2017, calculated as follows:

Year-end salary and 2017 STIP award were made in U.S. dollars and have been converted to Canadian dollars using an average exchange rate of $1.2986 for 2017.

2017 long-term incentive

Mr. Pitz also received 2017 annual long-term incentive awards in the form of PSUs and Options with a total grant value of $622,931, 100% of his target award. The grant was allocated 60% PSUs and 40% stock options.

Equity ownership (at December 31, 2017)

Requirement (as a multiple of salary)	Minimum ownership value ($)	Shares ($)	Deferred share units ($)	Total ownership value ($)	Total ownership (as a multiple of salary)
2x	918,294	7,107	996,557	1,003,664	2.19x

Mr. Pitz has met his share ownership requirements. Values are based on US$182.76, the closing price of our shares on the NYSE on December 29, 2017 and have been converted using a year-end exchange rate of $1.2545.

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JEFFREY J. ELLIS  CHIEF LEGAL OFFICER AND CORPORATE SECRETARY

Mr. Ellis was appointed Chief Legal Officer and Corporate Secretary effective November 23, 2015.

Mr. Ellis is accountable for the overall strategic leadership, oversight and performance of the legal, corporate secretarial, government relations and public affairs functions of CP in Canada and the U.S.

Prior to joining CP in 2015, Mr. Ellis was the U.S. General Counsel at BMO Financial Group. Before joining BMO in 2006, Mr. Ellis was with the law firm of Borden Ladner Gervais LLP in Toronto, Canada.

Mr. Ellis has B.A. and M.A. degrees from the University of Toronto, J.D. and LL.M. degrees from Osgoode Hall Law School, and an MBA from the Richard Ivey School of Business, University of Western Ontario. He is a member of the bars of New York, Illinois and Ontario.

2017 performance

The CEO assessed Mr. Ellis’ performance in 2017 against his individual performance objectives, which included managing the company’s legal risk to achieve optimal outcomes across a variety of litigation matters, helping CP’s business achieve its goals through legal support on transactions and commercial contracts and creating conditions for success in communication and public affairs, marketing and government affairs by providing executive leadership and support on key issues such as brand awareness, rail safety and other external affairs priorities, while encouraging a balanced, fair and market-driven regulatory environment in Canada and the U.S. Mr. Ellis was assessed as having exceeded his overall individual performance objectives.

The assessment was reviewed by the Compensation Committee, and reviewed and approved by the Board.

2017 compensation

The table below is summary of the compensation awarded to Mr. Ellis for 2017, compared to the two previous years.

Compensation ($’000)	2017	2016	2015
Fixed
Base earnings	443	422	27
Variable
Short-term incentive	376	401	29
Long-term incentive
- PSUs	387	269	-
- Stock options	217	215	-
Make Whole Hiring Costs
- Cash Payment	-	-	244
- PSU	-	126	-
- Stock options	-	101	-
- DSU	-	60	-
Total direct compensation	1,423	1,594	300
Total target direct compensation	1,224	1,224	1,018

Salary

Mr. Ellis did not receive an increase in salary in 2017. Salary as shown above reflects actual salary earned in the year. Mr. Ellis’ last salary increase was effective April 1, 2016.

2017 short-term incentive

Based on our 2017 corporate performance and the CEO’s assessment of his individual performance, Mr. Ellis received for a cash bonus of $376,470 for 2017, calculated as follows:

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2017 long-term incentive

Mr. Ellis also received 2017 long-term incentive awards with a total grant value of $604,199, 100% of his target award. The grant was allocated 60% PSUs and 40% stock options.

Equity ownership (at December 31, 2017)

Requirement (as a multiple of salary)	Minimum ownership value ($)	Shares ($)	Deferred share units ($)	Total ownership value ($)	Total ownership (as a multiple of salary)
2x	890,000	73,154	84,596	157,750	0.35x

Mr. Ellis is on track to meeting his share ownership requirements by November 2020. Values are based on $229.66, the closing price of our shares on the TSX on December 29, 2017.

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Share performance and cost of management

The graph below shows the total shareholder return of $100 invested in CP shares compared to the two major market indices over the last five years ending December 31, 2017 and assumes reinvestment of dividends.

CP shares have outperformed the S&P/TSX Composite Index and the S&P 500 Index over the last five years. It shows a strong correlation between shareholder value and the total direct compensation paid to our named executives over the same period. Our share price on the TSX was $160.65 at the beginning of the performance period (US$151.32 on the NYSE) compared to $229.66 at the end of 2017 (US$182.76 on the NYSE), a growth in share appreciation of 43.0%, creating significant value for shareholders. Our total shareholder return over the five year period was 48.2%, assuming reinvestment of dividends.

Notes:

•	Total direct compensation is the total compensation awarded to the named executives, as reported in the summary compensation table in prior years. In years where there were more than five named executives, we used the following to calculate total direct compensation in the table above:
•	2017: Keith Creel, Nadeem Velani, Robert Johnson, Laird Pitz and Jeffrey Ellis
•	2016: Hunter Harrison, Nadeem Velani, Keith Creel, Robert Johnson and Laird Pitz
•	2015: Hunter Harrison, Mark Erceg, Keith Creel, Laird Pitz and Mark Wallace
•	2014: Hunter Harrison, Bart Demosky, Keith Creel, Robert Johnson and Anthony Marquis
•	2013: Hunter Harrison, Keith Creel, Brian Grassby, Paul Guthrie and Jane O’Hagan
•	Mr. Harrison, Mr. Creel, Mr. Johnson and Mr. Pitz are paid in U.S. dollars and their amounts have been converted using the following average exchange rates: $1.2986 for 2017, $1.3248 for 2016, $1.2787 for 2015, $1.1045 for 2014 and $1.0299 for 2013.
•	Actual total direct compensation after resignations are the net amounts after Mr. Harrison, Mr. Erceg and Mr. Demosky left CP and forfeited amounts reported in the summary compensation table in prior proxy statements.

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EXECUTIVE COMPENSATION DETAILS

Summary compensation table

The table below shows compensation for our six named executives for the three fiscal years ended December 31, 2017. Keith Creel succeeded Hunter Harrison as Chief Executive Officer on January 31, 2017, when Mr. Harrison resigned from CP.

All of the named executives except Mr. Velani and Mr. Ellis were paid in U.S. dollars. Their compensation has been converted to Canadian dollars using the average exchange rates for the year: $1.2986 for 2017, $1.3248 for 2016 and $1.2787 for 2015.

					Non-equity Incentive plan compensation ($)
Name and principal position	Year	Salary ($)	Share-based awards ($)	Option-based awards ($)	Annual incentive plans	Long-term incentive plans	Pension value ($)	All other compensation ($)	Total compensation ($)
Keith E. Creel	2017	1,436,594	4,407,788	10,516,630	2,419,292	-	398,894	926,402	20,105,600
President and Chief	2016	1,261,123	2,403,912	2,131,126	1,900,765	-	348,529	833,257	8,878,712
Executive Officer	2015	1,164,270	1,959,244	2,130,228	1,601,889	-	328,426	486,557	7,670,614
E. Hunter Harrison	2017	361,369	-	-	-	-	-	6,452,479	6,813,848
Former Chief	2016	2,904,595	-	4,999,757	6,557,760	-	-	4,367,682	18,829,794
Executive Officer	2015	2,803,522	4,887,846	5,314,137	6,002,537	-	13,492	1,173,789	20,195,323
Nadeem S. Velani	2017	451,355	806,073	202,650	490,763	-	101,027	49,523	2,101,391
Executive Vice-President	2016	298,838	131,634	105,305	373,500	-	49,682	42,015	1,000,974
and Chief Financial Officer	2015	223,972	102,039	78,833	152,819	-	33,308	30,457	621,428
Robert A. Johnson	2017	564,891	958,705	556,073	597,372	-	114,037	54,819	2,845,897
Executive Vice-President,	2016	532,056	358,674	317,991	648,324	-	86,189	54,931	1,998,165
Operations	2015	425,160	300,454	326,539	362,141	-	88,425	57,035	1,559,754
Laird J. Pitz	2017	457,901	394,237	228,694	435,601	-	82,361	41,137	1,639,931
Senior Vice-President	2016	437,720	397,394	279,071	417,312	-	74,178	41,203	1,646,878
and Chief Risk Officer	2015	406,126	347,920	287,967	331,166	-	70,499	37,901	1,481,579
Jeffrey J. Ellis	2017	443,479	386,888	217,311	376,470	-	101,277	50,540	1,575,965
Chief Legal Officer and	2016	421,918	455,239	316,312	400,500	-	50,275	50,638	1,694,882
Corporate Secretary	2015	26,946	-	-	28,922	-	2,964	247,468	306,300

Notes:

Salary

Salary earned during the year. Salary differs from annualized salary because annual increases generally go into effect on April 1.

Share-based awards

PSUs were granted on February 21, 2017. The grant date fair value of share awards granted to each named executive has been calculated in accordance with FASB ASC Topic 718: Compensation – Stock Compensation, which represents the grant date fair value (with reference to the Shares underlying the awards), measured using a latticed-based valuation model assuming the probable outcome of the applicable performance conditions and excluding the effect for estimated forfeitures during the applicable vesting periods. The 2017 grant date accounting fair value of the awards is $200.46 per share granted on the TSX or $152.25 per share granted on the NYSE. See Item 8, Financial Statements and Supplementary Data, Note 21: Stock-based compensation filed with the SEC on February 16, 2018 for more details.

We value our PSUs using the binomial lattice model methodology. The grant date expected fair value was $162.37 on the TSX and US$123.32 on the NYSE.

Mr. Velani’s amount includes the value of matching DSU’s granted in 2017.

Mr. Harrison forfeited his 2015 PSU grant when he resigned from CP.

Option awards

Stock options were granted on January 20, 2017. The grant date fair value of stock option awards granted to each named executive has been calculated in accordance with FASB ASC Topic 718: Compensation – Stock Compensation. We used the Black-Scholes option-pricing model (with reference to the shares underlying the options). The grant date accounting fair value of the awards is $43.64 per share granted on the TSX or $37.05 per share granted on the NYSE. Additional options were granted to Mr. Creel on February 1, 2017 to bring him to the CEO level. The grant date accounting fair value is US$36.81 per

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share. For the special performance grant made on February 1, 2017, the grant date accounting fair value is US$34.72 per share. See Incentive plan awards on page 65 for details about the 2018 awards. See Item 8, Financial Statements and Supplementary Data, Note 21: Stock-based compensation filed with the SEC on February 16, 2018 for more details.

To calculate the number of options that an executive receives, we use Willis Towers Watson’s binomial Option pricing methodology which is fundamentally similar to the methodology used to determine the accounting fair value; however, some of the underlying assumptions are different. For example, the binomial methodology assumes a slightly lower historical volatility, a higher risk-free rate and includes a discount to account for vesting restrictions. The grant price on January 20, 2017 was $201.49 on the TSX with an underlying value of $42.31 and was US $150.99 on the NYSE with an underlying value of US$34.73.

Mr. Harrison forfeited his option awards when he resigned from CP.

Non-equity incentive plan compensation

Cash bonus earned under our short-term incentive plan for 2017 and paid in February 2018.

Pension value

Mr. Creel, Mr. Velani and Mr. Ellis participate in the Canadian defined contribution plan (DC plan) and in the defined contribution supplemental plan (DC SERP).

Mr. Creel, Mr. Johnson and Mr. Pitz participate in the U.S. defined contribution plan and the U.S. supplemental executive retirement plan.

See Retirement plans on page 68 for more details.

All other compensation

The named executives also receive certain benefits and perquisites. The table below shows the breakdown of all other compensation for 2017:

	Perquisites						Other compensation
Name	Personal use of company aircraft	Auto benefits	Housing allowance	Financial and tax planning	Additional medical	Club memberships	401K Plan	Employer share purchase plan match	Tax reimbursement	Post- employment payments	Total
Keith Creel	570,649	28,387	77,270	29,708	-	33,023	7,012	27,843	152,510	-	926,402
Hunter Harrison	83,361	-	3,921	-	42,286	-	-	-	-	6,322,911	6,452,479
Nadeem Velani	-	20,432	-	-	-	11,200	-	8,937	8,954	-	49,523
Robert Johnson	-	22,091	-	-	-	14,544	8,863	9,321	-	-	54,819
Laird Pitz	-	17,178	-	-	-	14,544	9,415	-	-	-	41,137
Jeffrey Ellis	-	19,679	-	-	-	11,200	-	8,781	10,880	-	50,540

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Notes:

Use of company aircraft	The value is calculated by multiplying the variable cost per air hour by the number of hours used for travel and includes costs for fuel, maintenance, landing fees and other miscellaneous costs. As an executive of a Calgary-based company, enabling the CEO to visit his family in the Eastern and Southern United States is an important retention tool. Non-corporate use of the corporate jet has been limited to personal and family visits for Mr. Creel only.
Auto benefits	Includes a company-leased vehicle and reimbursement of related operating costs.
Housing allowance	For reasonable accommodation for Mr. Creel and Mr. Harrison in Calgary. The value is based on the total incremental operating costs for condo fees, housekeeping and other miscellaneous costs paid by us.
Financial and tax planning	For Mr. Creel, financial and tax planning services according to his current contract.
Additional medical	For executive physical examinations and other fees related to medical expenses for Mr. Harrison that are not covered under our group health plans.
Club memberships	Included in the perquisites program available to all executives.
401K plan	Mr. Creel, Mr. Johnson and Mr. Pitz also receive matching contributions to the 401k plan.
ESPP match

Includes company contributions to the employee share purchase plan (ESPP). The named executives participate in the ESPP on the same terms and using the same formulas as for other participants.

The ESPP is available to all employees and provides the opportunity to purchase common shares on the open market through payroll deductions. Employees contribute between 1% and 10% of their base salary to the plan every pay period. We match 33% on the first 6% of non-unionized employees’ contributions that vest after four consecutive quarters. Employees must be participants in the plan at the time of vesting in order to receive the company match. As of December 31, 2017, approximately 34% of our employees participated in the plan.

Tax reimbursements	Includes automobile-related gross-ups (if the executive is eligible). As well, Mr. Creel received a tax equalization payment for taxes incurred in 2016. He is no longer eligible for such payment in 2017.
Post-employment payments	Mr. Harrison received a lower cash payout in lieu of the vested 2014 PSUs.

Employment agreements

Except for Mr. Creel, employment agreements for executive officers are set out in a standard offer letter template. The letters contain the standard terms as described in the CD&A and include an annual salary, participation in the short and long-term incentive plans as approved annually by the Compensation Committee, participation in the benefit plans or programs generally available to management employees, and modest perquisites.

Mr. Creel’s 2017 employment agreement includes:

•	reasonable living accommodation in Calgary
•	use of the corporate jet for business commuting and family visits within North America
•	non-disclosure, non-solicitation covenants
•	severance provisions as described on page 70
•	reimbursement for club memberships of up to US$25,000 annually
•	reimbursement for financial services of up to US$25,000 annually

As of the 2017 tax year, Mr. Creel no longer receives tax equalization benefits as a result of working for CP in Canada, and cannot use the corporate jet for purposes other than for corporate travel and family visits within North America.

Mr. Ellis has an offer letter that also includes a modest severance package for a termination without cause. The letter also includes a non-compete/non-solicit agreement.

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Incentive plan awards

Outstanding share-based awards and option-based awards

The table below shows all vested and unvested equity incentive awards that are outstanding as of December 31, 2017. See Long-term incentives beginning on page 41 for more information about our stock option and share-based awards.

		Option-based awards					Share-based awards
Name	Grant date	Number of securities underlying unexercised options (#)	Option exercise price ($)	Option expiration Date	Value of unexercised in-the-money options ($)	Grant type	Number of shares or units of shares that have not vested (#)	Market or payout value of share-based awards that have not vested ($)	Market or payout value of vested share-based awards not paid out or distributed ($)
Keith Creel	4-Feb-2013	119,325	115.78	4-Feb-2023	13,588,731
	22-Feb-2013	53,350	119.18	22-Feb-2023	5,894,108
	31-Jan-2014	39,900	168.84	31-Jan-2024	2,426,718
	24-Jul-2014	47,940	210.32	24-Jul-2024	927,160
	23-Jan-2015	33,910	175.92	23-Jan-2025	290,974
	22-Jan-2016	55,250	116.80	22-Jan-2026	4,571,762
	20-Jan-2017	33,884	150.99	20-Jan-2024	1,350,463
	1-Feb-2017	18,762	151.14	1-Feb-2024	744,238
	1-Feb-2017	177,225	151.14	1-Feb-2024	7,030,035
	6-Feb-2013					DSU			7,157,512
	23-Jan-2015					PSU			3,230,887
	23-Feb-2016					PSU	15,091	3,459,873
	21-Feb-2017					PSU	22,468	5,151,306
Total		579,546			36,824,189		37,559	8,611,179	10,388,399
Nadeem Velani	2-Apr-2013	2,310	126.34	2-Apr-2023	238,669
	31-Jan-2014	1,820	168.84	31-Jan-2024	110,692
	23-Jan-2015	1,539	218.78	23-Jan-2025	16,744
	22-Jan-2016	2,927	165.74	22-Jan-2026	187,094
	20-Jan-2017	4,644	201.49	20-Jan-2024	130,821
	26-Feb-2014					DSU			152,164
	23-Jan-2015					PSU			149,157
	19-Feb-2015					DSU	67	15,397	61,589
	23-Feb-2016					PSU	796	182,733
	21-Feb-2017					PSU	3,933	903,367
	24-Feb-2017					DSU	122	27,935	111,741
Total		13,240			684,020		4,918	1,129,432	474,651
Robert Johnson	2-Jul-2013	3,640	129.54	2-Jul-2023	364,437
	31-Jan-2014	5,870	168.84	31-Jan-2024	357,013
	23-Jan-2015	5,198	175.92	23-Jan-2025	44,603
	22-Jan-2016	8,244	116.80	22-Jan-2026	682,165
	20-Jan-2017	11,557	150.99	20-Jan-2024	460,610
	24-Jun-2013					DSU			1,275,641
	23-Jan-2015					PSU			495,554
	23-Feb-2016					PSU	2,252	516,228
	21-Feb-2017					PSU	4,887	1,120,422
Total		34,509			1,908,828		7,139	1,636,650	1,771,195
Laird Pitz	3-Jun-2014	3,150	187.00	3-Jun-2024	134,379
	23-Jan-2015	4,584	175.92	23-Jan-2025	39,334
	22-Jan-2016	5,426	116.80	22-Jan-2026	448,984
	20-Jan-2017	4,753	150.99	20-Jan-2024	189,433
	19-Feb-2015					DSU	351	80,374	321,498
	23-Jan-2015					PSU			436,852
	23-Feb-2016					DSU	519	118,937	475,748
	23-Feb-2016					PSU	1,976	453,012
	21-Feb-2017					PSU	2,010	460,739
Total		17,913			812,130		4,856	1,113,062	1,234,098
Jeffrey Ellis	22-Jan-2016	5,981	165.74	22-Jan-2026	382,306
	22-Jan-2016	2,811	165.74	22-Jan-2026	179,679
	20-Jan-2017	4,980	201.49	20-Jan-2024	140,287
	22-Jan-2016					DSU	74	16,919	67,677
	23-Feb-2016					PSU	2,389	548,668
	21-Feb-2017					PSU	1,945	446,707
Total		13,772			702,272		4,408	1,012,294	67,677

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Notes:

Options

In general regular options granted before 2017 vest 25% each year for four years beginning on the anniversary of the grant date and expire 10 years from the grant date. Grants made in 2017 expire seven years from grant date. Exercise prices are shown in Canadian dollars, except that, with respect to Mr. Creel, Mr. Johnson and Mr. Pitz option awards that were made in 2015 or later, exercise prices are in U.S dollars.

Value of unexercised in-the-money options at 2017 year-end

Based on $229.66, our closing share price on the TSX on December 29, 2017. For all the named executives except Mr. Velani and Mr. Ellis, option awards made in 2015 or later have been valued based on US$182.76, our closing share price on the NYSE on December 29, 2017 and converted into Canadian dollars using a year-end exchange rate of $1.2545.

Mr. Creel was awarded performance stock options on July 24, 2014. These options vested upon meeting certain performance hurdles: 50% of the options vested upon CP achieving an annual operating ratio of 63%, and the other 50% vested upon CP achieving an annual operating income of $2,618 million. The options are not exercisable until June 1, 2018.

Mr. Creel was also awarded performance stock options on February 1, 2017. These options will vest on February 1, 2022 provided certain performance metrics are achieved. See page 44 for details. Amount reflects the market value of shares or units of shares that have not vested.

Mr. Velani and Mr. Ellis: the value of unvested PSUs and DSUs is based on $229.66, our closing share price on the TSX on December 29, 2017.

Mr. Creel, Mr. Johnson and Mr. Pitz: the value of PSUs or DSUs is based on US$182.76, our closing share price on the NYSE on December 29, 2017, converted into Canadian dollars using a year-end exchange rate of $1.2545.

PSUs assume a payout at target (100%) for the 2016 and 2017 grants. The 2015 PSU value reflects a payout at 160% on the award which includes dividends earned up to the payment date. The DSU awards are deferred and cannot be redeemed until the executive leaves the company.

Incentive plan awards – value vested or earned during the year

The table below shows the amount of incentive compensation that vested or was paid in 2017.

Name	Option-based awards – Value vested during the year ($)	Share-based awards – Value vested during the year ($)	Non-equity incentive plan compensation – Value earned during the year ($)
Keith Creel	7,825,458	3,230,887	2,419,292
Nadeem Velani	138,267	436,074	490,763
Robert Johnson	362,089	995,884	597,372
Laird Pitz	193,139	436,852	435,601
Jeffrey Ellis	140,560	67,677	376,470

Notes:

Share-based awards – value vested during the year

Includes 2015 PSUs that vested at 160% on December 31, 2017 and includes dividends earned up to the payment date. The value realized on vesting is calculated by multiplying the number of shares acquired on vesting by $225.47, the average 30-day trading price of our shares prior to December 31, 2017 on the TSX for Mr. Velani, and US$176.56 on the NYSE for Mr. Creel, Mr. Johnson and Mr. Pitz converted to Canadian dollars using the year-end exchange rate of $1.2545 and by multiplying the achieved performance factor.

Mr. Velani’s amount includes the value of DSUs that vested in 2017 and RSUs that vested on May 8, 2017. Mr. Ellis’ amount includes the value of DSUs that vested in 2017. Mr. Johnson’s amount includes the value of RSUs that vested on May 8, 2017.

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Option exercises and vested stock awards

The table below shows the options exercised and sold by the named executives in 2017.

Name	Number of options exercised and sold	Option exercise price ($)		Value realized ($)
Keith Creel	-		-	-
Nadeem Velani	-		-	-
Robert Johnson	-		-	-
Laird Pitz	1,809	US$	116.80	89,745
Jeffrey Ellis	-		-	-

Value realized is calculated using the market price of the shares acquired on exercise of the respective options less the exercise price for those options. The value has been converted to Canadian dollars using the exercise date exchange rate of $1.2182.

Equity compensation plan information

The table below shows the securities authorized for issuance under equity compensation plans at December 31, 2017. These include the issuance of securities upon exercise of options outstanding under the management stock option incentive plan and the director stock option plan.

The table also shows the remaining number of shares available for issuance and includes 340,000 shares under the director plan. On July 21, 2003, the Board suspended any additional grants of options under the director plan.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	1,481,275	$150.54	1,895,922
Equity compensation plans not approved by security holders	-	-	-
Total	1,481,275	$150.54	1,895,922

See page 45 to read more about the management stock option incentive plan. You can also read about the two equity compensation plans in our audited consolidated financial statements for the year ended December 31, 2017, available on our website (www.cpr.ca), and on SEDAR (www.sedar.com) and EDGAR (www.sec.gov).

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Retirement plans

Canadian pension plans

Mr. Creel, Mr. Velani and Mr. Ellis participated in our defined contribution plan (DC plan) in 2017.

Participants contribute between 4% and 6% of their earnings depending on their age and years of service, and the company contributes between 4% and 8% of earnings. Total contributions are limited to the maximum allowed under the Income Tax Act (Canada) ($26,010 for 2017).

Defined contribution plan table

	Accumulated value at start of year ($)	Compensatory ($)	Accumulated value at year end ($)
Keith Creel	402,371	376,688	842,518
Nadeem Velani	186,475	101,027	315,592
Jeffrey Ellis	66,157	101,277	183,455

Mr. Creel, Mr. Velani and Mr. Ellis also participate in a defined contribution supplemental plan (DC SERP), a non-registered plan that provides benefits in excess of the Income Tax Act (Canada) limits for the DC plan. Specifically, the SERP provides a company contribution equal to 6% of a participant’s base salary and annual bonus. Company contributions vest after two years and employees do not contribute to the plan.

U.S. retirement plans

Our U.S. retirement program has three elements:

•	a voluntary qualified 401(k) plan with employer match
•	a qualified defined contribution plan which provides automatic employer contributions
•	a nonqualified defined contribution plan for certain employees whose compensation exceeds the U.S. Internal Revenue Code (IRS) limits (US$270,000 for 2017).

401(k) plan

Individuals can make pre-tax contributions to the 401(k) plan subject to limitations imposed by the IRS in the U.S. The company provides a matching contribution of 50% on the first 6% of eligible earnings. All contributions vest immediately.

U.S. Salaried Retirement Income Plan

The U.S. Salaried Retirement Income Plan is employer-funded with an annual contribution amount equal to 3.5% of eligible earnings, which include base salary and annual bonus. These earnings are subject to compensation limitations imposed by the IRS in the U.S. These amounts are included in the summary compensation table under All other compensation.

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Supplemental defined contribution plan (U.S. DC SERP)

The U.S. DC SERP is an unfunded, nonqualified defined contribution plan that provides an additional company contribution equal to 6% of eligible earnings without regard to the limitations imposed by the IRS in the U.S. Eligible earnings include base salary and annual bonus. In addition, for earnings in excess of the limitations imposed by the U.S. Internal Revenue Code, an additional 3.5% contribution is made. Company contributions cliff vest at the end of three years.

Mr. Creel, Mr. Johnson and Mr. Pitz participated in the U.S. SERP in 2017.

	Accumulated value at start of year ($)	Compensatory ($)	Accumulated value at year end ($)
Keith Creel	705,262	22,206	846,244
Robert Johnson	176,959	114,037	299,094
Laird Pitz	99,062	82,361	187,811

The values in the table have been converted to Canadian dollars using the 2017 average exchange rate of $1.2986.

About deferred compensation

Executive officers and members of senior management who have not met their share ownership requirement can choose to defer all or part of their short-term incentive by receiving it as deferred share units. They cannot defer more than the amount needed to meet the requirement, which includes our 25% match of the amount deferred in the year the bonus is actually paid. The matching units vest after three years.

Elections must be made before the beginning of the new fiscal year. The amount is converted to DSUs using the average market price of a CP common share for the 10 trading days immediately before December 31 of the performance year.

The table below shows the number of DSUs outstanding and their value based on our closing share price on December 29, 2017.

	Unvested DSUs (#)	Vested DSUs (#)	Total units ($)	Value as at December 31, 2017 ($)
Keith Creel	-	31,218	31,218	7,157,426
Nadeem Velani	189	1,417	1,606	368,834
Robert Johnson	-	5,564	5,564	1,275,672
Laird Pitz	869	3,477	4,346	996,418
Jeffrey Ellis	74	295	369	84,745

Mr. Creel received a special make-whole DSU grant when he was hired in 2013.

We valued the outstanding DSUs using $229.66, our closing share price on the TSX on December 29, 2017 for Mr. Velani and Mr. Ellis, and US$182.76, our closing share price on the NYSE and converted to Canadian dollars using a year-end exchange rate of $1.2545 for Mr. Creel, Mr. Johnson and Mr. Pitz.

DSUs are redeemed for cash six months after the executive retires or leaves the company, or up until the end of the following calendar year for Canadian executives. U.S. executives who participate in the DSU plan must redeem their DSUs after the six-month waiting period to be in compliance with U.S. tax regulations. We use the average market price of a CP common share for the 10 trading days immediately before the payment date to calculate the amount, which the participant receives in a lump sum.

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Termination and change in control

Termination of employment

We have policies to cover different kinds of termination of employment.

Mr. Creel is covered under the terms of the new employment agreement effective January 31, 2017 that includes non-competition, non-solicitation and confidentiality restrictions. Mr. Ellis has an agreement for termination without cause which also includes non-competition, non-solicitation and confidentiality restrictions. Mr. Velani, Mr. Johnson and Mr. Pitz are subject to the same terms as all other employees for voluntary termination, retirement and termination for cause.

	Resignation	Retirement	Termination with cause	Termination without cause	Change in control
Severance	None	None	None	Mr. Creel: 24 months of base salary Mr. Ellis: 12 months of base salary Other named executives: per legislative requirements	None
Short-term incentive	Forfeited	Award for current year is pro-rated to retirement date	Forfeited

Equal to the target award for severance period for Mr. Creel Equal to target bonus for 12 months for Mr. Ellis Other named executives: award for current year is pro-rated to termination date as per plan

None
DSUs	Unvested DSUs are forfeited	Unvested DSUs are forfeited	Unvested DSUs are forfeited	Unvested DSUs are forfeited	Unvested units vest early if the holder is terminated following change of control
Performance share units	Forfeited

Award continues to vest based on performance factors and executive is entitled to receive the full value as long as they have worked for six months of the performance period, otherwise the award is forfeited

			Forfeited	Pro-rated based on active service within the performance period	Only vest if the executive is terminated following a change of control PSUs vest at target, pro-rated based on active service within the performance period
Stock options	Vested options are exercisable for 30 days or until the expiry date, whichever comes first Unvested options are forfeited Performance stock options are forfeited	Options continue to vest Award expires five years after the retirement date or the normal expiry date, whichever is earlier Performance stock options are forfeited	Forfeited	Vested options are exercisable for six months as well as any options that vest during the six-month period Performance stock options are forfeited	Options only vest early if the option holder is terminated following the change of control Performance stock options are forfeited
Pension	No additional value	No additional value	No additional value	No additional value	No additional value
ESPP shares	Unvested shares are forfeited	Unvested shares vest		Unvested shares vest if holder is terminated without cause	Unvested shares vest
Benefits	End on resignation	Post-retirement life insurance of $50,000 and a health spending account based on years of service (same for all employees)	End on resignation	12 months health and dental for Mr. Ellis	None
Perquisites	Any unused flex perquisite dollars are forfeited	Any unused flex perquisite dollars are forfeited	Any unused flex perquisite dollars are forfeited	Any unused flex perquisite dollars are forfeited	Any unused flex perquisite dollars are forfeited

We entered into a separation agreement with Mr. Harrison on January 18, 2017, under which he resigned from CP as CEO effective January 31, 2017. He was the only named executive with a change in control agreement with CP.

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The next table shows the estimated incremental amounts that would be paid to Mr. Creel and Mr. Ellis if their employment had been terminated without cause on December 31, 2017. None of the named executive receives an excise tax gross-up provision for any termination benefit.

		Severance payment
Name	Severance period (# of months)	Base pay ($)	Short-term Incentive ($)	Additional retirement benefits ($)	Other benefits ($)	Value of vesting of options and equity-based awards ($)	Payable on termination without cause ($)
Keith Creel	24	2,822,625	3,387,150	-	34,169	6,369,723	12,613,667
Jeffrey Ellis	12	445,000	267,000	-	14,592	690,249	1,416,841
Total		3,267,625	3,654,150	-	48,761	7,059,972	14,030,508

Notes:

•	Other benefits include the cost of group benefits for Mr. Ellis for the severance period, and the value of accelerated vesting of shares purchased under the Employee Share Purchase Plan for Mr. Creel and Mr. Ellis.
•	For Mr. Creel, the value of vesting of options and equity-based awards is the value of options vesting within six months following termination and the prorated value as of the termination date of PSU awards. It is based on $229.66, our closing share price on the TSX on December 29, 2017 and US$182.76, the closing price of our shares on the NYSE, converted into Canadian dollars using a year-end exchange rate of $1.2545.
•	For Mr. Ellis, the value of vesting of options and equity-based awards is based on $229.66, our closing share price on the TSX on December 29, 2017.

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2.4 CORPORATE GOVERNANCE

Canadian Pacific is one of Canada’s oldest and most recognizable companies. We take pride in our historic legacy, our role as a business leader, and our reputation for honesty, integrity and the faithful performance of our undertakings and obligations.

Our ability to maintain this reputation depends on our actions and the choices we make every day. We believe that good corporate governance practices are essential to effective management and the protection of CP’s investors, employees and other stakeholders.

Where to find it

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GOVERNANCE AT CP

CP has a strong governance culture and we have adopted many leading policies and practices. As a U.S. and Canadian listed company, our corporate governance practices comply with or exceed the requirements of the Canadian Securities Administrators (CSA) National Policy 58-201 Effective Corporate Governance and the Toronto Stock Exchange (TSX), item 407 of Regulation S-K of the SEC and the corporate governance guidelines of the New York Stock Exchange (NYSE).

We regularly review our policies and practices and make changes as appropriate, so we stay at the forefront of good governance as standards and guidelines continue to evolve in Canada and the United States.

The Board and the Governance Committee are responsible for developing our approach to corporate governance. This includes annual reviews of the corporate governance principles and guidelines which were established by the Board, as well as the terms of reference for the Board and each of the four Board committees.

CP’s corporate governance principles and guidelines are available on our website (investor.cpr.ca/governance).

About the Board

The Board has ultimate authority to make decisions about CP, other than on matters that are specifically reserved for shareholders.

The Board is responsible for overseeing CP’s business, providing overall guidance and direction to management, our long-term strategic direction, succession plans for senior officers and risk oversight and ensuring that the long-term interests of shareholders are served.

Our governing documents state that the Board must have a minimum of five and a maximum of 20 directors. Shareholders elect directors for a term of one year at the annual general meeting. The Board may also appoint directors between shareholder meetings to fill a vacancy.

Key governance documents

The Board has approved its terms of reference as well as those for each committee and the written position descriptions for the independent Board Chair, the committee chairs and CEO, and reviews them annually. These documents are available on our website (investor.cpr.ca/governance).

The Board is dedicated to maintaining the highest standards of corporate governance and nurturing a culture of strong business ethics and governance throughout the organization. It operates independently to ensure proper stewardship and sound decision-making. The Board is qualified with the right mix of relevant skills and experience, including industry knowledge, financial and accounting expertise, strategic planning, human resources and executive compensation experience and risk management – all of which are critical to understanding and addressing the business challenges facing CP. The Board is also diverse by gender, age, cultural heritage and geography to generate different perspectives and opinions for healthy discussion and debate.

The Board has terms of reference to assist it in exercising its powers and fulfilling its duties, not to limit its authority. Each Board committee also has terms of reference to assist it in carrying out its duties and responsibilities. The Board terms of reference are included in the appendix to this proxy circular.

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Structure

The Board represents company, shareholder and other stakeholder interests and has four standing committees to assist it in fulfilling its duties and responsibilities.

Each committee is made up of independent directors.

•	Audit committee – assist in overseeing the disclosure of financial statements and information derived from the financial statements, the integrity and quality of our financial reporting and internal controls, the performance and independence of the external auditor, and the performance of the internal audit function

•	Corporate governance and nominating committee – monitors and assesses the functioning of the Board and committees, development and implementation of good corporate governance practices and the review and assessment of potential director candidates

•	Finance committee – oversees our financial position, financing plans, dividend policy and return of capital to shareholders, strategic plans and opportunities, budgets and our pension plans

•	Management resources and compensation committee – oversees the development and approval of our compensation philosophy, strategy and program design. The Compensation Committee drives performance behaviour through compensation plans that balance risk and incentive rewards, while taking into consideration independent data and market practices.

Committee membership is reviewed annually after the new Board is elected at the annual general meeting and on an as-needed basis through the year. For additional information on what our committees did in 2017, see the committee reports beginning on page 24.

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The table below sets out committee membership as at March 15, 2018:

Director	Independent	Audit committee	Corporate governance and nominating committee	Finance committee	Management resources and compensation committee
John Baird	✓		✓		✓
Isabelle Courville	✓		✓		✓ (chair)
Keith Creel
Jill Denham	✓	✓		✓
Rebecca MacDonald	✓		✓ (chair)		✓
Matthew Paull	✓			✓ (chair)	✓
Jane Peverett	✓	✓ (chair)		✓
Andrew Reardon (Chairman of the Board)	✓	✓	✓	✓	✓
Gordon Trafton	✓		✓		✓

Mr. Creel is not a member of any Board committees because he is President and CEO.

The other directors are invited to attend meetings of the other committees. Committee meetings are scheduled sequentially to allow attendance.

The Board meets regularly and also holds special meetings as needed.

Regular Board and committee meetings are scheduled five times annually. The Board will also schedule special meetings as needed and they may be called on short notice. In 2017, the Board called two special meetings and the Compensation Committee called one unscheduled meeting.

Independence

The Board has adopted standards for director independence based on the criteria of the NYSE, SEC and CSA.

It reviews director independence annually using director questionnaires, reviewing updated biographical information, meeting with directors individually, and conducting a comprehensive assessment of all business and other relationships and interests of each director with respect to CP and our subsidiaries. In 2017 the Board determined that each director, except for Mr. Creel, is independent in accordance with the standards for independence established by the NYSE, and NI 58-101 Disclosure of Corporate Governance Practices. Mr. Creel is not independent because of his position as President and Chief Executive Officer of CP.

The Board has also determined that each member of the audit committee meets the additional independence standards for audit committee members under Section 10A(m)(3) and Rule 10A-3(b)(1) of the Exchange Act, and NI 52-110 Audit Committees.

Independent Board Chair

The Board Chair and Chief Executive Officer are separate roles at CP. Our Chairman of the Board, Andrew Reardon, is an independent director and has served as Chairman since July 20, 2015.

The Chairman of the Board presides at Board meetings and our shareholder meetings. He also serves as an advisor to the CEO and other members of senior management.

We have a formal written mandate that sets out the key responsibilities of the role, which includes, among other things:

•	establishing efficient and effective procedures to govern the Board’s operations and functions
•	developing a process for assessing the effectiveness of the Board and Board committees and the fulfillment of their mandates
•	collaborating with the CEO and committee chairs to set meeting agendas
•	conducting Board meetings in a manner that facilitates full participation of all directors
•	holding regular executive sessions of the Board without management present
•	ensuring directors have access to adequate resources and independent advisors
•	developing effective relationships between the Board and management.

A copy of the position description is available on our website (www.cpr.ca).

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Executive sessions

The independent members of the Board meet in camera at each Board meeting. Additionally, at least at each regularly scheduled meeting, the Board holds two in-camera executive sessions; one that includes the President and CEO and one with only independent directors. The audit committee and the Compensation Committee include at least one in-camera session of independent directors at the beginning and/or end of each meeting. Time is also available at each meeting of the other standing committees of the Board to meet in camera. At each in camera session, the Chairman of the Board or the independent chair of the applicable committee presides over the executive session.

Independent advice

According to their terms of reference, the Board and committees can retain independent financial, legal, compensation and other advisors.

Diversity

We understand that a diverse and inclusive work environment provides for a broader range of experience and perspectives that in turn create a stronger and more successful railway.

Our diversity philosophy sets out our commitment to increasing diversity throughout all levels of the organization and on our Board.

Board diversity

CP is a founding member of the Canadian Board Diversity Council, an organization that is dedicated to advancing diversity on Canadian Boards.

While we do not have specific quotas or targets to determine the composition or diversity of the Board, we look at diversity by age, gender, cultural heritage and geographical representation from the regions we operate in when we identify potential candidates and recommend the most qualified candidates to the Board. We sometimes work with an external search consultant to help us find suitable candidates.

The Governance Committee initiated a Board renewal process in 2016 that resulted in the appointment of four new directors, including two women.

Diversity at CP

We are committed to increasing diversity throughout the organization and on our Board.

We are a founding member of the Canadian Board Diversity Council and a member of the 30% Club.

Women currently represent 44% of our Board and three of the four committees – audit committee, Governance Committee and management resources and compensation committee – are chaired by female directors.

You can find a copy of our diversity philosophy on our website (www.cpr.ca).

The Governance Committee ensured that top female candidates were included in the search and vetting process. Four of this year’s nine nominated directors (44%) are women, and three of the Board committees are chaired by women. See page 86 for an overview of the Board’s skills and experience.

Leadership diversity

We are a member of the 30% Club, a leading international organization created with the aim of developing a diverse pool of talent for all businesses through the efforts of members who are committed to better gender balance at all levels of their organizations.

We encourage the advancement of women and others with diverse backgrounds throughout the organization using our diversity and employment equity program. The program is designed to remove barriers at all levels of the workplace that can impede or prevent the inclusion of qualified women, minority groups and others from being considered for positions. The program is comprehensive and meets the requirements under the Employment Equity Act (Canada).

We do not have quotas or specific targets for gender diversity at the executive level. We do not currently have any female executive officers (as that term is defined in Canadian and U.S. securities law). Mr. Creel is leading our efforts to increase diversity at the executive level and throughout the organization. We are also introducing new programs and tools to strengthen leadership and accountability, improve retention and outreach, and support the recruitment of women and Indigenous peoples and respect in the workplace generally.

You can read more about leadership development and succession planning on page 48 and our diversity philosophy on our website (www.cpr.ca).

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Serving on other Boards

Members of our Board must be able to commit the necessary time and energy to fulfill their duties and responsibilities to the Board and the committees they’re members of.

When we recruit new director candidates, we make sure potential candidates understand the scope of responsibilities and the time commitment required, and we review the other Boards they sit on as part of the vetting process.

We consider an outside Board to be any Board of Directors of a public company other than Canadian Pacific Railway Limited or Canadian Pacific Railway Company, our wholly owned subsidiary.

Overboarding

The Board considers a director to be ‘overboarded’ if the time commitments required by sitting on other company Boards affects their ability to meet their commitments to the CP Board. It also considers the guidelines of proxy advisory firms in Canada and the United States. The Board will closely review any circumstances where a director or director candidate would sit on more than four public company Boards.

The Board considers overboarding on a case by case basis:

•	the Chairman of the Board and chair of the Governance Committee reviews potential overboarding before a director can accept another public company directorship
•	the Governance Committee reviews the public company directorships of all potential directors, and reviews every director’s Board memberships as part of the nomination process every year.

None of our nominated directors is overboarded.

Audit committee members

A member of the audit committee cannot serve on the audit committees of more than three public companies, unless the Board determines it will not affect the director’s ability to be an effective member of CP’s audit committee. None of the members of our audit committee currently serves on the more than three public company audit committees.

Interlocks

We believe directors should avoid serving together on other Boards as a good governance practice. None of our directors serve together on any other public company Boards.

Key responsibilities

Strategic planning

The Board oversees the development, execution and fulfillment of our strategic goals, which are set out in a multi-year strategic plan.

The Board sets aside one meeting each year for a strategic planning session with management.

Management develops the strategic plan, which includes their proposed strategy, plans and objectives to support continuous improvement in our operating performance.

The Board reviews the strategic plan and discusses various aspects of the strategy, plans and objectives, including key issues, assumptions, risks and opportunities. The Board also considers our key priorities and the overall risk impact of the strategic plan, and reviews and approves the financial objectives including significant allocations of capital, before approving the strategic plan.

The Board oversees the implementation of the plan and monitors and performance against our objectives and receives updates from management at each regular meeting of the Board.

Leadership development and succession planning

The Compensation Committee and the Board are involved in the succession planning process.

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This involves reviewing the depth and diversity of succession pools for the CEO, CFO, senior operations executive and other key leadership roles, including contingency plans in case there is an unexpected turn of events. It also includes reviewing leadership and development strategies, succession plans and development programs for senior talent at least once a year.

The Board provides opportunities for directors to get to know employees who have been identified as succession candidates. These employees make presentations to the Board and are invited to functions where they can interact with directors more informally.

The Compensation Committee reviews, reports on and, where appropriate, provides recommendations to the Board on the structure and reporting relationships of senior management, appointments to roles of vice-president and above, and the leadership development of senior management.

Risk oversight

The Board has overall responsibility for risk oversight.

It oversees risks specifically related to our business operations, health, safety, security and the environment, including those relating to the implementation of business plans and opportunities, rail plans and disaster planning. This includes reviewing and discussing key issues, assumptions, risks, opportunities and strategies related to the development and implementation of our operations.

Unwavering commitment to safety

CP has long been an industry leader in rail safety and we have been steadfast in our commitment to the health, safety and security of our employees and the communities we serve.

The Board is responsible for all safety-related matters and a performance metric relating to safety was introduced for the short-term incentive plan beginning in 2017 (see page 39).

All four committees have a role in risk oversight, as set out below:

Committee	Risk oversight responsibility	Specific risk oversight
Audit	Assists with identification of principal business risks, ensures the implementation of appropriate risk assessment and risk management policies

Monitors risks that may have a material effect on financial disclosure, including internal controls over financial reporting, Sarbanes Oxley Act compliance and disclosure controls and procedures

Monitors our whistleblower regime

Reviews insurance program to mitigate risk

Management resources and compensation	Oversees risks related to our compensation, succession and human resources strategies with the goal of preventing excessive or undue risk-taking	Oversees risks relating to compensation, talent management, succession, labour relations, and the company’s health, morale and employee attitudes
Finance	Oversees financial risks and contingent exposure that may have a material impact on the company	Reviews and recommends the company’s strategic plan and budget Oversees risk relating to our pension plans Oversees financing and M&A risk
Governance	Monitors the Board’s oversight of enterprise risk management and oversight of corporate governance risk and Board composition

Oversees enterprise risk management by the Board and its committees

Oversees compliance with corporate governance requirements, legal and regulatory requirements and best practices

Oversees the process to determine the competencies, and personal qualities required for new directors to add value to CP

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Sustainability

We are committed to continuous improvement of all aspects of how we do business, supporting our long-standing legacy of building for the future. You can read more about sustainability at CP in our corporate sustainability report on our website (www.cpr.ca).

Internal controls and certification

The Board and audit committee oversee the integrity of our internal control and management information systems and those of our subsidiaries.

The systems have been designed by the CEO, CFO and Controller, and are reviewed regularly by them as well as the internal audit department and our external auditor.

Each senior officer is required to review the operation of the key internal controls in their area of responsibility every quarter, report any changes to the Office of the Controller, and confirm the effectiveness of the controls in writing.

In accordance with the requirements of Section 404 of the Sarbanes Oxley Act, management has assessed the effectiveness of the internal controls over financial reporting in accordance with the criteria set out by the Committee of Sponsoring Organizations of the Treadway Commission in Internal Control – Integrated Framework (2013). Management has determined that we have maintained effective control over financial reporting as of December 31, 2017 and reported its findings to the audit committee.

The CEO and CFO certify annually and quarterly that they are responsible for establishing and maintaining disclosure controls and procedures and internal control over financial reporting for CP and CPRC. We have filed the certifications with the SEC as an exhibit to our annual report on Form 10-K and will file them as an exhibit to our interim reports on Form 10-Q. We are an issuer listed in Canada and the United States, and we meet the Canadian requirements by filing these certifications annually and quarterly.

Senior management and our disclosure policy committee review the financial statements and other financial disclosure prior to the review and approval by the audit committee and the Board and filed with the regulators. The CEO and CFO also certify that this information does not contain any untrue statements of material fact, or omit to state a material fact, and that the financial statements and other financial information included in the annual and quarterly filings fairly present, in all material respects, our financial condition, results of our operations and cash flows.

Pre-approval of audit services and fees

The audit committee has a written policy for pre-approving audit and non-audit services by the independent auditor and their fees, in accordance with the laws and requirements of stock exchanges and securities regulatory authorities.

The policy sets out the following governance procedures:

•	the audit committee pre-approves the terms of the annual engagement of the external auditor
•	the Board pre-approves the fees for the annual engagement and budgeted amounts for the audit and non-audit services at least annually
•	the controller submits reports at least quarterly to the audit committee listing the services that were performed or planned to be performed by the external auditor
•	any additional non-audit services to be provided by the external auditor that were not included in the list of pre-approved services or exceed the budgeted amount by more than 10% must each be pre-approved by the audit committee or the committee chair. The committee chair must report any additional pre-approvals at the next committee meeting
•	the audit committee reviews the policy as necessary to make sure it continues to reflect our needs
•	our chief internal auditor monitors compliance with the policy.

The audit committee or committee chair must be satisfied that any services it pre-approves will not compromise the independence of the external auditor. The committee pre-approved all services performed by the external auditor in 2017, in accordance with the policy.

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Communications and engagement

The Board believes in the importance of having regular and constructive communication with shareholders and other stakeholders to create an open, candid and productive dialogue.

The Board communicates information about the Board, individual directors, executive compensation and our corporate governance practices through the annual proxy circular. Shareholders can also contact the Board directly with any questions or concerns. Letters or emails should be marked confidential and addressed to the Chairman of the Board at the following address:

Chairman of the Board

c/o Office of the Corporate Secretary

Canadian Pacific

7550 Ogden Dale Road S.E.

Calgary, Alberta T2C 4X9

Active engagement in 2017

Members of the Board met with approximately 40% of our shareholder base in 2017. The meetings covered a wide range of topics including discussions about executive compensation, Board composition and diversity, sustainability, executive retention and succession planning.

Or send an email to: shareholder@cpr.ca

You can communicate with the Chairman of the Board anonymously, but we encourage you to identify yourself so the Chairman can acknowledge your communication.

Following an extensive shareholder engagement program in 2016, the Board continued its engagement efforts into 2017 and early 2018. Meetings were in person and by telephone with institutional shareholders who represented approximately 40% of our outstanding shares as well as shareholder advocacy groups and proxy advisory firms. The Board’s approach to shareholder engagement is summarized in the diagram below.

In 2017, Board engagement meetings included the Chairman of the Board, and typically the chair of the Compensation Committee or the chair of the Governance Committee, as well as select members of CP management.

The agenda for these meetings requested feedback from shareholders and generally included the following additional content:

•	recent changes to executive compensation
•	recent changes to the Board of Directors and the executive team

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•	executive succession planning
•	CP’s corporate governance practices
•	the Board’s ongoing commitment to diversity, safety and environmental sustainability.

In some cases, management representatives were excused from discussions with institutional shareholders.

Director compensation

Our director compensation program shares the same objective as our executive compensation program: to attract and retain qualified directors and to align the interests of directors and shareholders.

Flat fee retainer

We pay directors a flat fee, which is easy to administer and reflects the director’s ongoing oversight and responsibilities throughout the year and attendance at Board and committee meetings.

Aligning director and shareholder interests

Directors receive their annual retainer in deferred share units so they have an ongoing stake in our future success, aligning their interests with those of our shareholders.

Directors receive 100% of their annual retainer in Director Deferred Share Units (DDSUs) until they have met their share ownership requirements. After that they must receive at least 50% of their retainer in DDSUs, and can receive the balance in cash. Directors must make their election before the beginning of each calendar year.

Directors must meet their share ownership requirements within five years of joining the Board, and must hold their DDSUs for one year after they retire from the Board.

The table below shows the flat fee retainers for 2017. In 2017 Canadian directors were paid in Canadian dollars and the number of DDSUs was based on the trading price of our shares on the TSX, while U.S. directors were paid in U.S. dollars and the number of DDSUs they receive was based on the trading price of our shares on the NYSE.

About DDSUs

DDSUs are granted to directors under the director deferred share unit plan. Only non-employee directors participate in the plan.

A DDSU is a bookkeeping entry that has the same value as one CP common share. DDSUs earn additional units as dividend equivalents at the same rate as dividends paid on our shares. Directors receive a cash amount for their DDSUs, one year after they leave the Board, based on the market value of our shares at the time of redemption, less any withholding taxes.

Annual retainer
Board Chair retainer	$395,000
Director retainer	$235,000
Committee chair retainer	$30,000

We reimburse directors for travel and out-of-pocket expenses related to attending their Board and committee meetings and other business on behalf of CP.

Mr. Creel does not receive any director compensation because he is compensated in his role as President and CEO.

Benchmarking

Similar to executive compensation, we benchmark director compensation so we can attract the right director talent and be competitive with the market.

We use a comparator group of 21 companies, which are capital-intensive Canadian businesses ranging from one-third to three times the size of CP based on size of assets.

The 2017 compensation comparator group included the following companies:

Agrium Air Canada ATCO Group Bell Canada (new) Bombardier Canadian Tire (new) CGI Group Inc. (new)	Canadian National Railway Canadian Natural Resources Limited (new) Cenovus Energy Encana Finning International Inc. Kinross Gold Corp. Maple Leaf Foods	PotashCorp Rogers Communications SNC-Lavalin Group Suncor Energy (new) Teck Resources Telus TransAlta Corporation

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We also look at the director compensation of the Class 1 railroads as a secondary reference.

Independent advice

The Governance Committee may engage an independent consultant with respect to director compensation. The Governance Committee makes its own decisions, which may reflect factors and considerations other than the information and recommendations provided by its external consultant. The Governance Committee did not engage an external compensation consultant in 2017.

Assessment

The Board has a comprehensive annual assessment process that includes a review of individual directors, Board committees, committee chairs, the Board Chair and the overall functioning of the Board. The assessment is based, in part, on the Board’s performance against goals and objectives set annually by the Board at the direction of the Chairman of the Board and the Governance Committee. The Governance Committee oversees the assessment and may retain an independent advisor to facilitate the process.

The Board assessment process has several components:

Goal Setting	+	Director interviews	+	Independent advisor	+	Committee meetings	+	Committee monitoring

The Governance Committee prepares goals relating to corporate governance, strategic planning, Board succession, shareholder engagement, director education and recommends them to the Board.

The Chairman of the Board solicits comments individual directors and a final set of annual objectives are approved

The Chairman of the Board meets privately with each director to discuss individual performance

The chair of the Governance Committee meets with each director to assess the performance of the Chairman of the Board

				Periodically, including for 2017, the Governance Committee engages an independent evaluator to assist by providing questionnaires, meeting with individual directors and preparing recommendations		The Governance Committee meets to review the recommendations and recommend specific Board action regarding director, committee and Board performance		The Governance Committee monitors the Board’s performance and progress on any suggestions that have been made

The Board and committee chairs take into consideration the overall results and suggestions to improve the functioning of the Board and committees. In 2017, the Board engaged an independent advisor to facilitate the Board evaluation process. The process included the completion of an online questionnaire, followed by one-on-one interviews, in person where possible, between the directors and the evaluator. The evaluator then met with the Chair of the Governance Committee and Chairman of the Board to discuss the responses and prepared a formal report to the Board. The Governance Committee accepted the report and reviewed it in an in camera session.

Board succession

The Board has gone through significant refreshment over the last several years, initially to support the turnaround of the company and more recently to support our growth strategy. The current Board represents a mix of railroading, finance, energy, financial services, corporate leadership and other Board experience.

Term limits and retirement

The Board does not have term limits and eliminated the mandatory retirement age for directors in November 2013.

Currently, the average age of our directors is 59 and average tenure is three years with most of the directors having served on our Board from two to five years.

The Board balances the need for experienced directors who are familiar with our business, with the need for Board renewal, fresh perspectives and a healthy scepticism for assessing management and its recommendations. It uses a comprehensive assessment process for evaluating the performance, skills and contribution of each director annually, and does an ongoing assessment of the outside activities of each director to ensure that each continues to meet the standards and requirements of the Board. The Board believes that this is the preferable route to Board refreshment.

Majority voting policy

Our majority voting policy requires a nominee who receives more withheld than for votes in an uncontested election to immediately to offer their resignation to the Board.

The Board will review the matter and announce their decision within 90 days of the certification of the shareholder vote. The Board would accept the resignation unless there were extraordinary circumstances.

You can find a copy of the policy on our website (www.cpr.ca).

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Electing the Board chair

Mr. Reardon joined the Board in May 2013 and has served as Chairman of the Board since July 2015. The Board chair is appointed on an annual basis after the election of directors at the annual shareholders meeting. A recommendation to the independent members of the Board is made by the Governance Committee, taking into account factors such as the current needs of CP, the tenure of the current Board chair, the results of the past year’s director assessments and consultations with the independent directors. The past Board chair recuses herself or himself from discussions relating to the appointment and the appointment is overseen by the chair of the Governance Committee.

Nominating directors

The Governance Committee reviews the composition of the Board every year to make sure it has strong diversity and the best representation of skills and experience to provide strong stewardship. It uses a skills matrix to monitor the Board’s skills and expertise and to identify any gaps.

The Board determines how many new directors should be added to the Board and establishes the search criteria, which takes several factors into consideration:

•	the necessary competencies and skills the Board should possess
•	the competencies, skills and personal and other diverse qualities of existing directors
•	the competencies, skills and personal and other diverse qualities we seek in new directors in light of opportunities and risks we face
•	the size of the Board to facilitate effective decision-making.

The Governance Committee identifies potential nominees based on the above criteria, and proposes director candidates to be nominated for election or appointed to the Board. The Governance Committee may use an external search firm or consultant to supplement the process and also considers any recommendations from shareholders.

See page 86 for the skills matrix of the current Board.

Evergreen process

The Governance Committee maintains a list of industries, regions and companies with the most potential for identifying possible director candidates who have the required skills and experience to meet our needs.

Advance notice of director nominations

At our annual meeting of shareholders on May 14, 2015, shareholders approved and adopted By-Law No. 2 (Advance Notice By-Law), which sets out the framework for advance notice of nominations of directors by shareholders.

If a shareholder plans to nominate someone for election, other than under a shareholder proposal, nominations must comply with the procedures set out in the Advance Notice By-Law, which includes sending us a notice in writing by April 10, 2018 with the information required about each proposed nominee. A copy of the Advance Notice By-Law was filed on SEDAR and EDGAR on Form 6-K on March 13, 2015.

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SERVING AS A DIRECTOR

We expect our directors to act ethically and responsibly, and always in the best interests of CP.

Integrity

CP has a culture of ethical business conduct, high business standards, integrity and respect – and that starts with the Board.

Code of business ethics

Our code of business ethics sets out our expectations for conduct. It covers confidentiality, protecting our assets, avoiding conflicts of interest, fair dealing with third parties, compliance with the laws, rules and regulations, as well as reporting any illegal or unethical behaviour, among other things. The code applies to everyone at CP and our subsidiaries: directors, officers, employees (unionized and non-unionized) and contractors who do work for us.

Directors, officers and non-union employees must sign an acknowledgement every year that they have read, understood and agree to comply with the code. Directors must also confirm annually that they have complied with the code. The code is part of the terms and conditions of employment for non-union employees, and contractors must agree to follow principles of standards of business conduct consistent with those set out in our code as part of the terms of engagement.

Monitoring compliance and updating the code

The Governance Committee is responsible for monitoring compliance with the code, reviewing it periodically and recommending changes as appropriate, and promptly disclosing any aspects of the code that have been waived.

The audit committee provides support as needed.

We also have a supplemental code of ethics for the CEO and senior financial officers (the CFO and the Controller) which sets out our longstanding principles of conduct for these senior roles.

A copy of the code (and any amendments) is posted on our website (www.cpr.ca). Only the Board or Governance Committee (audit committee in the case of the CEO and senior financial officers) can waive an aspect of the code. Any waivers are posted on our website. None were granted in 2017.

Insider trading and disclosure policies

Our disclosure and insider trading/reporting policy reflects our commitment to providing timely, factual and accurate communications to the investing public and includes guidelines on how we interact with analysts and the public to avoid selective disclosure.

We have a disclosure policy committee, which is made up of our Chief Financial Officer, Chief Legal Officer and Chief Risk Officer. The disclosure policy committee reports to the Board.

The committee is responsible for overseeing and monitoring disclosure matters generally and implementing additional policies as appropriate. It also reviews all major disclosure documents, which are approved by one or more committees before they are submitted to the Board for its review and approval.

The committee, under the direction of the CEO and CFO, also oversees our disclosure controls and procedures and provides quarterly reports to the audit committee.

A copy of our insider trading/reporting policy is posted on our website (www.cpr.ca).

Related party transactions

Directors, officers and employees are required to report any related party transactions to comply with the code.

In 2017, there were no transactions between CP and a related person as described in Item 404 of Regulation S-K, which defines a related person as:

•	a director, nominated director or executive officer of CP
•	an immediate family member of a director, nominated director or executive officer, or
•	someone who beneficially owns more than 5% of our shares or a member of their immediate family.

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Any director who has a material interest in a transaction or agreement involving CP must disclose the interest to the CEO and the Chairman of the Board immediately, and does not participate in any discussions or votes on the matter.

The Board reviews related party transactions when it does its annual review of director independence. Our accounting and legal departments review any related party transactions reported by officers and employees.

Share ownership

We require our directors to hold equity in CP so they have a stake in our future success and their interests are aligned with those of our shareholders. They must hold five times their annual retainer ($1,175,000 at December 31, 2017) in common shares or director deferred share units (DDSUs) within five years of joining the Board. The Chairman of the Board is required to hold five times his or her annual retainer ($2,477,638 at December 31, 2017) in shares or DDSUs within five years of his or her appointment as Board Chair.

Any shares a director owns directly or indirectly outside of their director compensation also counts towards their ownership requirement.

The table below sets out each director’s share ownership for the last two years and the total value of their holdings at the end of 2017.

(as of December 31) Director	Year	Shares (#)	DDSUs (#)	Total shares and DDSUs (#)	Total value of shares and DDSUs ($)	Current holdings (as a multiple of the ownership requirement (x)	Minimum requirement ($)	Amount needed to meet the ownership requirement ($)	Meets ownership requirement
John Baird	2017	0	3,239	3,239	756,270	0.64	1,175,000	418,730	No – to be met by May 2020
	2016	0	2,117	2,117	405,584	0.35
	Change	0	1,122	1,122	350,686	0.29
Isabelle Courville	2017	900	6,292	7,192	1,651,715	1.41	1,175,000	-	Yes
	2016	900	5,659	6,559	1,256,535	1.07
	Change	0	633	633	395,180	0.34
Jill Denham	2017	0	1,509	1,509	346,557	0.29	1,175,000	828,443	No – to be met by Sept 2021
	2016	0	386	386	74,756	0.06
	Change	0	1,123	1,123	271,801	0.23
Rebecca MacDonald	2017	0	9,187	9,187	2,109,886	1.80	1,175,000	-	Yes
	2016	0	7,920	7,920	1,517,229	1.29
	Change	0	1,267	1,267	592,657	0.51
Matthew Paull	2017	1,000	3,350	4,350	997,335	0.68	1,474,038	476,703	No – to be met by Jan 2021
	2016	1,000	1,809	2,809	538,533	0.46
	Change	0	1,541	1,541	458,802	0.22
Jane Peverett	2017	0	1,275	1,275	292,817	0.25	1,175,000	882,183	No – to be met by Dec 2021
	2016	0	63	63	12,133	0.01
	Change	0	1,212	1,212	280,684	0.24
Andrew Reardon	2017	4,031	10,463	14,494	3,323,074	1.34	2,477,638	-	Yes
	2016	4,031	8,024	12,055	2,309,256	1.17
	Change	0	2,439	2,439	1,013,818	0.17
Gordon Trafton	2017	0	1,451	1,451	211,387	0.14	1,474,038	1,262,651	No – to be met by Jan 2022
	2016	n/a	n/a	n/a	n/a	n/a
	Change

We use the acquisition value or our closing share price (whichever is higher) to value their shareholdings:

•	for 2016, we used the closing price of our shares on December 30, 2016 on the TSX ($191.56) and the NYSE (US$142.77), which was converted to Canadian dollars using the year-end exchange rate of $1.3427
•	for 2017, we used the closing price of our shares on December 29, 2017 on the TSX ($229.66) and the NYSE (US$182.76), which was converted to Canadian dollars using the year-end exchange rate of $1.2545.

2018 MANAGEMENT PROXY CIRCULAR  85

See page 52 for details about Mr. Creel’s ownership level as at the end of 2017.

Attendance

Each director is expected to attend every Board meeting, each of their committee meetings and the annual meeting of shareholders. You can find the 2017 attendance record for each nominated director on page 19.

The other directors are invited to attend meetings of the other committees. Committee meetings are scheduled sequentially to allow attendance.

Skills and development

Skills matrix

The Governance Committee maintains a skills matrix to monitor the Board’s skills and expertise and to identify any gaps. The committee updates the skills matrix annually and also uses it for recruiting potential director candidates.

Skills and qualifications	John Baird	Isabelle Courville	Keith Creel	Jill Denham	Rebecca MacDonald	Matthew Paull	Jane Peverett	Andrew Reardon	Gordon Trafton
Accounting/Financial literacy and expertise – based on the definitions of financial literacy/expert for members of the audit committee under securities laws		✓		✓	✓	✓	✓	✓
Environment, health and safety – experience in oversight of environmental, health and safety matters, corporate responsibility or sustainable development	✓	✓	✓				✓	✓	✓
Executive compensation/Human resources – experience in oversight of compensation design and decision-making; experience with talent management, leadership development, succession planning and executive recruitment		✓	✓	✓	✓		✓	✓	✓
Transportation industry knowledge – experience in, or knowledge of, transportation industry including strategic context and business issues facing the transportation industry	✓	✓	✓					✓	✓
Investment management – experience in overseeing complex financial transactions, real estate, and investment management				✓	✓	✓		✓
Governance – experience in, or understanding of, governance practices in a public company; experience leading a culture of accountability and transparency	✓	✓	✓	✓	✓	✓	✓	✓	✓
Government/Regulatory affairs and legal – experience in government affairs, public policy, government relations, or law and compliance in complex regulatory regimes	✓	✓	✓				✓	✓	✓
Risk management – experience in, or understanding of, risk assessments and systems and mitigation measures to oversee the management of risk	✓	✓	✓	✓	✓	✓	✓	✓	✓
Sales and marketing – experience as a senior executive in a product, service or distribution company or experience in supply chain management		✓	✓	✓	✓			✓	✓
Senior executive leadership – broad business experience as a senior executive or director of a public company or other major organization	✓	✓	✓	✓	✓	✓	✓	✓	✓
Strategic oversight – experience driving strategic direction and leading growth	✓	✓	✓	✓	✓	✓	✓	✓	✓

Director development

The Board believes in the importance of orientation for new directors and continuing education for all directors to provide a strong foundation for informed decision-making. One of its priorities is making sure that all directors understand the business of CP and the railway industry.

86  CANADIAN PACIFIC

PROXY CIRCULAR 2.4 CORPORATE GOVERNANCE

Orientation

We provide orientation for director candidates and those who are newly elected or appointed to the Board.

Director candidates receive background on the role of the Board and committees, the rail industry and our business and operations. We also provide copies of the Board and committee schedules and work plans to give a broad understanding of the scope of responsibilities and commitments as a CP director.

New directors attend a formal orientation session at one of our operations facilities for a detailed program on the fundamentals of railroad operations. They also have an opportunity to interact with management, particularly in areas that relate specifically to the committees the new director is a member of.

Continuing education

Our continuing education program consists of site visits, education sessions, a handbook, standard procedures and Board dinner sessions to keep directors up to date with the necessary information to carry out their duties.

Site visits – directors have the opportunity to tour CP facilities and customer facilities from time to time to increase their understanding of our operations. In 2017 the Board strategy session was held, in part, aboard passenger trains touring from Calgary to Lake Louise, Alberta and from Golden, B.C. through the historic spiral tunnels, a key strategic operations region. The Board also toured the CP Ogden Yard, including the operations centre and also visited our training centre in Calgary.

Education sessions – directors participate in education sessions on CP and the railway industry with management and external advisors, who make presentations on topical issues in preparation for key business decisions and during strategic planning meetings and in response to director requests. The table below lists the education sessions that we provided to our directors in 2017.

Topic	Presented by	Presented to
CP Real Estate update	CP Real Estate	All directors
Compensation, say-on-pay and investor relations landscape in Canada and the U.S.	CP Investor Relations and HR Kingsdale	All directors
Western Region operations overview	CP Operations	All directors
Railway engineering background	CP Engineering	All directors
Class 1 rail industry dynamics	CP Finance and Strategic Planning	All directors
Information services and cybersecurity at CP	CP Information Services	All directors
Review of key capital policies and estimates	CP Finance	Audit committee

The Board also receives regular reports and presentations from the senior executives about the regulatory and business environment. They are given a copy of CP’s Investor Fact Book, quarterly analyst reports, a daily media scan which covers important news and developments about CP and the railroad industry in general and subscriptions to all key rail industry publications. We also encourage directors to attend external events that are relevant to their role on the Board and pay the cost of attending these sessions.

Directors’ handbook – directors receive a handbook prepared by the Corporate Secretary’s office. The handbook is updated regularly and includes copies of the Board and committee terms of reference, our charter documents, an organizational chart outlining our structure and subsidiaries, a current list of directors and officers, information about directors’ and officers’ liability insurance, our corporate governance principles and guidelines, code of business ethics, code of ethics for CEO and senior financial officers, and position descriptions for the Chairman of the Board, committee chairs and the CEO, among other things.

Standard procedures – we provide the Board with an intranet site that gives timely and efficient access to:

•	ongoing communication of company and industry developments
•	detailed Board and committee meeting schedules and agendas
•	comprehensive Board and committee information (provided approximately one week in advance of Board meetings)
•	committee reports and minutes from previous meetings
•	periodic updates from the CEO to directors between scheduled meetings

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Board dinner sessions – the Board has a dinner meeting before every regularly scheduled Board meeting with the President and Chief Executive Officer and other senior executives. Usually held the evening of the committee meetings, the Board dinners function as an important opportunity for the Board to meet with senior management in a less formal atmosphere, learn more about the company’s business and strategic direction, and strengthen the collegial working relationship between management and the Board. Employees with high potential are invited to the Board dinners so the Board has an opportunity to meet them for succession planning purposes.

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2.5 VOTING INFORMATION

Who can vote

This section provides important information about how to vote your CP shares.

If you held shares of CP as at the close of business on March 15, 2018 (record date), you are entitled to receive notice of and vote your shares at our annual meeting on May 10, 2018, or at a reconvened meeting if the meeting is postponed or adjourned Each share carries one vote on each item to be voted on at the meeting. As of the record date, we had 143,956,258 shares issued and outstanding.

How to vote

You can vote by proxy or attend the meeting and vote in person.

The voting process is different for registered or non-registered (beneficial) shareholders:

•	you’re a registered shareholder if your name appears on your share certificate or a DRS statement registered in your name
•	you’re a non-registered (beneficial) shareholder if your shares are registered in the name of your nominee (trustee, financial institution or securities broker).

Canadian nominees (and their agents or nominees) can only vote your shares if they have received your voting instructions. U.S. brokers and their agents or nominees, however, can vote your shares to appoint the auditor but are prohibited from voting your shares to elect directors or participate in the advisory vote on executive pay without your voting instructions.

Voting by proxy

Voting by proxy means you appoint someone to be your proxyholder to attend the meeting and vote your shares for you. Your proxyholder must vote your shares according to your instructions.

You can appoint a CP representative to be your proxyholder, or you can appoint someone else. This person does not need to be a shareholder. Simply print the name of the person you would like to appoint in the space provided on the proxy form. Make sure they understand that you have appointed them and that they must attend the meeting and vote your shares for you in order for your vote to be counted.

If you appoint a CP representative to act as your proxyholder and you do not provide specific voting instructions, they will vote:

•	FOR the appointment of Deloitte LLP as our auditor
•	FOR the advisory resolution to approve CP’s compensation of the named executive officers
•	FOR each nominated director.

2018 MANAGEMENT PROXY CIRCULAR  89

The table below provides details about the voting process for registered and beneficial shareholders

	Registered shareholders	Non-registered (beneficial) shareholders
	Your package includes a proxy form	Your package includes a voting instruction form or a proxy form restricted to the number of shares you own and executed by your nominee
Vote your shares by proxy

You can vote by phone or on the internet, 24 hours a day, seven days a week.

Or complete the enclosed proxy form, sign and date it and mail it in the envelope provided.

You or your authorized attorney must sign the proxy for it to be valid. If the shares are held by a corporation, the form must be signed by an authorized officer or representative.

Note:

• If you appoint someone other than the CP representatives to be your proxyholder, you can only vote by mail or on the internet.

• If your shares are held in the name of a corporation, your vote may be accepted by mail only.

Your form explains the methods for voting. Carefully follow the instructions provided by your nominee because each nominee has its own procedures. Make sure you allow enough time for your nominee to receive the voting instructions if you’re mailing the form.

You may also be contacted by Kingsdale if we decide to use the Broadridge QuickVote™ service, which allows non-registered shareholders to give their voting instructions to Kingsdale over the phone. Kingsdale enters the information and Broadridge tabulates the results of all voting instructions and provides them to Computershare in advance of the meeting.

If you participate in our employee share purchase plan (ESPP), your shares are held in a custodial account until withdrawn according to the terms of the plan. You either received a voting information form or details about how you can access the materials electronically. Make sure you submit your voting instructions by the deadline so Computershare can vote your shares for you.

Vote in person at the meeting	Check in with a Computershare representative when you arrive at the meeting. Do not send in a completed proxy form because your vote will be taken and counted at the meeting.

Print your name in the space provided on the proxy or voting instruction form to appoint yourself as proxyholder, and follow the instructions provided by your nominee.

Check in with a Computershare representative when you arrive at the meeting.

If another matter is properly brought before the meeting, your proxyholder has discretionary authority to vote on the item as they see fit. As of the date of this circular, management is not aware of an amendment, variation or other matter that may be brought before the meeting.

Voting Deadline

To be effective, your proxy must be received not less than 48 hours prior to the time fixed for holding the Meeting (or any adjournment thereof). The time limit for the deposit of proxies may be waived or extended by the Chair of the Meeting at his or her discretion without notice.

The Corporation reminds shareholders that only the most recently dated voting instructions will be counted and any prior dated instructions will be disregarded.

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PROXY CIRCULAR 2.5 VOTING INFORMATION

Tabulating the votes

As our registrar, Computershare will count and tabulate the proxies for us. They will keep the individual shareholder votes confidential, except if there are proxies that have comments that are clearly intended for management or to meet legal requirements.

Changing your vote

You can revoke your proxy by submitting a new completed proxy form or voting information form not less than 48 hours prior to the time fixed for holding the Meeting.

Beneficial holders cannot change their vote less 48 hours prior to the time fixed for holding the Meeting but may revoke their vote by having your nominee send a notice in writing to Computershare, 100 University Ave., 8th Floor, Toronto, Ontario M5J 2Y1 prior to the meeting.

Registered holders can also revoke your previous instructions by sending a notice in writing from you or your authorized attorney (or a duly authorized officer or attorney if the shareholder is a corporation) to the Office of the Corporate Secretary, Canadian Pacific, 7550 Ogden Dale Road S.E., Calgary, Alberta T2C 4X9. You can also give the notice to the Chairman of the meeting on the day of the meeting, or the new meeting date if the meeting is postponed or adjourned, or in any other manner permitted by law. Only the most recently dated voting instructions will be counted – those received with a previous date will be disregarded.

If you’re a beneficial shareholder and you’re submitting a new voting instruction form, make sure you allow enough time for the new form to be delivered to your nominee and for them to act on your instructions. If you have any questions, please contact your nominee directly.

Registrar and transfer agent

You can contact Computershare, our registrar and transfer agent, by telephone, on the internet or by mail:

Call	1.877.4.CP-RAIL / 1.877.427.7245 (within Canada and the United States) from 8:30 a.m. to 8 p.m. Eastern, or 1.514.982.7555 (international direct dial)
Go to www.investorcentre.com/cp
Send your letter to Computershare, 100 University Ave., 8th Floor, Toronto, Ontario M5J 2Y1

Questions?

Contact Kingsdale Advisors, our strategic shareholder advisor and proxy solicitation agent:

Call	1.866.879.7649 (call toll free in North America) 416.867.2272 (collect calls outside North America and for banks, brokers)
Email	contactus@kingsdaleadvisors.com

Or you can write to them at:

Kingsdale Advisors

The Exchange Tower

130 King Street West, Suite 2950

P.O. Box 361

Toronto, Ontario M5X 1E2

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2.6 OTHER INFORMATION

Loans to directors and officers

As at the date of this proxy statement, there were no loans outstanding to any directors or executive officers or any of their associates. This includes guarantees, support agreements, letters of credit or other similar arrangements or understanding provided by CP or any of our subsidiaries.

Directors’ and officers’ insurance

We have liability insurance to protect directors and officers (and employees in certain circumstances) of CP and our subsidiaries, to protect them from any losses they may incur as a result of wrongful acts actually or allegedly committed or attempted in the course of their acting for us.

Our coverage has a liability limit of US$300,000,000 (includes excess side A liability of US$100,000,000) and a deductible of US$5,000,000 (per loss).

About non-GAAP measures

CP presents non-GAAP measures to provide a basis for evaluating underlying earnings trends in the Company’s business that can be compared with the results of operations in prior periods. In addition, these non-GAAP measures facilitate a multi-period assessment of long-term profitability, allowing management and other external users of the Company’s consolidated financial information to compare profitability on a long-term basis, including assessing future profitability, with that of the Company’s peers.

These non-GAAP measures have no standardized meaning and are not defined by GAAP and, therefore may not be comparable to similar measures presented by other companies. The presentation of these non-GAAP measures is not intended to be considered in isolation from, as a substitute for, or as superior to the financial information presented in accordance with GAAP.

CP uses Adjusted operating income and Adjusted operating ratio to evaluate the Company’s operating performance and for planning and forecasting future business operations and future profitability. Adjusted operating income is calculated as Operating income reported on a GAAP basis less significant items. Adjusted operating ratio also excludes those significant items that are reported within Operating income. ROIC is calculated as Operating income less Other income and charges, tax effected at the Company’s annualized effective tax rate, on a rolling 12 month basis, divided by the sum of total Shareholders’ equity, Long-term debt, Long-term debt maturing within one year and Short-term borrowing, as presented in the Company’s Consolidated Financial Statements, averaged between the beginning and ending balance over a rolling 12 month period. Adjusted ROIC excludes significant items reported in Operating income and Other income and charges in the Company’s Consolidated Financial Statements, as these significant items are not considered indicative of future financial trends either by nature or amount. ROIC and Adjusted ROIC are all-encompassing performance measures that measure how productively the Company uses its long-term capital investments, representing critical indicators of good operating and investment decisions made by management and are important performance criteria in determining certain elements of the CP’s long-term incentive plan.

For more information about financial measures that are not defined by GAAP, including reconciliations to the closest comparable GAAP measure, see Non-GAAP Measures in our MD&A for the year ended December 31, 2017. You can find our MD&A in our 2017 annual report on our website (www.cpr.ca), on SEDAR (www.sedar.com) and on EDGAR (www.sec.gov).

92  CANADIAN PACIFIC

2.7 APPENDIX

BOARD OF DIRECTORS MANDATE

CANADIAN PACIFIC RAILWAY LIMITED AND CANADIAN PACIFIC RAILWAY COMPANY

The term “Corporation” herein shall refer to each of Canadian Pacific Railway Limited (“CPRL”) and Canadian Pacific Railway Company (“CPRC”), and the terms “Board,” “Directors”, “Board of Directors” and “Committee” shall refer to the Board, Directors, Board of Directors, or Committee of CPRL or CPRC, as applicable.

Management is responsible for the management of the Corporation. The Board is responsible for the stewardship of the Corporation and for monitoring the actions of, and providing overall guidance and direction to, management.

In fulfilling its mandate, the Board shall, among other things:

1.	Committees and Committee Terms of Reference

(a)	establish an Audit Committee, a Finance Committee, a Management Resources and Compensation Committee (the “MRCC”), and a Corporate Governance and Nominating Committee (“CGNC”), each comprised entirely of independent Directors, and may establish such other committees as it deems necessary or desirable, to assist it in the fulfillment of its duties and responsibilities, with such terms of reference as the Board may determine, and may delegate from time to time to such committees or other persons any of the Board’s responsibilities that lawfully may be delegated. The Board shall determine whether Directors satisfy the requirements for membership on each such committee;

(b)	consider recommendations of the CGNC from time to time regarding the composition and terms of reference of the committees of the Board;

2.	Corporate Governance

(c)	consider recommendations of the CGNC regarding the Corporation’s approach to governance issues and the adoption of corporate governance principles and guidelines for the Corporation, as well as the disclosure thereof in the Corporation’s annual report or management proxy circular;

(d)	consider recommendations of the CGNC regarding the adoption of:
•	a code of business ethics applicable to Directors, officers and employees of the Corporation prescribing standards that are reasonably designed to promote integrity and honest and ethical conduct and deter wrongdoing, and
•	a code of ethics applicable to the chief executive officer and senior financial officers of the Corporation prescribing standards that are reasonably designed, in addition to deterring wrongdoing and promoting integrity and honest and ethical conduct, to promote full, fair, accurate, timely and understandable disclosure in accordance with applicable legal requirements, compliance with applicable governmental laws, rules and regulations, the prompt internal reporting of violations of the latter code, and accountability for adherence to such code, and monitor any waivers granted by the CGNC from the aforementioned codes;

(e)	develop and annually review a disclosure and insider trading and reporting policy for the Corporation that, inter alia: addresses how the Corporation shall interact with analysts and the public; and contains measures for the Corporation to avoid selective disclosure;

(f)	monitor the integrity of the Corporation’s internal control, disclosure controls and procedures and management information systems;

(g)	develop and periodically review policies with respect to decisions and other matters requiring Board approval;

(h)	develop and periodically review policies and procedures for receiving feedback from shareholders with respect to the affairs of the Corporation;

3.	Strategy and Operations

(i)	adopt a strategic planning process and annually approve a strategic plan which takes into account, among other things, the opportunities and risk of the Corporation’s business;

(j)	Oversee management in its execution of operational activities/plans;

2018 MANAGEMENT PROXY CIRCULAR  93

4.	Audit

(k)	authorize the Audit Committee to assist the Board in overseeing:
•	the review of the annual and interim financial statements of the Corporation;
•	the integrity and quality of the Corporation’s financial reporting and systems of internal control and risk management;
•	the Corporation’s compliance with applicable legal and regulatory requirements;
•	the qualifications, independence, engagement, compensation (which compensation must be approved by the Board itself) and performance of the Corporation’s external auditors; and
•	the performance of the Corporation’s internal audit function;

5.	Finance

(l)	authorize the Finance Committee, in consultation, as appropriate and as applicable law and regulations may require, with the Audit Committee, to assist the Board in overseeing:
•	the Corporation’s financial position, financing plans and programs and dividend policy and actions;
•	strategic options and opportunities for the Corporation, including acquisitions and divestitures; and
•	oversight of the pension plans sponsored by the Corporation and its subsidiaries from time to time;

6.	Environmental and Safety Matters

(m)	consider reports and recommendations from management with respect to the Corporation’s environmental and safety policies and procedures and any issues relating to environmental and safety matters and management’s response thereto;

7.	Succession Planning

(n)	develop, upon recommendation of the MRCC, and monitor a succession plan for senior officers of the Corporation, including appointing, training and monitoring senior management;

8.	Oversight and Compensation of Management

(o)	consider recommendations of the MRCC with respect to:
•	the appointment of officers of the Corporation and the compensation of Senior Vice Presidents and above, other than the Chief Executive Officer (whose compensation must be approved by the independent Directors);
•	the compensation philosophy and programs of the Corporation generally;
•	the adoption of any incentive compensation and equity based plans, including stock option, stock purchase or other similar plans, in which officers are or may be eligible to participate;
•	the establishment of performance objectives and the conduct of performance evaluations for certain senior officers; and
•	the amendment of the Corporation’s retirement plans;

(p)	to the extent feasible, satisfy itself as to the integrity of the Chief Executive Officer and other executive officers and that the Chief Executive Officer and other executive officers create a culture of integrity throughout the organization;

(q)	communicate to management and periodically review the Board’s expectations regarding management’s performance and conduct of the affairs of the Corporation;

9.	Risks

(r)	with the assistance of the Board committees, identify the principal risks of the Corporation’s business and ensure the implementation of appropriate risk assessment and risk management policies and processes to manage these risks, and review and provide guidance to management on any outcomes, findings and issues arising in connection with the risk assessment and risk management policies and processes;

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PROXY CIRCULAR 2.7 APPENDIX

10.	Directors Qualifications, Compensation, Education and Orientation

(s)	consider the advice and input of the CGNC regarding:
•	the competencies and skills that the Board, as a whole, should possess;
•	the competencies, skills and personal and other qualities that the existing Directors possess;
•	a process to determine, in light of the opportunities and risks facing the Corporation, what competencies, skills and personal qualities are required for new Directors in order to add value to the Corporation; and
•	a policy respecting the size of the Board, with a view to facilitating effective decision- making; and propose nominees for election as Directors;

(t)	consider recommendations of the CGNC with respect to the level and forms of compensation for Directors, which compensation shall reflect the responsibilities and risks involved in being a Director;

(u)	develop a program for the orientation and education of new Directors, and to ensure that prospective candidates for Board membership understand the role of the Board and its committees and the contributions that individual Directors are expected to make, and develop a program of continuing education for all Directors, so that they may maintain or enhance their skills and abilities as directors and ensure that their knowledge and understanding of the Corporation’s business remains current;

11.	Position Descriptions

(v)	develop clear position descriptions for the Chairman of the Board and the Chairs of each of the Board committees and, together with the Chief Executive Officer, develop a clear position description for the Chief Executive Officer which delineates management’s responsibilities; and

12.	Assessment of Board and Committee Effectiveness

(w)	consider recommendations of the CGNC for the development and monitoring of processes for assessing the effectiveness of the Board, the committees of the Board and the contribution of individual Directors, which assessments shall be made annually.

2018 MANAGEMENT PROXY CIRCULAR  95

You can contact our strategic shareholder advisor and proxy solicitation agent if you have questions:

The Exchange Tower

130 King Street West

Suite 2950, P.O. Box 361

Toronto, Ontario M5X 1E2

www.kingsdaleadvisors.com

North American phone: 1.866.879.7649 (toll-free)

Outside North American phone: 416.867.2272 (call collect)

Email: contactus@kingsdaleadvisors.com

Facsimile: 416.867.2271

Facsimile: 1.866.545.5580 (toll-free)

Canadian Pacific
7550 Ogden Dale Road SE
Calgary Alberta
Canada T2C 4X9

TSX/NYSE: CP
www.cpr.ca

CP

Computershare Investor Services Inc. Transfer Agent for Canadian Pacific Railway Limited 8th Floor, 100 University Avenue Toronto, Ontario M5J 2Y1 www.investorcentre.com\cp
Security Class

Holder Account Number

Form of Proxy - Annual Meeting of Shareholders to be held on May 10, 2018

This Form of Proxy (the “Proxy”) is solicited by and on behalf of Management of Canadian Pacific Railway Limited.

Notes to proxy
1.

This proxy is solicited by Management of Canadian Pacific Railway Limited (“Canadian Pacific” or the “Corporation”). Shareholders are directed to Canadian Pacific’s Management Proxy Circular dated March 15, 2018, as may be amended (the “Proxy Circular”) and the Notice of Annual Meeting of Shareholders dated March 15, 2018 (the “Notice”) for more detailed information.

2.

You have the right to appoint a proxyholder, who need not be a shareholder, to attend and act on your behalf at the Meeting. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).

3.

This Proxy must be signed by you, the registered holder, or by your attorney duly authorized by you in writing or, in the case of a corporation, by a duly authorized officer or representative of the corporation; and if executed by an attorney, officer, or other duly appointed representative, the original or a notarial copy of the instrument so empowering such person, or such other documentation in support of such empowerment as shall be acceptable to the Chairman of the Meeting, must accompany this Proxy. If the Common Shares are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this Proxy.

4.	This Proxy should be signed in the exact manner as the name appears on the Proxy.

5.	If this Proxy is not dated, it will be deemed to bear the date on which it is received by or on behalf of the Corporation.

6.

The Common Shares represented by this Proxy will be voted or withheld from voting in accordance with the instructions of the shareholder on any ballot that may be called for and, if the shareholder has specified a choice with respect to any matter to be acted upon, the Common Shares will be voted accordingly. This Proxy confers discretionary authority on the proxyholder to vote as such proxyholder sees fit in respect of each matter set forth herein if no choice is specified and in respect of any amendments or variations to matters identified in the Notice and in respect of other matters that may properly come before the Meeting. If you do not specify a choice with respect to any matter, the proxyholder designated in this Proxy will vote FOR each of items 1 and 2 and FOR the election of each of the Director Nominees in item 3.

Proxies submitted must be received no less than 48 hours prior to the time fixed for the Meeting (or any adjournment thereof) in order to be used at the Meeting.

VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

•	Call the number listed BELOW from a touch tone telephone.	•	Go to the following web site: www.investorvote.com	•	Complete, sign and date the reverse hereof.

	1-866-732-VOTE (8683) Toll Free	•	Smartphone? Scan the QR code to vote now.	•	Return this Proxy in the envelope provided.

Instead of mailing this Proxy, you may choose one of the two other voting methods outlined above to vote this proxy.

If you choose to vote by telephone or the Internet, DO NOT mail back this proxy.

Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual.
Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the management nominees named on the reverse of this proxy.

To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER listed below.

CONTROL NUMBER

+			+
This Proxy is solicited by and on behalf of Management of Canadian Pacific and will be used at the Annual Meeting of Shareholders to be held on Thursday, May 10, 2018 at 9:00 a.m. (Mountain Daylight time) and any adjournment or postponement thereof (the “Meeting”).

Appointment of Proxyholder
I/We, being holder(s) of Common Shares of Canadian Pacific Railway Limited hereby appoint: Keith E. Creel, or failing him, Jeffrey J. Ellis	OR	Print the name of the person or company you are appointing if it is a person or company other than the Management appointees listed herein.

as the proxyholder of the undersigned, to attend and act on behalf of the undersigned at the Meeting, with the power of substitution and with all the powers that the undersigned could exercise with respect to the said Common Shares if personally present and with authority to vote at the said proxyholder’s discretion except as otherwise specified herein and to vote and act in said proxyholder’s discretion with respect to amendments or variations to matters referred to in the Notice and with respect to other matters that may properly come before the Meeting. In the absence of any instructions in respect of any matter, the proxyholder designated in this Proxy is hereby instructed to vote FOR each of items 1 and 2 and FOR the election of each of the Director Nominees in item 3. Reference should be made to the Notice and the Proxy Circular.

VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES.

							For	Withhold

1. Appointment of Auditor as named in the Proxy Circular							☐	☐

							For	Against

2. Advisory vote to approve Compensation of the Corporation’s named Executive Officers as described in the Proxy Circular							☐	☐

3. Election of Directors: You may vote “For” up to nine (9) nominees for election as director in total.

DIRECTOR NOMINEES	For	Withhold		For	Withhold		For	Withhold

01. The Hon. John Baird	☐	☐	02. Isabelle Courville	☐	☐	03. Keith E. Creel	☐	☐

04. Gillian H. Denham	☐	☐	05. Rebecca MacDonald	☐	☐	06. Matthew H. Paull	☐	☐

07. Jane L. Peverett	☐	☐	08. Andrew F. Reardon	☐	☐	09. Gordon T. Trafton II	☐	☐

The undersigned confirms that it is the express wish of the undersigned that the documents relating hereto, including the Proxy Circular and this form of proxy, have been and shall be drawn up in English only. Le (la) soussigné(e) confirme sa volonté expresse que les documents se rapportant aux présentes, y compris la circulaire ainsi que le présent formulaire de procuration, soient rédigés en anglais seulement.

Authorized Signature(s) - This section must be completed for your instructions to be executed.	Signature(s)	Date
I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this Proxy will be voted as recommended by Management.		MM / DD / YY

Interim Financial Statements Mark this box if you would like to receive interim financial statements and accompanying Management's Discussion and Analysis by mail.	☐	Annual Report
Mark this box if you would NOT like to receive the Annual Report and accompanying Management’s Discussion and Analysis by mail. By marking the box, you agree that this instruction shall continue in force from year to year (unless revoked). You may revoke or change this instruction at any time by notifying our transfer agent at 1-877- 4CP-RAIL or by mail at 100 University Avenue, 8th Floor, Toronto. Ontario M5J 2Y1.	☐

If you are not mailing back your proxy, you may register online to receive the above financial report(s) by mail at www.computershare.com/mailinglist.

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